Exhibit 10.14

JAMESTOWN PREMIER 245 FIRST, LLC
c/o Jamestown
675 Ponce de Leon Avenue, 7th Floor
Atlanta, GA 30308

July 29, 2016

Horizon Discovery Inc.
245 First Street
Cambridge, MA 02142
Attn: Jeb Ledell

Compass Therapeutics LLC
245 First Street
Cambridge, MA 02142
Attn: Errik B. Anderson

Foley Hoag LLP
155 Seaport Boulevard
Boston, MA 02210
Attn: Robert L. Birnbaum Esq.

RE:	CONSENT TO SUBLEASE

“Building”:	As defined in the Lease

“Premises”:	As defined in the Lease

“Landlord”:	Jamestown Premier 245 First, LLC,
a Delaware limited liability company

“Tenant”:	Horizon Discovery Inc.,
a Delaware corporation

“Subtenant”:	Compass Therapeutics LLC,
a Delaware limited liability company

“Lease”:	Lease dated November 9, 2015

“Sublease”:	Sublease annexed hereto as Exhibit A and incorporated herein by this reference, as same may hereafter be amended, modified, extended or restated from time to time, as may be permitted hereunder

Ladies and Gentlemen:

You have requested our consent to the Sublease. Such consent is hereby granted on the terms and conditions, and in reliance upon the representations and warranties, set forth in this letter agreement (this “Agreement”).

1.	Tenant represents and warrants that, as of the date of this Agreement, (a) the Lease is in full force and effect; (b) the Lease has not been assigned, encumbered, amended, modified, extended or supplemented; (c) Tenant knows of no defense or counterclaim to the enforcement of the obligations of the Tenant under the Lease; (d) Tenant is not entitled to any reduction, offset or abatement of the rent payable under the Lease; (e) a true and complete copy of the Sublease is attached hereto as Exhibit A, and the Sublease constitutes the entire agreement between Tenant and Subtenant with respect to the subject matter thereof; and (f) Tenant is not in default of any of its obligations or covenants, and has not breached any of its representations or warranties under the Lease beyond any applicable notice and cure periods.

2.	The Sublease shall be subject and subordinate to the Lease and all of its provisions. Neither Tenant nor Subtenant shall take, permit or suffer any action which would violate the provisions of the Lease or this Agreement.

3.	Landlord’s obligations to Tenant are governed only by the Lease and this Agreement. Landlord shall not be bound or estopped by any provision of the Sublease, including any provision purporting to impose any obligations upon Landlord. Without limiting the foregoing, and notwithstanding anything to the contrary contained in Section 22 of the Sublease, in no event shall Landlord be deemed to have waived any claim which Landlord has against Subtenant on account of lost profit, damage to or loss of business, or any form of special, indirect or consequential damages. Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of, any of the particular provisions of the Sublease, or any plan or drawing referred to or contained therein. Tenant expressly acknowledges that Landlord has not approved any provision of the Sublease. Any and all alterations, additions and improvements in or to the Premises shall be subject to the prior written approval of the Landlord in accordance with the terms and provisions of the Lease. Subtenant shall name Landlord as an additional insured party under any liability insurance policy maintained by Subtenant with respect to the Premises, and prior to taking possession of the Premises shall deliver a certificate evidencing said insurance to Landlord. Notwithstanding anything herein to the contrary, Subtenant shall have the benefit of all of Section 3, Section 4, and Section 5 of the Sublease.

4.	If Tenant or Subtenant violates any of the terms of this Agreement, or if any representation by Tenant or Subtenant in this Agreement is untrue in any material respect, or if Subtenant takes any action which would constitute a default under the Lease, then Landlord may declare the Lease to be in default and avail itself of all remedies provided at law or equity or in the Lease with respect to defaults after any applicable notice and cure periods.

5.	If the Lease is terminated prior to the stated expiration date provided in the Lease, the Sublease shall likewise terminate on the date of such termination. In connection with such termination, Subtenant, at its sole expense, shall surrender the Premises to Landlord in the manner provided for in the Lease, including the removal of all its personal property from the Premises and from the Building, and repair all resulting damage to the Premises and the Building. Except as otherwise provided in the Lease, Landlord shall have the right to retain any property and personal effects which remain in the Premises or the Building after the date of termination of the Sublease, without any obligation or liability to Tenant or Subtenant, and to retain any net proceeds realized from the sale thereof, without waiving Landlord’s rights with respect to any default by Tenant under the Lease or Subtenant under the foregoing provisions of this paragraph and the provisions of the Lease and Sublease. If Subtenant shall fail to vacate and surrender the Premises in accordance with the provisions of this paragraph, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, and any such holding over shall be deemed a default under the Lease. In addition, Subtenant agrees that it will not seek, and it expressly waives any right to seek, any stay of the prosecution of, or the execution of any judgment awarded in, any action by Landlord to recover possession of the Premises. Subtenant may not vacate the Premises on a Sunday or holiday. If the Sublease terminates on a Sunday or holiday, Subtenant must comply with this paragraph by the end of the preceding Saturday or business day. This paragraph shall survive the expiration or earlier termination of the Lease and/or the Sublease.

6.	Tenant and Subtenant each agrees:

(i)	notwithstanding any provision contained in this Agreement to the contrary, the liability of the Landlord for its obligations (whether under the Lease, this Agreement, or otherwise) shall be limited to the interests of Landlord in the Building. In no event shall any partner, member, manager, shareholder, director, officer, principal, employee, agent, or owner of Landlord, direct or indirect, disclosed or undisclosed, be personally liable for any debts, liabilities or obligations of Landlord, or for any claims against Landlord, arising out of or resulting from the Lease, the Premises, or this Agreement. Any such debts, obligations, liabilities or claims shall be satisfied solely out of the interests of Landlord in the Building. In no event shall any personal judgment be sought or obtained against any partner, member, manager, shareholder, director, officer, principal, employee, agent, or owner of Landlord, direct or indirect, disclosed or undisclosed; and (ii) the obligations of Landlord under this Agreement and the Lease shall not be binding upon Landlord after the sale, conveyance, assignment or transfer by Landlord of its interest in the Real Property, and Tenant and Subtenant shall look solely to the transferee for the satisfaction of such obligations. Any such transferee shall be deemed to have assumed all of Landlord’s obligations under this Agreement.

7.	Tenant and Subtenant each represents and warrants that no rent or other consideration is being paid or is payable to Tenant by Subtenant for the right to use or occupy the Premises or for the use, sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property in excess of the pro-rata portion of the fixed rent and any additional rent payable pursuant to the Lease except as set forth in the Sublease.

8.	The Lease and this Agreement constitute the entire agreement of the parties with respect to Landlord’s consent to the Sublease. This Agreement may not be amended, modified, altered or changed except in writing signed by the Landlord.

9.	Copies of all notices or other written communications sent pursuant to the Sublease shall be sent to the Landlord concurrently, and all statements, notices and other communications given pursuant to this Agreement must be in writing and must be delivered personally with receipt acknowledged, or sent by a nationally recognized reputable overnight courier (against a receipt of delivery), or by registered mail, return receipt requested, addressed to the parties at their addresses set forth above, or, if to Subtenant, at the Building, or at such other address as any party may designate upon not less than 10 days’ prior notice given in accordance with this paragraph. Any such communication shall be deemed delivered when personally delivered, or on the date received or rejected as indicated by the receipt if sent by overnight courier or by the return receipt if sent by mail.

10.	This Agreement shall be construed and governed by the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of laws.

11.	Landlord’s rights and remedies under this Agreement shall be in addition to every other right or remedy available to it under the Lease, at law, in equity or otherwise, and Landlord shall be able to assert its rights and remedies at the same time as, before, or after its assertion of any other right or remedy to which it is entitled without in any way diminishing such other rights or remedies. Nothing contained herein shall be deemed to diminish or relieve the Tenant of its primary responsibility and liability under the Lease. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity and enforceability of any other provision of this Agreement.

12.	This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except as provided in Paragraph 6 (ii) above and except that it shall not inure to the benefit of any successor or assign of Tenant or Subtenant whose status was acquired in violation of the Lease and/or this Agreement.

13.	Tenant and Subtenant each represents that it is duly authorized to execute and deliver this Agreement, and that it has full power and authority to enter into this Agreement.

14.	Tenant and Subtenant, jointly and severally, indemnify Landlord against, and hold it harmless from, all costs, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of any claims for brokerage commissions, finders’ fees or other compensation in connection with the Sublease or procuring possession of the Premises. Tenant and Subtenant, at their sole expense, may defend any such claim with counsel reasonably acceptable to Landlord and settle any such claim at their expense; however, any stipulation, settlement agreement, consent order, judgment or decree entered into in connection therewith (collectively, “Settlement Agreements”) shall be subject to the prior written approval of the Landlord in all respects, which approval shall not be unreasonably withheld, conditioned or delayed, so long as the Settlement Agreements do not impose any obligations or liability on the part of Landlord. The provisions of this paragraph 14 shall survive the expiration or earlier termination of the Lease and/or the Sublease.

15.	Tenant and Subtenant, jointly and severally, indemnify Landlord against, and hold it harmless from any and all losses, costs, expenses, claims and liabilities including, but not limited to, reasonable counsel fees, arising from the use, occupancy, conduct or management of the Premises by Subtenant, or its agents, employees, contractors, representatives, invitees or visitors, or Subtenant’s business activities therein. If any action or proceeding is brought against Landlord by reason of any such claim, Subtenant and/or Tenant, upon written notice from Landlord, shall, at Tenant’s or Subtenant’s sole cost and expense, as the case may be, resist or defend such action or proceeding using counsel reasonably approved by Landlord; however, the Settlement Agreements entered into in connection therewith shall be subject to the prior written approval of the Landlord in all respects, which approval shall not be unreasonably withheld, conditioned or delayed, so long as the Settlement Agreements do not impose any obligations or liability on the part of Landlord. The provisions of this paragraph 15 shall survive the expiration or earlier termination of the Term of the Sublease and/or the Lease. The indemnity and any right granted to Landlord pursuant to this paragraph shall be in addition to, and not in limitation of, Landlord’s rights under the Lease.

16.	In no event shall the Sublease be modified, amended or supplemented, or shall the Sublease or the rights of Subtenant thereunder be assigned or sub-sublet, without the prior written consent of the Landlord in each instance. If Tenant or Subtenant desires Landlord’s consent to any such action it must specifically and separately request such consent. Tenant shall give Landlord prompt written notice if the Sublease terminates prior to the expiration of its stated Term.

17.	Neither the execution and delivery of this Agreement or the Sublease, nor any acceptance of rent or other consideration from Subtenant by Landlord or Landlord’s agent shall operate to waive, modify, impair, release or in any manner affect Tenant’s liabilities and obligations under the Lease or Subtenant’s liabilities and obligations under the Sublease.

18.	If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Agreement and the Sublease, then the terms, covenants and conditions of this Agreement shall prevail. If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Agreement and the Lease, then the provisions of this Agreement shall prevail.

19.	Each of the parties hereby irrevocably and unconditionally waives its right to a jury trial in any cause of action arising out of, or relating to, this Agreement. All disputes arising, directly or indirectly, out of or relating to this Agreement, and all actions to enforce this Agreement, shall be dealt with and adjudicated in the state courts of the Commonwealth of Massachusetts or the federal courts for the Commonwealth of Massachusetts and for that purpose each party hereby expressly and irrevocably submits itself to the jurisdiction of such courts. To the maximum extent permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, shall be necessary in order to confer jurisdiction upon it in any such court

20.	Tenant agrees to pay, upon demand, Landlord’s reasonable out-of-pocket fees and disbursements incurred in connection with and related to the preparation and execution of this Agreement.

21.	Signage. Reference is hereby made to the following:

(a)	Monument Signage.

(i)	The last sentence of Section 12.2 of the Lease, which states:

“The right to the Monument Sign granted pursuant to this Section 12.2 is personal to Tenant, and may not be exercised by any occupant, subtenant, or other assignee of Tenant, other than an Affiliated Entity”; and

(ii)	Section 23 of the Sublease, which states:

“Subject to the consent of Overlandlord, during the Term, Subtenant shall be allowed to list its name or logo on all listings currently listing the name or logo of Sublandlord (including, without limitation, the Monument Sign), at Subtenant’s sole cost and expense; provided, however, that Sublandlord shall bear the cost of restoring Sublandlord’s name and logo at the end of the Term.”

Notwithstanding the provisions of Section 12.2 of the Lease, Landlord hereby agrees that, upon written request from Tenant, Landlord will, during the Term of the Sublease, replace Tenant’s signage on the Monument Sign with signage identifying Subtenant, subject to the following: (x) such replacement signage shall be subject to Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that Subtenant’s Monument Sign is similar to Tenant’s existing Monument Sign, (y) Landlord shall have the right, upon ten (10) business days’ prior written notice to Tenant and Subtenant and for any reason, to deny Subtenant the right to replace Tenant’s signage on the Monument Sign, in which event, Landlord shall, upon commencement of the term of the Sublease, remove Tenant’s Monument Sign (if Landlord gives such notice prior to the installation of Subtenant’s Monument Sign), or Landlord shall, within ten (10) business days’ of such notice, remove Subtenant’s Monument Sign (if Landlord gives such notice after the installation of Subtenant’s Monument Sign), and (z) Tenant and Subtenant shall be jointly responsible for the cost of any such removal and/or replacement of Tenant’s and/or Subtenant’s Monument Signage and shall, within thirty (30) days of demand, pay such cost to Landlord.

(b)	Other Signage. Subject to the consent of Landlord, during the Term of the Sublease, Landlord shall, at Subtenant’s sole cost and expense, replace Tenant’s currently existing signage in the common areas of the Building, other than the Monument Signage, with similar signage identifying Subtenant; provided, however that Tenant shall bear the cost of restoring Tenant’s name and logo on such signage at the end of the Term of the Sublease.

22.	Reference is made to Sections 2 through 6 of Exhibit 3 to the Lease. Landlord agrees that the provisions of Exhibit 3 to the Lease (including, without limitation, payment of the Allowance) shall apply to the Initial Alterations to be performed by Subtenant under the same terms and conditions as if the Initial Alterations were being performed by Tenant, provided that Landlord shall have no obligation to deal directly with Subtenant or its contractors in connection with the payment of the Allowance, the parties hereby agreeing and acknowledging that Landlord shall make payments on account of the Allowance directly to Tenant, who then shall be required to pay to Subtenant any such amounts received by Tenant from Landlord.

23.	This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. This Agreement shall be effective upon execution and delivery by all of the parties hereto.

Executed as an instrument under seal as of the date and year set forth above.

[Signatures on the following two pages]

Please acknowledge your agreement to the terms and conditions of this Agreement by signing this Agreement where indicated below and returning it to the Landlord.

Very truly yours,

JAMESTOWN PREMIER 245 FIRST, LLC,
a Delaware limited liability company

By:	/s/ Renee T. Bergerun
	Name:	Renee T. Bergerun
	Title:	VP

HORIZON DISCOVERY INC.,
a Delaware corporation

By:	/s/ Jeb Ledell
	Name:	Jeb Ledell
	Title:	COO
Hereunto duly authorized

COMPASS THERAPEUTICS LLC,
a Delaware limited liability company

By:	/s/ Errik Anderson
	Name:	Errik Anderson
	Title:	President + COO
Hereunto duly authorized

CONFIRMATION OF GUARANTY

The undersigned, as Guarantor of the above-referenced Lease pursuant to a Guaranty dated as of November 9, 2015, hereby acknowledges and agrees that the term “Lease” as defined in said Guaranty shall mean the above-referenced Lease, and hereby consents to the Sublease and confirms and agrees that said Guaranty shall remain in full force and effect in accordance with the terms thereof with respect to the Lease and the Sublease.

EXECUTED UNDER SEAL as of the date first above written.

HORIZON DISCOVERY GROUP, PLC,
a United Kingdom corporation

By:	/s/ Jeb Ledell
	Name:	Jeb Ledell
	Title:	COO
Hereunto duly authorized

Exhibit A

Sublease

See attached.

SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”), made as of the 27th day of July, 2016, by and between HORIZON DISCOVERY INC., a Delaware corporation, as sublandlord (hereinafter referred to as “Sublandlord”), and COMPASS THERAPEUTICS LLC, a Delaware limited liability company, as subtenant (hereinafter referred to as “Subtenant”);

W I T N E S S E T H:

WHEREAS, by an Indenture of Lease, dated November 9, 2015 (the “Overlease”). JAMESTOWN PREMIER 245 FIRST, LLC, a Delaware limited liability company (hereinafter referred to as “Overlandlord”) leased to Sublandlord, as lessee, (i) the space containing approximately 22,581 rentable square feet of space on the third floor of the Science Building (as defined in the Overlease) and defined in the Overlease as the “Principal Premises” and having an address at 245 First Street, Cambridge, Massachusetts 02142, (ii) the space containing approximately 4,339 rentable square feet of storage space on the third floor of the Science Building and defined in the Overlease as the “Storage Premises”, and (iii) the space containing approximately 160 rentable square feet of space on the first floor of the Science Building and defined in the Overlease as the “PH System Premises”, each as more specifically described in the Overlease (collectively, the “Lease Premises”), upon and subject to the terms and conditions set forth in the Overlease; and

WHEREAS, effective on February 1, 2017 (the “Commencement Date”), Subtenant desires to sublet the entire Lease Premises (the “Sublease Premises”) from Sublandlord and Sublandlord desires to sublet the entire Sublease Premises to Subtenant upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

1. Capitalized Terms. Any capitalized terms not otherwise defined in this Sublease shall have the respective meanings ascribed thereto in the Overlease.

2. Demise. Effective on the Commencement Date, Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the Term (as defined below) and upon the conditions hereinafter provided, the Sublease Premises. Subtenant shall have the right as appurtenant to the Sublease Premises to use the Common Areas as set forth in and subject to Section 1.3(a) of the Overlease.

3. Rooftop Premises and Equipment. During the Term, Subtenant shall have the right to use the Rooftop Premises for the installation of certain equipment purchased and installed by, or on behalf of, Subtenant in accordance with the terms of the Overlease (any equipment installed within the Rooftop Premises by Subtenant, as the same may be modified, altered or replaced during the Term, is collectively referred to herein as “Subtenant’s Rooftop Equipment”). Subtenant’s Rooftop Equipment may include supplemental HVAC equipment, antennas, satellite dishes and equipment related thereto. Subtenant’s use of the Rooftop Premises and installation of Subtenant’s Rooftop Equipment shall be subject to the terms and conditions set forth in Section 1.3(c) of the Overlease, including without limitation Overlandlord’s approval rights with respect to Subtenant’s Rooftop Equipment.

4. Generator. Subtenant shall have the right to use the Generator throughout the Term, on the terms and conditions set forth in Section 1.3(d) of the Overlease (as incorporated herein by reference).

5. Parking. Subtenant shall have the right to use the Parking Spaces throughout the Term, on the terms and conditions set forth in Section 1.3(b) of the Overlease (as incorporated herein by reference). Notwithstanding anything in Section 1.3(b) of the Overlease (as incorporated herein by reference) to the contrary, Subtenant shall have no right to hypothecate, encumber, sublet, assign or otherwise transfer the Parking Spaces other than to employees of Subtenant occupying the Sublease Premises without Sublandlord’s consent, which may be withheld in Sublandlord’s sole and absolute discretion.

6. Condition of the Sublease Premises. Subtenant represents that it has thoroughly examined the Sublease Premises and that, on the Commencement Date, the same shall be accepted by Subtenant in their “as-is”, “where-is” condition existing on the Commencement Date.

7. FF&E. During the Term, Sublandlord shall provide Subtenant the use of the existing furniture, fixtures and equipment owned by Sublandlord, located in the Sublease Premises and described in Exhibit A attached hereto (the “FF&E”), without additional charge. Such FF&E shall be delivered to Subtenant in its then “as-is” condition, without representation of warranty or merchantability. Sublandlord has no obligation to perform any work or maintenance thereon. Subtenant shall not remove such FF&E from the Sublease Premises without the approval of Sublandlord, in its sole and absolute discretion, and shall surrender such FF&E in its condition as of the Commencement Date, reasonable wear and tear excepted, to Sublandlord at the end of the Term with the Sublease Premises. Subtenant shall maintain the FF&E at all times in good working order and in substantially the manner in which such FF&E is maintained by Sublandlord as of the Commencement Date, including without limitation by timely performing, at Subtenant’s cost, all inspections and scheduled maintenance thereof as may be required or reasonably necessary. Subtenant shall keep in force throughout the Term insurance coverage protecting such FF&E against loss or damage in an amount equal to the full replacement value thereof.

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8. Term and Surrender. The term of this Sublease (“Term”) shall commence on the Commencement Date and shall end on January 31, 2019, or on such earlier date upon which said Term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease or pursuant to law (which date for the termination of the term hereof shall hereafter be called the “Termination Date”). Upon the expiration or earlier termination of the Term, Subtenant shall (i) peaceably quit and surrender to Sublandlord the Sublease Premises (including without limitation all fixed lab benches, fume hoods, electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning, cooling equipment, Alterations (unless (A) Sublandlord has conditioned its approval of the same upon Subtenant’s removing the same from the Sublease Premises upon the expiration or earlier termination of the Term), or (B) Overlandlord has conditioned its approval of the same upon Sublandlord’s removing the same from the Lease Premises upon the expiration or earlier Termination of the term of the Overlease, any such Alterations described in this parenthetical, the “Removal Alterations”), Tenant’s Work, Tenant’s Property and FF&E therein) broom clear, in good order, repair and condition (but not a lesser condition than existing as of the Commencement Date) excepting only ordinary wear and tear and damaged by fire or other insured Casualty, (ii) remove all of Subtenant’s furniture, equipment, fixtures, Subtenant’s Rooftop Equipment, Removal Alterations and property of every kind, nature and description related to or arising out of Subtenant’s subleasehold estate hereunder which may be in or upon the Sublease Premises or the Building (collectively, “Subtenant’s Property”), and (iii) repair any damages to the Sublease Premises or the Building caused by the installation or removal of Subtenant’s Property, ordinary wear and tear excepted. Subtenant shall (i) prior to the expiration of this Sublease (or within thirty (30) days after any earlier termination), clean all interior surfaces (including without limitation floors, walls, ceilings, and counters), piping, supply lines, waste lines, acid neutralization systems and plumbing in and/or exclusively serving the Sublease Premises, and all exhaust or other ductwork in and/or exclusively serving the Sublease Premises, in each case which has carried or released or been contacted by any Hazardous Materials or other chemical or biological materials used in the operation of the Sublease Premises, and shall otherwise clean the Sublease Premises so as to permit the Surrender Plan to be issued, and (ii) at least thirty (30) days prior to the expiration of the Term (or, if applicable, within five (5) business days after any earlier termination of this Sublease based upon Subtenant’s default or ten (10) business days after any earlier termination of this Sublease for any reason other than Subtenant’s default), deliver to Sublandlord a Surrender Plan, as described and upon the terms and conditions set forth in Section 21.1(b) of the Overlease. Subtenant shall further, upon Sublandlord’s election, perform with respect to the Sublease Premises any decommissioning activities set forth in Section 21 of the Overlease. Subtenant’s obligations under this paragraph 8 shall survive the Term.

9. Subtenant Obligations:

(a) From and after the Commencement Date and for the duration of the Term, except to the extent expressly provided herein to the contrary, Subtenant shall assume all of the liabilities and perform all of the obligations of the “Tenant” under or in connection with the Overlease arising or accruing on or after the Commencement Date and during the duration of the Term (collectively, the “Assumed Liabilities”), including without limitation (i) satisfaction of any other financial obligations of “Tenant” under the Overlease, including without limitation payment of Base Rent (Premises), Base Rent (Storage Premises), Base Rent (PH System Premises) (collectively, “Base Rent”), parking fees, Property Management Fee Rent and all Additional Rent (all of the foregoing financial obligations, including without limitation Base Rent, collectively, “Rent”), Subtenant to pay all Rent to Sublandlord in cash or other immediately available funds pursuant to such instructions as Sublandlord may furnish from time to time, no later than three (3) business days before payment of any such amounts is due under the Overlease, unless and until Sublandlord instructs Subtenant otherwise in writing), (ii) maintenance of the Sublease Premises and any improvements constructed thereon, (iii) indemnifications and other obligations with respect to environmental conditions in, on or about the Sublease Premises, arising on or after the Commencement Date (and, to the extent arising out of Subtenant’s use or occupancy of the Lease Premises prior to the Commencement Date, before the Commencement Date), and (iv) obtaining and maintaining all insurance types and coverages required of the “Tenant” under the Overlease (all insurance policies to name Overlandlord and Sublandlord as additional insureds thereunder). Without limitation of the foregoing, beginning on the Commencement Date, Subtenant will, at its own expense, pay and discharge all costs and charges for electricity, gas, water, sewer and garbage collection, telephone furnished and all other utilities in connection with or for the use of the Sublease Premises, or any part of it, during the Term including the making of deposits with the proper authorities or persons in order to secure such services. As of the Commencement Date, if any utility services are being furnished to the Sublease Premises from accounts that are in the name of Sublandlord, Subtenant shall promptly commence, and use its best efforts, to change such service accounts with the proper authorities or persons into the name of Subtenant. Subject to the immediately preceding sentence, within ten (10) business days after written demand by Sublandlord, Subtenant shall promptly furnish Sublandlord with satisfactory evidence of the timely and proper payment and discharge of all such utility fees and charges. Notwithstanding anything to the contrary in this Sublease, if for any reason any of the utilities referenced above are unavailable, discontinued, terminated, broken or the like, it shall not be a default by Sublandlord under this Sublease, nor shall Sublandlord be liable to Subtenant for any damages, costs, or expenses in connection therewith, nor shall Tenant be allowed to reduce, withhold, or abate any payment of Rent.

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(b) Subtenant shall indemnify, defend and hold harmless Sublandlord from and against any claims, actions, damages, liabilities or expenses, including without limitation injury to or death of any person or damage to any property and any reasonable attorney’s fees and court costs, arising from, by reason of or out of the Assumed Liabilities or otherwise in connection with Subtenant’s use or occupancy of the Property (whether before, on or after the Commencement Date), including without limitation any claim of any kind whatsoever by reason of any alleged or actual breach or default of Sublandlord under the Overlease. Subtenant shall also pay all costs, expenses and legal fees that may be incurred or paid by Sublandlord in enforcing the terms, covenants and conditions of this Sublease.

(c) If Subtenant holds over (which term shall include, without limitation, the failure of Subtenant to surrender the Sublease Premises in the condition required by paragraph 8 of this Sublease) after the end of the Term, Subtenant shall be deemed a tenant-at-sufferance subject to the provisions of this Sublease; provided that, whether or not Sublandlord has previously accepted payments of Rent from Sublandlord, (i) Subtenant shall pay at the Hold Over Percentage of the Base Rent, at the highest rate of Base Rent payable during the Term, (ii) Subtenant shall continue to pay to Sublandlord all Additional Rent, and (iii) Subtenant shall be liable for all damages, including without limitation lost business and consequential damages, incurred by Sublandlord as a result of such holding over, Subtenant acknowledging that the damages which Sublandlord may suffer as the result of Subtenant’s holding over cannot be determined as of the date of this Sublease. Nothing contained herein shall grant Subtenant the right to hold over after the Term.

(d) If it is determined pursuant to an audit or reconciliation of Overlandlord’s books and records by Overlandlord and/or Sublandlord that any amount of Additional Rent billed to or paid by Subtenant was incorrect, (x) if the determination is that Subtenant underpaid the amount of Additional Rent, Subtenant shall pay Sublandlord the deficiency within five (5) days after Sublandlord provides written notice of such determination, or (y) if the determination is that Subtenant overpaid the amount of Additional Rent, Sublandlord shall refund or credit such overpayment (less Sublandlord’s costs incurred in connection with such audit) to Subtenant within five (5) days after and to the extent that Sublandlord receives the same from Overlandlord. Sublandlord agrees to enforce any such audit rights under the Overlease at the request and expense of Subtenant.

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10. Terms of Overlease.

(a) Except as expressly otherwise provided in this Sublease and except to the extent that they are otherwise expressly modified or eliminated by the terms of this Sublease, as between the parties hereto, all of the terms, provisions, covenants and conditions of the Overlease are incorporated herein by reference and hereby made a part of this Sublease. However, for purposes of such incorporation by reference, all references to Landlord and Tenant shall be deemed references to Sublandlord and Subtenant, respectively, (provided, however, that “Landlord” shall not be deemed to refer to Sublandlord where the context requires “Landlord” to refer to Overlandlord and not Sublandlord in order to be consistent with the express terms and conditions of this Sublease, including without limitation with respect to provision of the services described in Section 9 of the Overlease), all references to the Premises, the Principal Premises the Storage Premises and/or the PH Systems Premises shall be deemed references to the Sublease Premises hereunder, all references to the term of the Overlease shall be deemed references to the Term of this Sublease and all references to “Exhibit 7” shall be deemed references to Exhibit C attached hereto. Sublandlord shall give Subtenant, within two (2) business days following Sublandlord’s receipt of the same, written notices of any kind, including default notices, received by Sublandlord with respect to the Sublease Premises. Subtenant shall be entitled to the same notice and cure periods as Sublandlord is afforded under the Overlease; provided, that, in the event Subtenant receives from Sublandlord any notice to cure any non-monetary default hereunder or under the Overlease for which Subtenant is responsible, which notice is based on a notice sent to Sublandlord by Overlandlord pursuant to the Overlease, Subtenant shall cure such condition on or prior to the later of (a) seven (7) days following Subtenant’s receipt of notice from Sublandlord; or (b) three (3) days prior to the time required of Sublandlord by Overlandlord for the cure thereof. For all monetary defaults hereunder or under the Overlease for which Subtenant is responsible and for which Subtenant has received notice regarding such default, Subtenant shall cure such condition on or prior to three (3) days following receipt of notice. Sublandlord shall have all of the rights of the Overlandlord under the Overlease as against Subtenant and, as between the parties hereto, Subtenant agrees to observe and perform all of the terms, covenants and conditions on Sublandlord’s part to be observed and performed under the Overlease to the extent incorporated herein. Any right of Overlandlord of access or inspection and any right of Overlandlord to do work in the Lease Premises demised under the Overlease or in the Science Building and any right of Overlandlord in respect of changing the name and/or address of the Science Building and any right of Overlandlord in respect of rules and regulations shall be deemed to inure to the benefit of Sublandlord, Overlandlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Sublandlord hereby agrees that without first obtaining Subtenant’s written consent thereto, Sublandlord shall not enter into any modification of the Overlease or breach, default or fail to perform any obligation of Sublandlord under the Overlease (except for such obligations assumed by Subtenant hereunder or for which Sublandlord has otherwise been relieved of responsibility pursuant to this Sublease) which would result in a change in the rights, obligations and liabilities of, and/or services provided to Subtenant hereunder, or any termination of the Overlease.

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(b) The following provisions of the Overlease are expressly not incorporated into this Sublease: Section 1.2, the first sentence of the second paragraph of Section 1.3(b) (only commencing with “other than to” until the end of the sentence), the last sentence of Section 1.5, Section 2.2, Section 3, the second sentence of Section 5.3, Section 7.6, the second sentence of Section 9.2 (provided, however, that, at Subtenant’s request, Sublandlord shall request the back-up documentation described in Section 9.2 from Overlandlord), Section 9.5, the first sentence of Section 9.6, Section 9.7, Section 10.2, Section 13.1, Section 13.3 the second sentence of Section 13.6, Section 13.7, Section 14.7, Section 15.1, Section 15.2(b), any right of Subtenant to terminate this Sublease that would arise out of the incorporation of Section 15.2(c), the last sentence of Section 19.1, Section 20.4, Section 20.9, Section 21.3, Section 21.1(a), Section 21.1(b), Section 22.1, Section 25.3, the first sentence of Section 25.9, any provision of Section 25.9 that would limit Subtenant’s liability for consequential or incidental damages or for lost profits in connection with this Sublease to the extent that Subtenant may be liable for consequential or incidental damages or for lost profits pursuant to the express terms of the Overlease (as incorporated herein by reference) or this Sublease, Exhibit 3, Exhibit 5, Exhibit 7, Exhibit 11 and Exhibit 12. Any references to “Base Rent” in the included provisions are for definitional purposes only and nothing contained herein shall obligate Subtenant to pay both the Base Rent as under the Overlease documents, and as required in this Sublease. Subtenant acknowledges that it has reviewed the Overlease attached hereto and made a part hereof as Exhibit B, and that it is familiar with the contents thereof.

(c) Subtenant covenants and agrees that it shall neither do nor permit anything to be done which would cause a default under the Overlease, or termination or forfeiture by reason of any right of termination or forfeiture, reserved or vested in the Overlandlord under the Overlease, and Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all claims of any kind whatsoever by reason of breach or default on the part of Subtenant, or termination or forfeiture which is the consequence of any such breach or default.

(d) Notwithstanding anything to the contrary set forth in Section 4.4 of the Overlease, as incorporated herein by reference, Sublandlord shall use commercially reasonable efforts to afford Subtenant the benefit of any MWRA Permit previously secured by Overlandlord or Sublandlord in connection with the Lease Premises to the fullest extent permitted by applicable law; provided, however, that Subtenant shall, on and after February 1, 2018 and for the duration of the Term, be required to obtain and maintain an MWRA Permit with respect to the Sublease Premises issued to Subtenant.

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11. Tenant’s Work and Allowance. Subtenant shall promptly develop plans for completion of the Tenant’s Work (“Subtenant’s Plans”), as more particularly described in Exhibit 3 of the Overlease, and shall, on or before April 30, 2017, submit Subtenant’s Plans to Sublandlord for its consent (“Sublandlord’s Consent”), which may be withheld in Sublandlord’s sole and absolute discretion, and to Overlandlord for its consent in accordance with the Overlease. Subject to receipt of Sublandlord’s Consent, prior to February 1, 2018, Subtenant shall perform to completion the Tenant’s Work in accordance with the Overlease and Subtenant’s Plans (as approved by Sub landlord). Subtenant acknowledges that its failure to complete Subtenant’s Plans prior to February 1,2018, will result in Subtenant’s and Sublandlord’s forfeiture of their rights to use the Allowance, whether set forth in the Overlease or in this Sublease. Sublandlord’s sole obligations in connection with completion of the Tenant’s Work shall be to, following Subtenant’s request and following Subtenant’s submission of a Requisition to Sublandlord and Overlandlord and completion of any and all other prerequisites to Sublandlord’s receiving any disbursement of the Allowance set forth in Exhibit 3 to the Overlease, (i) exercise its right to receive the portion of the Allowance corresponding to such Requisition, and (ii) assign to Subtenant for the purpose of completing the Tenant’s Work such portion of the Allowance as Sublandlord receives from Overlandlord. Sublandlord shall have the right, from time to time and upon reasonable notice to Subtenant, to enter into the Sublease Premises for the purposes of inspecting the Tenant’s Work and evaluating whether Subtenant is performing the Tenant’s Work in accordance with its obligations set forth herein and in the Overlease; provided, however, that Sublandlord shall not unreasonably interfere with Subtenant’s business or performance of the Tenant’s Work when undertaking such inspections and evaluations.

12. Letter of Credit. Within five (5) business days after Subtenant and Sublandlord’s receipt of Overlandlord’s consent to this Sublease as set forth in Paragraph 25, Subtenant shall deliver a letter of credit to the Sublandlord on the same terms and conditions set forth in Section 7 of the Overlease; provided, however, that (i) such letter of credit delivered by Subtenant pursuant to this Sublease shall be in the amount of One Hundred Twelve Thousand Forty-Six and 92/100 Dollars ($112,046.92) for the duration of the Term, (ii) shall name Sublandlord as the beneficiary, and (iii) notwithstanding anything in Section of the Overlease (as incorporated herein by reference) to the contrary, Subtenant shall not have any right to deliver to Sublandlord cash as a security deposit in satisfaction of its obligations set forth in this paragraph 12.

13. Overlandlord’s Services and Obligations under the Overlease. Notwithstanding anything in this Sublease to the contrary, Subtenant agrees that Sublandlord shall not be obligated to furnish for Subtenant any services of any nature whatsoever, including, without limitation, climate control, elevator service, cleaning services, security, electrical energy and miscellaneous power services, water and other public utilities and construction of any improvements at the Sublease Premises, or to perform any of Overlandlord’s obligations under the Overlease. Should Overlandlord default on Overlandlord’s obligations as under the Overlease, any recovery obtained against Overlandlord in connection with Overlandlord’s default under the Overlease or any abatement, credit, set-off or offset, to the extent it relates to an obligation of Overlandlord accruing during the Term (but not before or after) which is, by the provisions of this Sublease, intended to benefit Tenant and/or the Sublease Premises, shall be the property of Subtenant and Subtenant shall have the right to any such abatement, credit, set-off or offset to the extent paid over to Sublandlord by Overlandlord. If at any time during the Term Overlandlord shall default in any of its obligations under the Overlease to furnish facilities, services or utilities or to make repairs to the Sublease Premises, then, upon Sublandlord’s receipt of written notice from Subtenant specifying such default, Sublandlord shall, at Subtenant’s sole cost and expense, use its reasonable efforts to cause Overlandlord to cure such default. Upon the written request of Subtenant, Sublandlord shall make a written demand upon Overlandlord to fulfill its obligations under the Overlease, which shall constitute reasonable efforts to cause Overlandlord to cure such default. If following the making of such demand and the expiration of any grace period expressly granted to Overlandlord under the Overlease, if any, Overlandlord shall fail to perform its obligations under the Overlease, then Subtenant shall have the right to require Sublandlord to bring an action or proceeding against Overlandlord to enforce such rights; provided, however, any action or proceeding instituted by Sublandlord against Overlandlord to enforce such rights shall be conducted solely at the expense of Subtenant which expenses shall be payable in advance upon account and subject to Subtenant’s prior written approval, and Subtenant shall indemnify, defend and hold harmless Sublandlord from and against any and all costs arising out of or in connection with such action or proceeding.

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14. Sublandlord’s Approval of the Subtenant’s Alterations and Improvements. Notwithstanding anything to the contrary set forth in the Overlease as incorporated herein by reference, except as otherwise explicitly set forth herein, Subtenant shall not make any alterations, installments, removals, additions or improvements to any part of the Sublease Premises without Sublandlord’s consent, which may be withheld in Sublandlord’s sole and absolute discretion, whether or not Overlandlord has granted its approval. Nothing in this Sublease shall be construed as an agreement that Sublandlord has any obligation to perform any alterations, installments, removals, additions or improvements for Subtenant whatsoever.

15. Assigning and Subletting. Subtenant covenants and agrees that neither this Sublease nor the Term hereof and leasehold hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the Sublease Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Subtenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Subtenant, or for any use or purposes other than as permitted hereunder, or be sublet or offered or advertised for subletting (any of the foregoing transfers set forth in this paragraph 15, a “Transfer”! without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord’s sole and absolute discretion, and Overlandlord, in each instance. A transfer or series of transfers whereby fifty percent (50%) or more of the equity interests of Subtenant are, or voting control is, transferred from a person or persons or entity or entities which were owners thereof upon the date hereof to persons or entities who were not owners of such equity interests of Subtenant upon the date hereof shall constitute a Transfer-requiring Sublandlord’s consent as set forth in this paragraph 15.

16. Notice. Any and all communications delivered hereunder shall be in writing and delivered or served in accordance with Section 24 of the Overlease addressed as follows: if to Overlandlord: as provided in the Overlease; if to Sublandlord: Horizon Discovery Inc., 8100 Cambridge Research Park, Waterbeach, Cambridge, CB25 9TL, United Kingdom, Attention: Corporate Counsel; and if to Subtenant: Compass Therapeutics LLC, 245 First Street, Third Floor, Cambridge, MA 02142, Attention: Errik B. Anderson, COO and President, with a copy to Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, Attn: Robert L. Birnbaum, Esq., or to such other address and attention as any of the above shall notify the others in writing.

17. Successors and Assigns. This Sublease and everything herein contained shall extend to and bind and inure to the benefit of Sublandlord and its successors and assigns and Subtenant and its heirs, executors, administrators and permitted successors and assigns. No rights shall inure to the benefit of any assignee, subtenant or occupant unless the provisions of Section 13 of the Overlease and paragraph 15 of this Sublease are complied with.

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18. Miscellaneous. Neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease. All understandings and agreements, if any, heretofore had between the parties are merged into this Sublease, which alone fully and completely expresses the agreement of the parties. No surrender of possession of the Sublease Premises or of any part thereof or of any remainder of the term of this Sublease shall release Subtenant from any of its obligations hereunder unless accepted by Sublandlord in writing. The receipt and retention by Sublandlord of Rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant from the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of Rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach. This Sublease shall be governed by, and construed in accordance with the laws of the Commonwealth of Massachusetts. This Sublease may not be extended, renewed, terminated (except as specifically provided in this Sublease), or otherwise modified except by an instrument in writing signed by the parties hereto and upon receipt of written consent of Overlandlord.

19. Quiet Enjoyment. So long as Subtenant is not in default (beyond any applicable notice and cure period) under this Sublease, its quiet enjoyment of the Sublease Premises shall not be disturbed or interfered with by Sublandlord or anyone claiming by, through or under Sublandlord.

20. Sublandlord’s and Overlandlord’s Consent. Whenever Sublandlord’s consent is required under this Sublease, Sublandlord’s rejection of a request made by Subtenant shall not be deemed unreasonable, in any case, if such rejection is based on Overlandlord’s rejection of such request.

21. Brokers. Sublandlord and Subtenant each hereby represent and warrant that it has not dealt with any broker in connection with this Sublease for the Sublease Premises. Each party shall indemnify the other against any cost or liability resulting from the indemnifying party’s breach of the foregoing representation and warranty.

22. Limitation of Damages. No officer, director, employee or other related party of Sublandlord and no officer, director, employee or other related party of Subtenant shall be personally liable for any judgment or deficiency hereunder. In no event shall Sublandlord be liable to Subtenant for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage hereunder. In no event shall Subtenant be liable to Sublandlord for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage hereunder. Before filing suit for an alleged default by Sublandlord, Subtenant shall give Sublandlord and the Mortgagee(s) whom Subtenant has been notified hold mortgages, notice and reasonable time to cure the alleged default. Without limiting the foregoing, in no event shall Sublandlord or any Mortgagees or Sublandlord related parties ever be liable for any consequential or incidental damages or any lost profits of Subtenant.

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23. Signage. Subject to the consent of Overlandlord, during the Term, Subtenant shall be allowed to list its name or logo on all listings currently listing the name or logo of Sub landlord (including, without limitation, the Monument Sign), at Subtenant’s sole cost and expense; provided, however, that Sublandlord shall bear the cost of restoring Sublandlord’s name and logo at the end of the Term.

24. Sublandlord Representations and Warranties. Sublandlord hereby represents and warrants to Subtenant that: (i) the Overlease is in full force and effect; (ii) the copy of the Overlease delivered to Subtenant by Sublandlord and attached hereto as Exhibit B is a true, correct and complete copy of the Overlease, and the Overlease has not been amended or otherwise modified; (iii) Sublandlord has not entered into any other contracts assigning or subleasing to any other party its rights with respect to the Premises; and (iv) Sublandlord has not received any notice of any default by the Sublandlord under the Overlease, which default remains uncured.

25. Overlandlord Consent. This Sublease is subject to the approval of the Overlandlord pursuant to the Overlease Following the execution and delivery hereof, Sublandlord will promptly submit this Sublease to Overlandlord for such consent. If such consent is not received by Sublandlord within sixty (60) days after the date hereof, Sublandlord shall promptly notify Subtenant of that fact, whereupon either Sublandlord or Subtenant may by written notice given within five (5) days of Sublandlord’s notice, cancel this Sublease by notice to the other and, if such consent has not been received prior to the cancellation date specified in such notice, this Sublease and the Term shall terminate and expire on the cancellation date set forth in said notice, and neither party shall have any further obligation or liability to the other party. The Overlandlord’s consent must include the modification of the Overlease such that Subtenant shall have the benefit of all of paragraph 3, paragraph 4, paragraph 5, paragraph 10(d), paragraph 11 and paragraph 20 hereof, and Section 9.6, Section 10.2 and Section 14.5 of the Overlease and must be otherwise reasonably satisfactory in form and substance to Sublandlord and Subtenant.

[Signatures on the following page; remainder of page left intentionally blank]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease, as an instrument under seal, as of the day and year first above written.

SUBLANDLORD:

HORIZON DISCOVERY INC.

By:	/s/ Jeb Ledell
	Name:	Jeb Ledell
	Title:	COO

SUBTENANT:

COMPASS THERAPEUTICS LLC

By:	/s/ Errik Anderson
	Name:	Errik Anderson
	Title:	President + COO

[Signature Page to Sublease]

EXHIBIT A

FF&E

Furniture:

LOCATION	AREA	ASSET NO. OR SERIAL	DESCRIPTION (Fixture, fitting or equipment description)
Office	Cubes	1 though 5	6,x6, cube with 6,x6, L desk top, overhead cabinets, 1 rolling 2 drawer cab
Office	Cubes	6-14, 16-19, 21, 22, 25-28, 30, 31	5'x6' cube with 5' desktop and built in cabinets and drawers, 1 rolling 2 drawer cabinet
Office	Cubes	20,29	5'7'6" cube with 6'x5' L desktop and built in cabinets and drawers, and 1 rolling 2 drawer cabinet
Office	Cubes	23, 32	9'x6' cube with 6' desktop, built in cabinets and drawers and 1 4 drawer file cabinet
Office	Cubes	24, 15	12' desktop, shared, 1 rolling 2 drawer cabinet
Office	Cubes	33-40	7'x9' cube with 7'x9' L desktop, 9' overhead cabinets, 2 rolling 2 drawer cabinets
Office	Cubes	41	7'x9' cube with 7'x9' L desktop, 9' overhead cabinets, 2 rolling 2 drawer cabinets
Office	Offices	301, 2, 5, 7, 8, and 9	6'x6' L desktop, 2 rolling 2 drawer cabinets, 36" overhead cabinets 4'x4' white board
Office	Offices	303	6' desk top, 2 36"x30" 2 drawer cabs, 1 3' diameter table, 3 office chairs
Office	Offices	304	6' desk top, 2 36"x30" 2 drawer cabs, 3 office chairs
Office	Offices	306	5'x8' L desk, 2 6' 4 drawer cabinets, 4'x4' white board, 36" overhead cabinets
Office	Hydrogen Conference room		4 2'x6' tables, 1 3'x4' table, 1 lecturn, 1 pull down projector screen, 1 NEC NP1200 projector, 1 auto screen
Office	Sodium Conference room		1 3'x4' table, 1 wall mount monitor, Samsung LN46C530F1FXZA
Office	Oxygen Conference room		1 6'x2' table, 1 wall mount monitor, Samsung LN46C530F1FXZA
Office	Carbon Conference room		1 3'x8' table, 1 Jabra speaker, 1 wall mount monitor, Samsung LN46C530F1FXZA

[Signature Page to Sublease]

Office	Calcium Conference Room	1 12'3' table, 1 pull down projector screen, 1 Sanyo ProXtra projector, 1 wall mount monitor, Samsung LN46C530F1FXZA, 1 4'x8' white board
Office	Common areas	5 4 drawer file cabinets, 1 Canon !PF8100 wide format printer, 1 Galanz dorm fridge, 2 HP 4700N laser printers
Office	Common areas	22' of wall cabinets, 22' base cabinets, 22' solid surface counter tops
Office	Kitchen	1 KitchenAid SS french door fridge, 1 KitchenAid SS dishwasher, 1 KitchenAid SS undercabinet fridge
Office	Kitchen	2 4 slice toasters, 2 Keurig brewers, 2 microwaves, 1 Samsung LN46C530F1FXZA
Office	Kitchen	5 4' diameter café tables, 20 café chairs, 44' overhead cabinets, 24' base cabinets, 38' solid surface countertop
Storage	Back area	10 rolling 2 drawer cabs, 40' desk top, 2 3' diameter tables, 8 carol dividers, 12 desk chairs, 6 36" file cabs, 2 48" cabs, 1 6' cab
Office	Server room	5 racks, 3 36" 2 drawer cabinets, 1 UPS
Lab	Main Lab	162' of counter top, 162' of base cabinet, 100' of overhead shelving
Lab	Main Lab	4 lab sinks, 3 hand sinks
Lab	TC suites	30' counter top, 30' of base cabinet, 30' of wall mounted shelving
Lab	TC suites	2 lab sinks
Lab	Main Lab	5 tables at 30"x60", 4 tables at 3'x4', 3 tables at 30"x48"
Lab	Back Lab	150' of countertop, 150' of base cabinet, 50' head shelving
Lab	Back Lab	4 lab sinks, 1 hand sink

[Signature Page to Sublease]

Equipment:

Fixture	Description	Manufacturer	Model Number	Serial Number	Location
MAN	CO2 Manifold	Concoa	5395002-01-001	14COV7F3	Tank Room
Cold room	Compressor	Russell	RLS300H22-E	W06L36256001001	6th floor roof
Cold room	Condenser	Russell	RLS300H22-E	W06L36256001001	Cold room
Server room AC#1	Condenser	Mitsubishi	PUY-A36NHA4	35U11012C	4th floor roof
Server room AC#1	Heat Pump	Mitsubishi	PKA-A36KA4	36M 0 1955	Server room
Server room AC #2	Condenser	Sanyo	C3672R	0007411	4th floor roof
Server room AC #2	Server room AC	Sanyo	KHS3672R	59672	Server room
Autoclave	Autoclave	Tutenauer			MLC
Exhaust	Office exhaust	New York Blower	General purpose fan	B00074 100	4th floor roof
Exhaust	Lab exhaust	Strobic	TS3L250C12	8777	6th floor roof
Generator	OSP generator	Kohler	125RZG	2085096	4th floor roof
Ice maker	Ice Maker	Scottsman	AFE424A-1A	1.20713E+13	RM 348
Fume Hood	Hood	Kewaunee	H05	329-1	MLC
Fume Hood	Hood	Kewaunee
RO	Under cab	Quench	10 L		MLN
RO	Under cab	Quench	10L		MLS
RO	Under cab	Quench	10L		Kitchen
Local alarm	CO2 sensor				Gas room
Local alarm	02 sensor				Gas room
ATS	ATS				Electric room
BMS	ENE				Server room
Dishwasher		Kitchenaid			Kitchen
Protected water heater					Mechanical room
Domestic water heater					Mechanical room
Air dryer					Mechanical room
Lighting control panel					Electric room
Gas manifold					Old tank room
Gas manifold					Old tank room
Gas					Old tank room
manifold
APCUPS	025	UPS	APC	SUVTF30KB4F	PS0603145027

[Signature Page to Sublease]

EXHIBIT B

OVERLEASE

[Signature Page to Sublease]

EXECUTION VERSION

THE CAMBRIDGE SCIENCE CENTER
245 FIRST STREET
CAMBRIDGE, MASSACHUSETTS 02142

LEASE SUMMARY SHEET

Execution Date:	November 9, 2015

Tenant:	Horizon Discovery Inc., a Delaware corporation

Tenant Parties:	Tenant and its agents, employees, contractors, representatives or affiliates.

Tenant’s Mailing Address Prior to Occupancy:	245 First Street Cambridge, MA 02142 Attn: Jeb Ledell, COO

Landlord:	Jamestown Premier 245 First, LLC, a Delaware limited liability company

Landlord Parties:	Landlord and its agents, employees, contractors, representatives or affiliates.

Guarantor:	Horizon Discovery Group, PLC, a United Kingdom corporation. Concurrent with Tenant’s execution and delivery of this Lease, Tenant shall cause Guarantor, if any, to execute and deliver a guaranty in favor of Landlord on the form attached hereto as Exhibit 12.

Buildings:	The two buildings located at 245 First Street, Cambridge, Massachusetts 02142, and commonly known as the “Cambridge Science Center”, with the first building being the science building (the “Building” or the “Science Building”) and the second building being the office building (the “Office Building”). “Rentable Square Footage of the Buildings” is deemed to be 297,632 square feet. “Rentable Square Footage of the Science Building” is deemed to be 132,928 square feet, and “Rentable Square Footage of the Office Building” is deemed to be 164,704 square feet. The land on which the Buildings are located (the “Land”) is more particularly described in Exhibit 2 attached hereto and made a part hereof (such Land, together with the Buildings, are hereinafter collectively referred to as the “Property”).

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Premises:	Approximately 22,581 rentable square feet of space on the third (3rd) floor of the Science Building, as more particularly shown as cross-hatched on the plan attached hereto as Exhibit 1 and made a part hereof (the “Lease Plan”). Such space is sometimes referred to herein as the “Principal Premises”. A portion of the Principal Premises is used for laboratory purposes and a portion of the Principal Premises is used for office use.

Storage Premises;	Approximately 4,339 rentable square feet of storage space on the third (3rd) floor of the Science Building, as more particularly shown as cross-hatched on the attached Lease Plan.

PH System Premises:	Approximately 160 rentable square feet of space on the first floor of the Science Building. The PH System Premises are located in a larger area (“PH System Room”), as shown on Exhibit 1-1, attached hereto and incorporated herein. The PH System Room contains the PH systems of other tenants, including Tenant.

Term Commencement Date;	February 1,2017.

Rent Commencement Date:	February 1, 2017.

Expiration Date;	January 31,2024.

Permitted Uses:	Office Portion of the Principal Premises:	Subject to Legal Requirements, general office and administrative use.

	Lab Portion of the Principal Premises	Subject to Legal Requirements, research, development and laboratory use, and other ancillary uses related to all the foregoing, In addition, notwithstanding Section 11 of the Rules and Regulations set forth on Exhibit 8. Tenant may, subject to Section 4.6, use the lab portion of the Principal Premises for the keeping of laboratory animals - such as, but without limitation, mice, rats, rabbits, and guinea pigs.

	Storage Premises:	Subject to Legal Requirements, storage of business related items and materials used in with respect to Tenant's business in the Premises.

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PH System Premises:	Subject to Legal Requirements, the operation and maintenance of an Acid Neutralization Tank in accordance with Section 4.3

Base Rent (Premises)	Period	Annual Rate Per Square Foot	Monthly Base Rent
	2/1/17-1/31/18	$68.00	$127,959.00
	2/1/18-1/31/19	$70.04	$131,797.77
	2/1/19-1/31/20	$72.14	$135,749.45
	2/1/20-1/31/21	$74.30	$139,814.03
	2/1/21-1/31/22	$76.53	$144,010.33
	2/1/22-1/31/23	$78.83	$148,338.35
	2/1/23-1/31/24	$81.19	$152,779.28

Base Rent (Storage Premises):
	2/1/17-1/31/18	$15.00	$5,423.75
	2/1/18-1/31/19	$15.00	$5,423.75
	2/1/19-1/31/20	$15.00	$5,423.75
	2/1/20-1/31/21	$17.00	$6,146.92
	2/1/21-1/31/22	$17.00	$6,146.92
	2/1/22- 1/31/23	$17.00	$6,146.92
	2/1/23-1/31/24	$17.00	$6,146.92

Base Rent (PH System Premises):
	2/1/17-1/31/18	$68.00	$906.67
	2/1/18-1/31/19	$70.04	$933.87
	2/1/19-1/31/20	$72.14	$961.87
	2/1/20-1/31/21	$74.30	$990.67
	2/1/21-1/31/22	$76.53	$1,020.40
	2/1/22-1/31/23	$78.83	$1,051.07
	2/1/23-1/31/24	$81.19	$1,082.53

Operating Costs:	Not Applicable

Taxes:	See Section 5.3

Tenant's Building Share:	A fraction, the numerator of which is the rentable area of the Principal Premises and the denominator of which of which is the Rentable Square Footage of the Science Building (i.e., 16.99% as of the Execution Date)

3

Tenant’s Share:	A fraction, the numerator of which is the rentable area of the Principal Premises and the denominator of which of which is the Rentable Square Footage of the Buildings (i.e., 7.59% as of the Execution Date)

Security Deposit/ Letter of Credit:	$560,234.61, subject to reduction as set forth in Section 7 hereof.

Allowances:	$338,715.00

EXHIBIT 1	LEASE PLAN
EXHIBIT 1-1	PH SYSTEM PREMISES PLAN
EXHIBIT 1-2	MATTERS OF RECORD
EXHIBIT 2	LEGAL DESCRIPTION
EXHIBIT 3	TENANT’S WORK
EXHIBIT 4	INTENTIONALLY OMITTED
EXHIBIT 5	FORM OF LETTER OF CREDIT
EXHIBIT 6	INTENTIONALLY OMITTED
EXHIBIT 7	TENANT’S HAZARDOUS MATERIALS
EXHIBIT 8	RULES AND REGULATIONS
EXHIBIT 9	TENANT WORK INSURANCE SCHEDULE
EXHIBIT 10	GENERATOR AREA
EXHIBIT 11	FORM OF SNDA
EXHIBIT 12	FORM OF GUARANTY

4

EXECUTION VERSION

TABLE OF CONTENTS

1.	LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS	1
1.1	Lease Grant	1
1.2	Extension Term	1
1.3	Appurtenant Rights	2
1.4	Tenant’s Access	6
1.5	No recording; Notice of Lease	6
1.6	Exclusions	6
2.	RIGHTS RESERVED TO LANDLORD	6
2.1	Additions and Alterations	6
2.2	Additions to the Property	7
2.3	Name and Address of Building	8
2.4	Landlord’s Access	8
2.5	Pipes, Ducts and Conduits	9
2.6	Minimize Interference	9
3.	CONDITION OF PREMISES; CONSTRUCTION.	9
3.1	Condition of Premises	9
3.2	Tenant’s Work	9
3.3	Allowance	9
4.	USE OF PREMISES	9
4.1	Permitted Uses	9
4.2	Prohibited Uses	10
4.3	Acid Neutralization Tank	10
4.4	Chemical Safety Program	11
4.5	Parking and Traffic Demand Management Plan	11
4.6	Transportation of Animals	11
5.	RENT; ADDITIONAL RENT	12
5.1	Base Rent	12
5.2	Management Fee Rent	12
5.3	Taxes	12
5.4	Late Payments	13
5.5	No Offset; Independent Covenants; Waiver	14
5.6	Survival	15
6.	INTENTIONALLY OMITTED.	15
7.	SECURITY DEPOSIT; LETTER OF CREDIT	15
7.1	Amount	15
7.2	Application of Proceeds of Letter of Credit	16
7.3	Transfer of Letter of Credit	16
7.4	Cash Proceeds of Letter of Credit	16
7.5	Return of Security Deposit or Letter of Credit	16
7.6	Reduction in Security Deposit or Letter of Credit	17
8.	INTENTIONALLY OMITTED	17

i

9.	UTILITIES, LANDLORD’S SERVICES	17
9.1	Electricity	17
9.2	Water	18
9.3	Gas	18
9.4	Other Utilities	18
9.5	Interruption or Curtailment of Utilities	18
9.6	Landlord’s Services	19
9.7	Tenant’s Remedies in the Event of Service Interruption	19
9.8	Tenant Right to Request Back-Up for Utility Costs	20
10.	MAINTENANCE AND REPAIRS	20
10.1	Maintenance and Repairs by Tenant	20
10.2	Maintenance and Repairs by Landlord	21
10.3	Accidents to Sanitary and Other Systems	21
10.4	Floor Load—Heavy Equipment	21
10.5	Premises Cleaning	22
10.6	Pest Control	22
11.	ALTERATIONS AND IMPROVEMENTS BY TENANT	22
11.1	Landlord’s Consent Required	22
11.2	After-Hours	23
11.3	Harmonious Relations	23
11.4	Liens	23
11.5	General Requirements	23
12.	SIGNAGE	24
12.1	Restrictions	24
12.2	Monument Signage	24
12.3	Building Directory	24
13.	ASSIGNMENT, MORTGAGING AND SUBLETTING	25
13.1	Landlord’s Consent Required	25
13.2	Landlord’s Recapture Right	25
13.3	Standard of Consent to Transfer	26
13.4	INTENTIONALLY OMITTED	26
13.5	Profits In Connection with Transfers	26
13.6	Conditions to Transfers	26
13.7	Exceptions to Requirement for Consent	27
14.	INSURANCE; INDEMNIFICATION; EXCULPATION	27
14.1	Tenant’s Insurance	27
14.2	Indemnification	29
14.3	Property of Tenant	29
14.4	Limitation of Landlord’s Liability for Damage or Injury	30
14.5	Waiver of Subrogation; Mutual Release	30
14.6	Tenant’s Acts—Effect on Insurance	30
14.7	Landlord’s Insurance	31
15.	CASUALTY; TAKING	31
15.1	Damage	31
15.2	Termination Rights	32
15.3	Taking for Temporary Use	33
15.4	Disposition of Awards	33
16.	ESTOPPEL CERTIFICATE.	33

ii

17.	HAZARDOUS MATERIALS	34
17.1	Prohibition	34
17.2	Environmental Laws	34
17.3	Hazardous Material Defined	34
17.4	Testing	35
17.5	Indemnity; Remediation	35
17.6	Disclosures	36
17.7	Removal	36
18.	RULES AND REGULATIONS.	37
18.1	Rules and Regulations	37
18.2	Energy Conservation	37
18.3	Recycling	37
19.	LAWS AND PERMITS.	38
19.1	Legal Requirements	38
20.	DEFAULT	38
20.1	Events of Default	38
20.2	Remedies	40
20.3	Damages - Termination	40
20.4	Landlord’s Self-Help; Fees and Expenses	42
20.5	Waiver of Redemption, Statutory Notice and Grace Periods	42
20.6	Remedies Not Exclusive	42
20.7	No Waiver	42
20.8	Restrictions on Tenant’s Rights	43
20.9	Landlord Default	43
21.	SURRENDER; ABANDONED PROPERTY; HOLD-OVER	43
21.1	Surrender	43
21.2	Abandoned Property	45
21.3	Holdover	45
21.4	Warranties	46
22.	MORTGAGEE RIGHTS	46
22.1	Subordination	46
22.2	Notices	46
22.3	Mortgagee Consent	46
22.4	Mortgagee Liability	46
23.	QUIET ENJOYMENT.	47
24.	NOTICES.	47
25.	MISCELLANEOUS	48
25.1	Separability	48
25.2	Captions	48
25.3	Broker	48
25.4	Entire Agreement	48
25.5	Governing Law	48
25.6	Representation of Authority	49
25.7	Expenses Incurred by Landlord upon Tenant Requests	49
25.8	Survival	49
25.9	Limitation of Liability	49
25.10	Binding Effect	49
25.11	Landlord Obligations upon Transfer	50
25.12	No Grant of Interest	50
25.13	Financial Information	50
25.14	OFAC Certificate and Indemnity	50
25.15	Confidentiality	51

iii

THIS INDENTURE OF LEASE (this “Lease”) is hereby made and entered into on the Execution Date by and between Landlord and Tenant,

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit. AH capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease Summary Sheet which is attached hereto and incorporated herein by reference.

1. LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS

1.1 Lease Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon and subject to terms and conditions of this Lease, for a term of years commencing on the Term Commencement Date and, unless earlier terminated pursuant to the terms hereof, ending on the Expiration Date (the “Initial Term”; the Initial Term and any duly exercised Extension Terms are hereinafter collectively referred to as the “Term”).

1.2 Extension Term.

(a) Provided that the following conditions, which may be waived by Landlord in its sole discretion, are satisfied (i) Tenant, an Affiliated Entity (hereinafter defined) and/or a Successor (hereinafter defined) is/are then occupying one hundred percent (100%) of the Premises; and (ii) no Event of Default nor an event which with the passage of time and/or the giving of notice would constitute an Event of Default has occurred (A) as of the date of the Extension Notice (hereinafter defined) and (B) at the commencement of the Extension Term (hereinafter defined), Tenant shall have the option to extend the Term for one (1) additional term of five (5) years (the “Extension Term”), commencing as of February 1,2024 and expiring as of January 31, 2029. Tenant must exercise such option to extend, if at all, by giving Landlord written notice (the “Extension Notice”) on or before February 1, 2023, time being of the essence. Upon the timely giving of such notice, the Term shall be deemed extended upon all of the terms and conditions of this Lease, except that Base Rent during the Extension Term shall be calculated in accordance with this Section 1.2 below, Landlord shall have no obligation to construct or renovate the Premises and Tenant shall have no further right to extend the Term, If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the Term. Notwithstanding the fact that Tenant’s proper and timely exercise of such option to extend the Term shall be self-executing, the parties shall promptly execute a lease amendment confirming such Extension Term after Tenant exercises such option. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 1.2.

(b) The Base Rent during the Extension Term (the “Extension Term Base Rent”) shall be determined in accordance with the process described hereafter. Extension Term Base Rent shall be the fair market rental value of the Premises then demised to Tenant as of the commencement of the Extension Term as determined in accordance with the process described below, for renewals of combination laboratory and office space in the vicinity of equivalent quality, size, utility and location, with the length of the Extension Term, the credit standing of Tenant, the condition of the Property, Premises, Storage Premises and PH System Premises, and all other relevant factors to be taken into account, Within thirty (30) days after receipt of the Extension Notice, Landlord shall deliver to Tenant written notice of its determination of the Extension Term Base Rent for the Extension Term. Tenant shall, within thirty (30) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Extension Term Base Rent (“Tenant’s Response Notice”). If Tenant fails timely to deliver Tenant’s Response Notice, Landlord’s determination of the Extension Term Base Rent shall be binding on Tenant,

(c) If and only if Tenant’s Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord’s determination of the Extension Term Base Rent and desires to submit the matter to arbitration, then the Extension Term Base Rent shall be determined in accordance with the procedure set forth in this Section 1.2(c). In such event, within ten (10) days after receipt by Landlord of Tenant’s Response Notice indicating Tenant’s desire to submit the determination of the Extension Term Base Rent to arbitration, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”). Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”) within ten (10) days of their appointment. All of the appraisers selected shall be individuals with at least five (5) consecutive years’ commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant or any affiliate of Landlord or Tenant within five (5) years of his or her selection. The three appraisers shall determine the Extension Term Base Rent in accordance with the requirements and criteria set forth in Section 1.2(b) above, employing the method commonly known as “Baseball Arbitration”, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its determination of the Extension Term Base Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord’s Appraiser and Tenant’s Appraiser shall deliver their determinations of the Extension Term Base Rent to the Third Appraiser within five (5) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Extension Term Base Rent. The Third Appraiser’s decision shall be binding on both Landlord and Tenant. Each party shall bear the cost of its own appraiser and the cost of the Third Appraiser shall be paid by the party whose determination is not selected.

1.3 Appurtenant Rights.

(a) Common Areas. Subject to the terms of this Lease and the Rules and Regulations (hereinafter defined), Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto the following areas (such areas are hereinafter referred to as the “Common Areas”): (i) the common freight elevators, loading docks and hallways of the Buildings serving the Premises, (ii) common walkways and driveways necessary for access to the Buildings, (iii) the common areas of the PH System Room, as shown on Exhibit 1-1 for the purposes of access and egress to Tenant’s PH System Premises, and (iv) other areas and facilities designated by Landlord from time to time for the common use of tenants of the Building; and no other appurtenant rights or easements.

(b) Parking. During the Term, Landlord shall, subject to the terms hereof, make available up to twenty (20) parking spaces for Tenant’s use in the parking garage attached to the Buildings: (i) 17 unreserved parking spaces, and (ii) 3 reserved parking spaces, The number of parking spaces in the garage used by Tenant are hereinafter referred to as the “Parking Spaces.” Subject to Landlord’s right to reserve parking spaces for other tenants in the Building, use of unreserved Parking Spaces shall be on an unassigned, first-come, first served basis. While said reserved Parking Spaces shall be marked to identify Tenant, Landlord shall have no obligation to police the use of said reserved spaces. Tenant shall pay for such unreserved Parking Spaces and reserved Parking Spaces at the prevailing monthly rates from time to time charged by the operator or operators of the Garage, whether or not such operator is an affiliate of Landlord, for unreserved and reserved Parking Spaces, as the case may be. As of the date of this Lease, the current monthly rate for unreserved spaces is $280.00 per unreserved space per month, and the current monthly rate for reserved spaces is $340.00 per reserved space per month, Such monthly parking charges for Parking Spaces shall constitute Additional Rent and shall be payable monthly as directed by Landlord upon billing therefor by Landlord or such operator. Tenant acknowledges that said monthly charges to be paid under this Section 1.3(b) are for the use by Tenant of the Parking Spaces referred to herein, and not for any other service.

Tenant shall have no right to hypothecate or encumber the Parking Spaces, and shall not sublet, assign, or otherwise transfer the Parking Spaces other than to employees of Tenant occupying the Premises or to a Successor (hereinafter defined), an Affiliated Entity (hereinafter defined) or a transferee pursuant to an approved Transfer under Section 13 of this Lease. Use of said Parking Spaces shall be subject to such reasonable rules and regulations as may be in effect for the general use by Building occupants and visitors of the parking areas from time to time. Reserved and handicap parking spaces must be honored.

(c) Rooftop Premises. During the Term, Tenant shall have the right to use a portion of the rooftop of the Building designated by Landlord (the “Rooftop Premises”) for the installation of certain equipment approved by Landlord and purchased and installed by, or on behalf of, Tenant in accordance with the terms of this Lease (any equipment installed within the Rooftop Premises, as the same may be modified, altered or replaced during the Term, is collectively referred to herein as “Tenant’s Rooftop Equipment”). Tenant’s Rooftop Equipment may include supplemental HVAC equipment, antennas, satellite dishes, and equipment related thereto. Landlord’s approval of such equipment shall not be unreasonably withheld, conditioned or delayed provided Tenant demonstrates to Landlord’s reasonable satisfaction that the proposed equipment (i) does not interfere with any base building equipment operated by Landlord on the roof; (ii) will not affect the structural integrity of the Building or negatively impact the roof or the roof membrane in any manner; (iii) shall be adequately screened so as to minimize the visibility of such equipment; and (iv) shall be adequately sound-proofed to meet all requirements of Legal Requirements and Landlord’s specified maximum decibel levels for equipment operations. Tenant shall not install or operate Tenant’s Rooftop Equipment until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation thereof. In addition, Tenant shall comply with all reasonable construction rules and regulations promulgated by Landlord in connection with the installation, maintenance and operation of Tenant’s Rooftop Equipment, Landlord shall have no obligation to provide any services including, without limitation, electric current or gas service, to the Rooftop Premises or to Tenant’s Rooftop Equipment. Tenant shall be responsible for the cost of repairing and maintaining Tenant’s Rooftop Equipment and the cost of repairing any damage to the Building, or the cost of any necessary improvements to the Building, caused by or as a result of the installation, replacement and/or removal of Tenant’s Rooftop Equipment. Landlord makes no warranties or representations to Tenant as to the suitability of the Rooftop Premises for the installation and operation of Tenant’s Rooftop Equipment. In the event that at any time during the Term, Landlord determines, in its sole but bona fide and reasonable business judgment, that the operation and/or periodic testing of Tenant’s Rooftop Equipment interferes with the operation of the Building or the business operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cause all further testing of Tenant’s Rooftop Equipment to occur after normal business hours (hereinafter defined in Section 2.4).

(d) Tenant’s Generator.

(1) As of the Execution Date of this Lease, Tenant is using a supplemental generator (the “Generator”) which can provide emergency additional electrical capacity to the Premises, and Tenant shall have the right to use such Generator during the Term. The Generator is located in the area outlined on Exhibit 10 attached hereto and made a part hereof (the “Generator Area”). Tenant shall have the right to use the Generator throughout the Term, subject to the provisions of this Section. Tenant shall be solely responsible for obtaining and maintaining all necessary governmental and regulatory approvals for the operation of the Generator and for the cost of operating, maintaining and removing of the Generator. In addition to, and without limiting Tenant’s obligations under this Lease, Tenant shall comply with all applicable environmental and fire prevention laws and Legal Requirements pertaining to Tenant’s use of the Generator Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator.

(2) Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Generator shall in no way damage any portion of the Building or Property. To the maximum extent permitted by the Legal Requirements the Generator and all appurtenances in the Generator Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if the Generator or any appurtenant installations are damaged for any reason, except, subject to the limitations of Landlord’s liability as set forth in this Lease, as the result of the negligence or willful misconduct of any Landlord Parties. Tenant agrees to be responsible for any damage caused to the Building or Property in connection with the installation, maintenance, operation or removal of the Generator, except damage resulting from the negligence or willful misconduct of any of the Landlord Parties, and, in accordance with the terms of Article 14 of the Lease, to indemnify, defend and hold Landlord and the Landlord Parties harmless Rom all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees (if and to the extent permitted by Legal Requirements), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Parties in connection with the installation, maintenance, operation or removal of the Generator, including, without limitation, any environmental and hazardous materials claims, except to the extent that such liabilities, obligations, damages, penalties, claims, costs, charges and expenses result from the negligence or willful misconduct of any of the Landlord Parties,

(3) Tenant shall be responsible for the operation, cleanliness, maintenance and removal of the Generator and appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Generator Area “as is” in the condition in which the Generator Area is in as of the Term Commencement Date under the Lease, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of the Generator. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator Area without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, provided, however, that with respect to aesthetic matters Landlord may withhold consent in its sole, but bona fide, business judgment. Tenant agrees to maintain the Generator, including without limitation, any enclosure installed around the Generator in good condition and repair. Tenant shall be responsible for performing any maintenance and improvements to any enclosure surrounding the Generator so as to keep such enclosure in good condition.

(4) Tenant, upon prior notice to Landlord and subject to the reasonable rules and regulations enacted by Landlord, shall have access to the Generator and its surrounding area for the purpose of repairing, maintaining and removing said Generator.

(5) Unless otherwise required by Legal Requirements, Tenant shall only test the Generator to ensure proper functioning before or after normal business hours and at a time mutually agreed to in writing by Landlord and Tenant in advance. Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator, and the Generator and Generator Area are solely for the benefit of Tenant. All electricity generated by the Generator may only be consumed by Tenant in the Premises.

(6) Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Generator Area.

(7) Tenant shall have no right to sublet the Generator Area or to assign its interest hereunder; provided that Tenant shall have the right to participate in demand response programs and capacity markets offered by the local electric utility, competitive energy retailers, and/or the New England Independent System Operator (ISO-NE).

(8) Notwithstanding anything to the contrary contained herein, if at any time during the Term Landlord determines in its sole but bona fide reasonable business judgment, that the Generator and/or any appurtenances interfere with the operations of the Building or the operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cease any further operation of the Generator, From and after such notice by Landlord, Tenant shall have no further right to operate the Generator unless and until Tenant shall have redesigned and modified the Generator and/or installations in a manner approved by Landlord in the exercise of its reasonable discretion, provided however, that Landlord’s approval of such redesign and modification shall constitute the mere permission to operate the Generator, which permission shall in no event be construed to abrogate or diminish Landlord’s rights or Tenant’s obligations under this Section 1.3(d) or the Lease.

1.4 Tenant’s Access. From and after the Term Commencement Date and until the end of the Term, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to Legal Requirements, the Rules and Regulations, the terms of this Lease, and the matters of record listed on Exhibit 1-2. The parties acknowledge that (i) security is provided at a manned security station in the lobby and is staffed twenty-four (24) hours a day, seven (7) days a week and (ii) the Building currently has an electronic card access security system to allow Tenant and its authorized employees access to the Building during non-business hours. Tenant shall comply with all reasonable security measures from time to time established by Landlord for the Building,

1.5 No recording; Notice of Lease. Tenant shall not record this lease or any portion hereof, a memorandum of this Lease and/or a notice of this Lease. Neither party shall record this Lease, but each of the parties hereto agrees to join in the execution, in recordable form, of a statutory notice of lease and/or written declaration in which shall be stated the Term Commencement Date, the Rent Commencement Date, the number and length of the Extension Term(s) and the Expiration Date, which notice of lease may be recorded by Tenant with the Middlesex South Registry of Deeds and/or filed with the Middlesex South Registry District of the Land Court, as appropriate (alternatively and collectively, the “Registry”) at Tenant’s sole cost and expense. If a notice of lease was previously recorded with the Registry, upon the expiration or earlier termination of this Lease, Landlord shall deliver to Tenant a notice of termination of lease and Tenant shall promptly execute, acknowledge, and deliver the same (together with any other instrument(s) that may be necessary in order to record and/or file same with the Registry) to Landlord for Landlord’s execution and recordation with the Registry, which obligation shall survive the expiration or earlier termination of the Lease.

1.6 Exclusions. The following are expressly excluded from the Premises and reserved to Landlord; all the perimeter walls of the Premises (except the inner surfaces thereof), the Common Areas, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use of all of the foregoing, except as expressly permitted pursuant to Section 1.3(d) above.

2. RIGHTS RESERVED TO LANDLORD

2.1 Additions and Alterations. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Property (including the Premises but, with respect to the Premises, only for purposes of repairs, maintenance, replacements and the exercise of any other rights expressly reserved to Landlord herein) and the fixtures and equipment therein, as well as in or to the street entrances and/or the Common Areas, as it may deem necessary or desirable, provided, however, that there be no material obstruction of permanent access to, or material interference with the use and enjoyment of, the Premises by Tenant. Subject to the foregoing, Landlord expressly reserves the right to temporarily close all, or any portion, of the Common Areas for the purpose of making repairs or changes thereto.

2.2 Additions to the Property.

(a) Landlord may at any time or from time to time (i) construct additional improvements and related site improvements (collectively, “Future Development”) in all or any part of the Property and/or (ii) change the location or arrangement of any improvement outside the Building in or on the Property or all or any part of the Common Areas, or add or deduct any land to or from the Property; provided that there shall be no increase in Tenant’s obligations other than in a de minimis manner or interference with Tenant’s rights under this Lease other than in a de minimis manner in connection with the exercise of the foregoing reserved rights.

(b) Landlord and Tenant each hereby acknowledges and agrees that, in connection with any Future Development, (i) Landlord shall have the right to subject the Land and the improvements located now or in the future located thereon to a commercial condominium regime (“Condominium”) on terms and conditions consistent with first class office and laboratory buildings; (ii) upon Landlord’s request in connection with the recording of the Master Deed for the Condominium and the Unit Deed for the Building, Tenant shall execute a reasonable instrument in recordable form making this Lease subject and subordinate to the Master Deed and other documents evidencing the Condominium (collectively, the “Condo Documents”) provided that such Condo Documents continue to provide Tenant with all of the rights and obligations contained in this Lease (e.g. the appurtenant right to use all Common Areas) and the Condo Documents comply with the provisions of this Section 2.2; (iii) Landlord shall have the right to enter into, and subject the Property to the terms and conditions of, a reciprocal easement agreement with any one or more of the neighboring property owners in order to create a commercial campus-like setting (“REA”) provided that such REA continues to provide Tenant with all of the rights and obligations contained in this Lease as of the Execution Date (e.g. the appurtenant right to use all Common Areas) and the REA complies with the provisions of this Section 2.2; (iv) Landlord shall submit to Tenant for Tenant’s approval drafts of the Condo Documents and the REA (and any amendments thereto) prior to their execution; (v) Tenant shall have the right to notify Landlord within twenty (20) days after receipt of the draft Condo Documents and/or REA (or any amendments thereto) of Tenant’s objection(s) thereto, but only to the extent such draft(s) (A) materially adversely affect Tenant’s use of, or access to, the Premises, (B) materially adversely affect the operation of Tenant’s business from the Premises in accordance with the terms of this Lease, or Tenant’s rights under and pursuant to the terms of this Lease, including without limitation Tenant’s rights with respect to the Common Areas, and/or (C) result in any increase in Tenant’s payment or other obligations under this Lease in more than a de minimis manner; (vi) upon Landlord’s request in connection with the recording of the REA, Tenant shall execute a commercially reasonable instrument in recordable form making this Lease subject and subordinate to the REA; (vii) Landlord shall have the right to subdivide the Property so long as Tenant continues to have all of the rights and obligations contained in this Lease (e.g. the appurtenant right to use all Common Areas); and (vii) Tenant shall execute such reasonable documents (which may be in recordable form) evidencing the foregoing promptly upon Landlord’s request.

(c) In case any excavation shall be made for building or improvements or for any other purpose upon the land adjacent to or near the Premises, Tenant will afford without charge to Landlord, or the person or persons, firms or corporations causing or making such excavation, license to enter upon the Premises for the purpose of doing such work as Landlord or such person or persons, firms or corporation shall deem to be necessary to preserve the walls or structures of the building from injury, and to protect tire building by proper securing of foundations.

2.3 Name and Address of Building. Landlord reserves the right at any time and from time to time to change the name or address of the Building and/or the Property, provided Landlord gives Tenant at least three (3) months’ prior written notice thereof.

2.4 Landlord’s Access. Subject to the terms hereof, Tenant shall (a) upon as much advance notice as is practical under the circumstances, and in any event at least twenty-four (24) hours’ prior written notice (except that no notice shall be required in emergency situations), permit Landlord and any holder of a Mortgage (hereinafter defined) (each such holder, a “Mortgagee”), and the agents, representatives, employees and contractors of each of them, to have reasonable access to the Premises at all reasonable hours for the purposes of inspection, making repairs, replacements or improvements in or to the Premises or the Building or equipment therein (including, without limitation, sanitary, electrical, heating, air conditioning or other systems), complying with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions and orders and requirements of all public authorities (collectively, “Legal Requirements”), or exercising any right reserved to Landlord under this Lease (including without limitation the right to take upon or through, or to keep and store within the Premises all necessary materials, tools and equipment); (b) permit Landlord and its agents and employees, at reasonable times, upon reasonable advance notice, to show the Premises during “normal business hours” (i.e., Monday - Friday, 8 A.M. - 6 P.M.; Saturday, 8 A.M. - 1 P.M., excluding holidays) to any prospective Mortgagee or purchaser of the Building and/or the Property or of the interest of Landlord therein, and, during the last twelve (12) months of the Term, prospective tenants; and (c) upon reasonable prior written notice from Landlord, permit Landlord and its agents, at Landlord’s sole cost and expense, to perform environmental audits, environmental site investigations and environmental site assessments (“Site Assessments”) in, on, under and at the Premises and the Land, it being understood that Landlord shall repair any damage arising as a result of the Site Assessments, and such Site Assessments may include both above and below the ground testing and such other tests as may be necessary or appropriate to conduct the Site Assessments. In addition, to the extent that it is necessary to enter the Premises in order to access any area that serves any portion of the Building outside the Premises, then Tenant shall, upon as much advance notice as is practical under the circumstances, and in any event at least twenty-four (24) hours’ prior written notice (except that no notice shall be required in emergency situations), permit contractors engaged by other occupants of the Building to pass through the Premises in order to access such areas but only if accompanied by a representative of Landlord. The parties agree and acknowledge that, despite reasonable and customary precautions (which Landlord agrees it shall exercise), any property or equipment in the Premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of performing Landlord’s obligations. Accordingly, Tenant shall take reasonable protective precautions with unusually fragile, vulnerable or sensitive property and equipment.

2.5 Pipes, Ducts and Conduits. Tenant shall permit Landlord to erect, use, maintain and relocate pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof.

2.6 Minimize Interference. Except in the event of an emergency, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations and use and occupancy of the Premises in connection with the exercise any of the foregoing rights under this Section 2.

3. CONDITION OF PREMISES; CONSTRUCTION.

3.1 Condition of Premises. Reference is made to the fact that, as of the Execution Date of this Lease, Tenant is in possession of the Premises under a sublease with Zalicus, Inc., dated June 2, 2014 (the “Sublease”). Therefore: (i) Tenant acknowledges that it has inspected the Premises and the Building, and (ii) the Premises are accepted by Tenant in their “AS IS,” “WHERE IS” condition and with all faults on the Execution Date, without any representations or warranties by Landlord, express or implied, in fact or by law, of any kind, and without recourse to Landlord, and Landlord shall have no obligation to prepare the Premises for Tenant’s occupancy.

3.2 Tenant’s Work. Tenant, at Tenant’s sole cost and expense, but subject to Tenant’s right to receive the Allowance, shall, if it so elects, perform the work (“Tenant’s Work”) more particularly described in Exhibit 3 attached hereto. The Tenant’s Work shall be performed in accordance with the provisions of Article 11 hereof.

3.3 Allowance. Provided Tenant is not then in default, Landlord agrees to contribute up to $338,715.00 (the “Allowance”) toward the cost of performing the Tenant’s Work, in accordance with the terms and conditions set forth in Exhibit 3 of this Lease.

4. USE OF PREMISES

4.1 Permitted Uses. During the Term, Tenant shall use the Premises only for the Permitted Uses and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designed. Tenant shall keep the Premises equipped with appropriate safety appliances to the extent required by Legal Requirements or insurance requirements.

4.2 Prohibited Uses.

(a) Notwithstanding any other provision of this Lease, Tenant shall not use the Premises or the Building, or any part thereof, or suffer or permit the use or occupancy of the Premises or the Building or any part thereof by any of the Tenant Parties (i) in a manner which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord (taking into account the use of the Building as a combination laboratory, research and development and office building and the Permitted Uses) shall (a) impair the appearance or reputation of the Building; (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use or occupancy of any of the Common Areas; (c) occasion discomfort, inconvenience or annoyance in any material respect (and Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, will cause any such impairment, interference, discomfort, inconvenience, annoyance or injury), or cause any injury or damage to any occupants of the Premises or other tenants or occupants of the Building or their property; or (d) cause air emissions not permitted by Legal Requirements, laboratory odors or noises or any unusual or other objectionable odors, noises or emissions to emanate from the Premises; (iv) in a manner which is inconsistent with the operation and/or maintenance of the Building as a first-class combination office, research, development and laboratory facility; (v) for any fermentation processes whatsoever; or (vi) in a manner which shall increase such insurance premiums on the Building or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder, unless Tenant pays for such increase.

(b) With respect to the use and occupancy of the Premises and the Common Areas, Tenant will not: (i) place or maintain any signage (except as set forth in Section 12.2 below), trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other Common Areas; (ii) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, or other Common Areas; (iv) receive or ship articles of any kind outside of those areas reasonably designated by Landlord; (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; (vi) use the name of Landlord, or any of Landlord’s affiliates in any publicity, promotion, trailer, press release, advertising, printed, or display materials without Landlord’s prior written consent; or (vii) except in connection with Alterations (hereinafter defined) approved by Landlord or the Tenant’s Work, cause or permit any hole to be drilled or made in any part of the Building.

4.3 Acid Neutralization Tank. As of the Execution Date, Tenant is using an acid neutralization tank (the “Acid Neutralization Tank”) that is located in the PH System Premises and connected to the Premises. Tenant shall have the right, throughout the Term of the Lease, to use the Acid Neutralization Tank in accordance with applicable laws. Tenant shall obtain, and maintain, all governmental permits and approvals necessary for the operation and maintenance of the Acid Neutralization Tank. Tenant shall be responsible for al! costs, charges and expenses incurred from time to time in connection with or arising out of the operation, use, maintenance, repair or refurbishment of the Acid Neutralization Tank, including all clean-up costs relating to the Acid Neutralization Tank (collectively, “Tank Costs”), except to the extent such costs are caused by the negligence or willful misconduct of any of the Landlord Parties. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims, including (a) diminution in value of the Premises or any portion thereof, (b) damages for the loss or restriction on use of rentable or usable space of the Premises, (c) damages arising from any adverse impact on marketing of space in the Premises or any portion thereof and (d) sums paid in settlement of Claims that arise during or after the Term as a result of Tenant’s improper use of the Acid Neutralization Tank, except to the extent such Claims result from the negligence or willful misconduct of any of the Landlord Parties. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration required by any governmental authority caused by Tenant’s improper use of the Acid Neutralization Tank.

4.4 Chemical Safety Program. Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of the Massachusetts Water Resources Authority (“MWRA”) and any other applicable governmental authority. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) the MWRA and any other applicable governmental authority with respect to such chemical safety program and (b) this Section 4,4. Tenant shall provide all such information regarding Tenant’s activities in the Premises as may reasonably be necessary in order for Landlord to obtain and maintain during the Term (i) any permit required by the MWRA (“MWRA Permit”) and (ii) a wastewater treatment operator license from the Commonwealth of Massachusetts with respect to Tenant’s use of any acid neutralization tank serving the Building, Tenant shall not introduce anything into the Acid Neutralization Tank serving the Building (x) in violation of the terms of the MWRA Permit, (y) in violation of Legal Requirements or (z) that would interfere with the proper functioning of any such acid neutralization tank.

4.5 Parking and Traffic Demand Management Plan. In the event during the Term of this Lease, the Property becomes subject to a Parking and Traffic Demand Management Plan with the City of Cambridge (as the same may be amended from time to time, the “PTDM”), Tenant agrees, at its sole expense, to comply with the requirements of the PTDM, insofar as they apply to the Premises and/or Tenant’s use and occupancy thereof.

4.6 Transportation of Animals.

(a) No animals, animal waste, food or supplies relating to the animals maintained from time to time in the animal storage areas of the Premises shall be transported within the Building except as provided in this Section 4.6. All deliveries of animals or animal food or supplies to Tenant at the Building shall be made prior to 11:00 a.m. No transportation of animals, animal waste, food or supplies within the Building shall occur between the hours of 11:00 a.m. and 1:00 p.m. At all times that animals are transported within the Common Areas, they shall be transported in an appropriate cage or other container. At no time shall any animals, animal waste, food or supplies relating to the animals be brought into, transported through, or delivered to the lobby of the Building or be transported within the Building in elevators other than the freight elevator.

(b) Tenant shall be responsible, at its sole expense, for the operations of the vivarium in accordance with all Legal Requirements and with standard industry practices. Without limiting the general application of the foregoing, Tenant shall separately dispose of all waste products from the operation of the vivarium, including, without limitation, dead animals, strictly in accordance with Legal Requirements.

5. RENT; ADDITIONAL RENT

5.1 Base Rent. During the Term, Tenant shall pay to Landlord Base Rent in equal monthly installments, in advance and without demand on the first day of each month for and with respect to such month. Unless otherwise expressly provided herein, the payment of Base Rent and Additional Rent (collectively, “Rent”) shall commence on the Rent Commencement Date, and shall be prorated for any partial months, Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment. All other charges and amounts payable by or due from Tenant to Landlord under this Lease shall be deemed to be “Additional Rent”.

5.2 Management Fee Rent. Tenant shall pay to Landlord, as Additional Rent, a “Property Management Fee Rent” equal to three percent (3%) of each payment of monthly Base Rent due under the Lease. The Property Management Fee Rent shall be paid monthly to Landlord in the same manner and at the same time as the monthly Base Rent.

5.3 Taxes.

(a) “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the Land, and upon any personal property of Landlord used in the operation thereof, or on Landlord’s interest therein or such personal property; charges, fees and assessments for transit, housing, police, fire or other services or purported benefits to the Building and the Land (including without limitation any community preservation assessments); service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operation, use or occupancy of the Building and the Land or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities. From and after substantial completion of any occupiable improvements constructed as part of a Future Development, if such improvements are not separately assessed, Landlord shall reasonably allocate Taxes between the Building and such improvements and the land area associated with the same. Taxes shall not include any inheritance, estate, succession, gift, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership and operation of the Building and the Land, or similar taxes, fees, duties, charges, assessments, or levies, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Buildings and the Land were the only real estate owned by Landlord. “Taxes” shall also include reasonable expenses (including without limitation legal and consultant fees) of tax abatement or other proceedings contesting assessments or levies.

(b) “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the Term of this Lease,

(c) Payment of Taxes. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Building Share of Taxes relating to or allocable to the Building and Tenant’s Share of Taxes relating to or allocable to the Land (collectively “Tax Share”). Landlord may make a good faith estimate of the Taxes to be due by Tenant for any Tax Period or part thereof during the Term, and Tenant shall pay to Landlord, on the Rent Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Share of Taxes for such Tax Period or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant’s Share of Taxes and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Share of Taxes shall be appropriately adjusted in accordance with the estimations so that, by the end of the Tax Period in question, Tenant shall have paid all of Tenant’s Share of Taxes as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Taxes are available for each Tax Period, If the total of such monthly remittances is greater than Tenant’s Share of Taxes actually due for such Tax Period, then, provided no Event of Default has occurred nor any event which with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Taxes due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than Tenant’s Share of Taxes actually due for such Tax Period, Tenant shall pay the difference to Landlord, as Additional Rent hereunder, within thirty (30) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate for the next Tax Period shall be based upon actual Taxes for the prior Tax Period plus a reasonable adjustment based upon estimated increases or decreases in Taxes. The provisions of this Section 5.3(c) shall survive the expiration or earlier termination of this Lease.

(d) Effect of Abatements. Appropriate credit against Taxes shall be given for any refund obtained by reason of a reduction in any Taxes by the assessors or the administrative, judicial or other governmental agency responsible therefor after deduction of Landlord’s expenditures for reasonable legal fees and for other reasonable expenses incurred in obtaining the Tax refund.

(e) Part Years. If the Rent Commencement Date or the Expiration Date occurs in the middle of a Tax Period, Tenant shall be liable for only that portion of the Taxes, as the case may be, with respect to such Tax Period within the Term.

5.4 Late Payments.

(a) Any payment of Rent due hereunder not paid when due shall bear interest for each month or fraction thereof from the due date until paid in full at the annual rate of twelve percent (12%), or at any applicable lesser maximum legally permissible rate for debts of this nature (the “Default Rate”).

(b) Additionally, if Tenant fails to make any payment within five (5) days after the due date therefor, Landlord may charge Tenant a fee, which shall constitute liquidated damages, equal to One Thousand and NO/lOO Dollars ($1,000.00) for each such late payment.

(c) For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay a returned check charge equal to the amount as shall be customarily charged by Landlord’s bank at the time.

(d) Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: first, to any unpaid Additional Rent, including without limitation late charges, returned check charges, legal fees and/or court costs chargeable to Tenant hereunder; and then to unpaid Base Rent.

(e) The parties agree that the late charge referenced in Section 5.4(b) represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

(f) If Tenant during any six (6) month period shall be more than five (5) days delinquent in the payment of any installment of Rent on three (3) or more occasions, then, notwithstanding anything herein to the contrary, Landlord may, by written notice to Tenant, elect to require Tenant to pay all Base Rent and Additional Rent quarterly in advance. Such right shall be in addition to and not in lieu of any other right or remedy available to Landlord hereunder or at law on account of Tenant’s default hereunder.

5.5 No Offset; Independent Covenants; Waiver. Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein. TENANT WAIVES ALL RIGHTS (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT, AND (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF, EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE. LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V. LEONE ENTERPRISES, INC., 437 MASS. 708 (2002). SUCH ACKNOWLEDGEMENTS, AGREEMENTS AND WAIVERS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

5.6 Survival. Any payment obligations under this Section 5 which shall not have been paid at the expiration or earlier termination of the Term shall survive such expiration or earlier termination and shall be paid when and as the amount of same shall be determined and be due.

6. INTENTIONALLY OMITTED.

7. SECURITY DEPOSIT; LETTER OF CREDIT

7.1 Amount. Contemporaneously with the execution of this Lease, Tenant shall deliver to Landlord either as Tenant shall so elect (i) cash in the amount specified in the Lease Summary Sheet (the “Cash Security Deposit”), which shall be held by Landlord in accordance with Section 7.4 below, or (ii) an irrevocable letter of credit (the “Letter of Credit”) that shall (a) be in the initial amount of $560,234.61; (b) be issued on the form attached hereto as Exhibit 5; (c) name Landlord as its beneficiary; and (d) be drawn on an FDIC insured financial institution reasonably satisfactory to Landlord that satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold (as those terms are defined below). The “Minimum Rating Agency Threshold” shall mean that the issuing bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation) “Baa” or better by Moody’s Investors Service, Inc. and/or “BBB” or better by Standard & Poor’s Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The “Minimum Capital Threshold” shall mean that the Issuing Bank has combined capital, surplus and undivided profits of not less than $10,000,000,000. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than one (1) year. If the issuer of the Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period, Tenant shall be required to deliver a substitute Letter of Credit satisfying the conditions hereof at least thirty (30) days prior to the expiration of the term of such Letter of Credit. If the issuer of the Letter of Credit fails to satisfy either or both of the Minimum Rating Agency Threshold or the Minimum Capital Threshold, Tenant shall be required to deliver a substitute letter of credit from another issuer reasonably satisfactory to the Landlord and that satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold not later than ten (10) business days after Landlord notifies Tenant of such failure. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least sixty (60) days after the Expiration Date. If Tenant fails to furnish such renewal or replacement at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article 7. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank reasonably satisfactory to Landlord at the time of the issuance thereof.

7.2 Application of Proceeds of Letter of Credit. Upon an Event of Default, or if any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors (and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days) or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, Landlord at its sole option may draw down all or a part of the Letter of Credit. The balance of any Letter of Credit cash proceeds shall be held in accordance with Section 7.4 below. Should the entire Letter of Credit, or any portion thereof, be drawn down by Landlord, Tenant shall, upon the written demand of Landlord, deliver a replacement Letter of Credit in the amount drawn, and Tenant’s failure to do so within ten (10) days after receipt of such written demand shall constitute an additional Event of Default hereunder. The application of all or any part of the cash proceeds of the Letter of Credit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord.

7.3 Transfer of Letter of Credit. In the event that Landlord transfers its interest in the Premises, Tenant shall upon notice from and at no cost to Landlord, deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit naming Landlord’s successor as the beneficiary thereof. If Tenant fails to deliver such amendment or replacement within ten (10) business days after written notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof in accordance with Section 7.4 below.

7.4 Cash Proceeds of Letter of Credit. Landlord shall hold the Cash Security Deposit and/or the balance of proceeds remaining after a draw on the Letter of Credit (each hereinafter referred to as the “Security Deposit”) as security for Tenant’s performance of all its Lease obligations. After an Event of Default, Landlord may apply the Security Deposit, or any part thereof, to Landlord’s damages without prejudice to any other Landlord remedy. Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord’s funds. If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, may be turned over to the grantee in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit.

7.5 Return of Security Deposit or Letter of Credit. Should Tenant comply with all of such terms, covenants and conditions and promptly pay all sums payable by Tenant to Landlord hereunder, the Security Deposit and/or Letter of Credit or the remaining proceeds therefrom, as applicable, shall be returned to Tenant within sixty (60) days after the end of the Term, less any portion thereof which may have been utilized by Landlord to cure any default or applied to any actual damage suffered by Landlord.

7.6 Reduction in Security Deposit or Letter of Credit. Notwithstanding anything herein to the contrary, provided that no Default by Tenant of any of its obligations under the Lease occurs (i) at any time prior to the Effective Reduction Date, as hereinafter defined, and (ii) on the Effective Reduction Date (the “Reduction Conditions”), the Security Deposit shall be reduced to $420,175.96 (the “Reduced Security Deposit Amount”) effective as of January 31, 2019 (the “Effective Reduction Date”). In no event shall the Security Deposit ever be reduced below $420,175.96. Any reduction in the Security Deposit shall be accomplished as follows:

(a) If the Security Deposit is in the form of a Letter of Credit, then so long as the Reduction Conditions have been met Tenant shall, on or after the Effective Reduction Date, either deliver to Landlord a replacement Letter of Credit which satisfies the requirements of this Section in the Reduced Security Deposit Amount, in substitution of the Letter of Credit which Landlord is then holding, or deliver to Landlord an amendment to the Letter of Credit which Landlord is then holding, which amendment shall reduce the amount of said Letter of Credit to the Reduced Security Deposit Amount and shall be in form and substance reasonably acceptable to Landlord.

(b) If the Security Deposit is in the form of a cash security deposit, then Tenant shall, on or after the Effective Reduction Date, request such reduction in a written notice to Landlord, and Landlord shall, within ten (10) business days after its receipt of such request, provide to Tenant a partial refund of the Security Deposit so that Landlord will be holding the Reduced Security Deposit Amount (i.e., $420,175.96).

If the Reduction Conditions are not met on the Effective Reduction Date, then there shall be no reduction in the Security Deposit. Notwithstanding anything to the contrary contained herein, if Landlord declines to allow the reduction of the Security Deposit as of the Effective Reduction Date by reason of Tenant’s failure to be in compliance with the Reduction Conditions, Tenant shall be entitled to such reduction of the Security Deposit if Tenant subsequently cures all outstanding defaults and, at the time that it cures all such defaults, Tenant then satisfies both of the Reduction Conditions.

8. INTENTIONALLY OMITTED

9. UTILITIES, LANDLORD’S SERVICES

9.1 Electricity. Commencing as of the Term Commencement Date, Tenant shall pay all charges for electricity furnished to the Premises, Storage Premises, and PH System Premises and any equipment exclusively serving the same, as Additional Rent, based on applicable existing (or replacement) metering equipment, which equipment records consumption at the Premises, Storage Premises, and PH System Premises. Tenant shall, at Tenant’s sole cost and expense, maintain and keep in good order, condition and repair the metering equipment used to measure electricity furnished to the Premises, Storage Premises, and PH System Premises, and any equipment exclusively serving the same. Tenant shall pay the full amount of any charges attributable to such meter or sub-meter on or before the due date therefor either to Landlord or directly to the supplier thereof, at the Landlord’s direction.

9.2 Water. Commencing on the Term Commencement Date, if not paid directly by Tenant to its water service provider, Tenant shall pay all charges for water furnished to the Premises and/or any equipment exclusively serving the Premises as Additional Rent, based on Landlord’s reasonable estimates if there is not any applicable metering or sub-metering equipment showing Tenant’s actual usage. At Tenant’s request, Landlord shall provide Tenant with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Tenant. If not separately metered, Landlord may elect to furnish and install in a location approved by Landlord in or near the Premises any necessary metering or sub-metering equipment reasonably acceptable to Landlord and the supplier thereof to be used to measure water furnished to the Premises and any equipment exclusively serving the same. If applicable, Tenant shall, at Tenant’s sole cost and expense, maintain and keep in good order, condition and repair the metering equipment used to measure water furnished to the Premises and any equipment exclusively serving the same. Tenant shall pay the full amount of any charges attributable to such meter or sub-meter on or before the due date therefor either to Landlord or directly to the supplier thereof, at Landlord’s election.

9.3 Gas. Tenant shall pay all charges for gas furnished to the Premises and/or any equipment exclusively serving the Premises as Additional Rent, based on applicable existing (or replacement) airflow metering equipment which equipment records consumption at the Premises. Tenant shall, at Tenant’s sole cost and expense, maintain and keep in good order, condition and repair the metering equipment used to measure gas furnished to the Premises and any equipment exclusively serving the same. Tenant shall pay the full amount of any charges attributable to such meter on or before the due date therefor either to Landlord or directly to the supplier thereof, as the Landlord’s discretion.

9.4 Other Utilities. Subject to Landlord’s reasonable rules and regulations governing the same, Tenant shall obtain and pay, as and when due, for all other utilities and services consumed in and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto.

9.5 Interruption or Curtailment of Utilities. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right, upon as much prior notice to Tenant as is practicable under the circumstances and no less than twenty- four (24) hours’ notice except in the event of an emergency, to interrupt, curtail, or stop (i) the furnishing of hot and/or cold water, and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor, except as set forth in Section 9.7, shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

9.6 Landlord’s Services. Landlord shall maintain the existing common Building systems in good condition throughout the Term of the Lease. In addition to the services provided by Landlord, Tenant shall have (x) the right to use the loading dock, dumpster and/or compactor, and freight elevator services for the Building on a non-discriminatory, first-come, first served basis, it being understood that the use of the freight elevator, dumpster and/or compactor, and loading dock must be scheduled in advance with Landlord but there shall be no charge for any such usage, and (y) such other services as Landlord reasonably determines are necessary or appropriate for the Property, including any services Landlord provides generally to tenants or other occupants of the Science Building. If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 10.1 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus a reasonable administrative charge. Except in emergencies, as reasonably determined by Landlord, Landlord shall use reasonable efforts to notify Tenant of Landlord’s estimate of the cost of providing such services and any associated administrative charges prior to providing such service(s). If Tenant wishes to obtain such services which are not Landlord’s express obligation under this Lease from third party vendors other than Landlord, Tenant may do so, subject to Landlord’s reasonable approval of such services and provided that (i) any such third party vendors are approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), (ii) such third party vendors provide Landlord with evidence of amounts and types of insurance as may be reasonably required by Landlord, (iii) such third party vendors comply with the applicable rules and regulations for the Building, and (iv) such third party vendors will not cause a labor disruption vis a vis other vendors or contractors in the Building, as determined by Landlord in Landlord’s reasonable discretion. Tenant shall provide its own cleaning services to the Premises according to cleaning standards generally prevailing in comparable research and development buildings in the City of Cambridge and according to any cleaning specifications adopted by Landlord from time to time during the Term of this Lease.

9.7 Tenant’s Remedies in the Event of Service Interruption.

(a) Abatement of Base Rent. In the event that: (i) there shall be an interruption, curtailment or suspension of any utility service described above in this Section 9 or failure to perform any obligation required to be provided or performed by Landlord pursuant to Sections 9 or 10.2 (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of the Premises, or any portion thereof (any such event, a “Service Interruption”), and (ii) such Service Interruption shall continue for five (5) consecutive business days following receipt by Landlord of written notice (the “Service Interruption Notice”) from Tenant describing such Service Interruption (“Abatement Service Interruption Cure Period”), and (iii) such Service Interruption shall not have been caused by Tenant Fault, as defined in Section 9.7(b) below (an event that satisfies the foregoing conditions (i)-(iii) being referred to hereinafter as a “Material Service Interruption”) then, Tenant, subject to the next following sentence, shall be entitled to an equitable abatement of Base Rent, Management Fee Rent, and Tax Share based on the nature and duration of the Material Service Interruption and the area of the Premises, Storage Premises, and/or PH System Premises affected, for any and all days following the Material Service Interruption Cure Period that the Material Service Interruption is continuing. The Abatement Service Interruption Cure Period shall be extended by reason of any delays in Landlord’s ability to cure the Service Interruption in question caused by causes beyond Landlord’s reasonable control, provided however, that in no event shall the Abatement Service Interruption Cure Period with respect to any Service Interruption be longer than ten (10) consecutive business days after Landlord receives the applicable Service Interruption Notice.

(b) Tenant’s Termination Right. In the event that: (i) a Service Interruption occurs, and (ii) such Service Interruption continues for a period of ninety (90) consecutive days after Landlord receives a Service Interruption Notice with respect to such Service Interruption (“Termination Service Interruption Cure Period”), and (iii) such Service Interruption shall not have been caused by the default, negligence or willful misconduct of Tenant or any of the Tenant Parties or Tenant’s invitees (any such cause being referred to as “Tenant Fault”), then Tenant shall have the right to terminate this Lease by giving a written termination notice to Landlord after the expiration of the Termination Service Interruption Cure Period. If such Service Interruption is cured within ten (10) days (“Post-Termination Notice Cure Period”) after Landlord receives such termination notice, then Tenant shall have no right to terminate this Lease based upon such Service Interruption and Tenant’s termination notice shall be of no force or effect. If such condition is not cured within the Post-Termination Notice Cure Period, then the term of the Lease shall terminate as of the expiration of the Post-Termination Cure Period. The Termination Service Interruption Cure Period and the Post-Termination Notice Cure Period shall each be extended by reason of any delays in Landlord’s ability to cure the Service Interruption in question caused by causes beyond Landlord’s reasonable control, provided however, that in no event shall the aggregate extension of the Termination Service Interruption Cure Period and the Post-Termination Notice Cure Period by reason of causes beyond Landlord’s reasonable control exceed thirty (30) days.

(c) In the event of any Service Interruption, Landlord will use all commercially reasonable efforts to restore any Service Interruption as soon as is reasonably practicable.

(d) The provisions of this Section 9,7 shall not apply in the event of a Service Interruption caused by Casualty or Taking (see Section 15 hereof).

(e) The provisions of this Section 9.7 set forth Tenant’s sole rights and remedies, both in law and in equity, in the event of any Service Interruption.

9.8 Tenant Right to Request Back-Up for Utility Costs.

Landlord shall, within fifteen (15) days of Landlord’s receipt ofwritten request from Tenant, from time to time, provide to Tenant reasonable evidence (e.g. invoices and metering readings) of the amounts payable by Tenant under this Section 9.

10. MAINTENANCE AND REPAIRS

10.1 Maintenance and Repairs by Tenant. Tenant shall keep neat and clean and free of insects, rodents, vermin and other pests and in good repair, order and condition the Premises, including without limitation the entire interior of the Premises, all electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of the Tenant (whether located in the Premises or other portions of the Building), all fixtures, equipment and lighting therein, electrical equipment wiring, doors, non-structural walls, windows and floor coverings, reasonable wear and tear and damage by Casualty excepted. Subject to Landlord’s obligations in Section 10.2 below, Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the proper maintenance of: (i) all building systems (including, without limitation, life safety, sanitary, electrical, heating, air conditioning, plumbing, security or other systems) located within the Premises, and (ii) all equipment and appliances located within and exclusively serving the Premises.

10.2 Maintenance and Repairs by Landlord. Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, Landlord shall maintain and keep in reasonable condition: (i) all common Building systems providing services to the Premises, Storage Premises, and PH System Premises (including, without limitation, life safety, sanitary, electrical, heating, air conditioning, plumbing, security or other systems) to the point of connection in the Premises, Storage Premises, and PH System Premises, (ii) the Building foundation, (iii) the roof, and (iv) the Building structure, structural floor slabs and columns, all in good repair, order and condition. In addition, Landlord shall operate and maintain the Common Areas in substantially the same manner as comparable combination office and laboratory facilities in the vicinity of the Premises.

10.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but, subject to Section 14.5 below, if such damage or defective condition was caused by any Tenant Parties, the cost to remedy the same shall be paid by Tenant.

10.4 Floor Load—Heavy Equipment. Tenant and/or any occupants of the Premises shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements. Landlord reserves the right to prescribe the weight and position of all safes, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Heavy Equipment”), which shall be placed so as to distribute the weight. Heavy Equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance to other Building tenants. Tenant shall not move any Heavy Equipment into or out of the Building without giving Landlord prior written notice thereof and observing all of Landlord’s Rules and Regulations with respect to the same. If such Heavy Equipment requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Legal Requirements. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord Parties harmless from and against any and all claims, damages, losses, penalties, costs, expenses and fees (including without limitation reasonable legal fees) (collectively, “Claims”) resulting directly or indirectly from such moving, except to the extent such Claims are caused by the negligence or willful misconduct of any of the Landlord Parties. Proper placement of all Heavy Equipment in the Premises shall be Tenant’s responsibility.

10.5 Premises Cleaning. Tenant shall be responsible, at its sole cost and expense, for janitorial and trash removal services and other biohazard disposal services for the Premises, including the laboratory areas thereof. Such services shall be performed by licensed (where required by law or governmental regulation), insured and qualified contractors approved in advance, in writing, by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) and on a sufficient basis to ensure that the Premises are at all times kept neat and clean.

10.6 Pest Control. Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

11. ALTERATIONS AND IMPROVEMENTS BY TENANT

11.1 Landlord’s Consent Required. Tenant shall not make any alterations, decorations, installations, removals, additions or improvements (“Alterations”) in or to the Premises without Landlord’s prior written approval of the contractors), written plans and specifications and a time schedule therefor. Landlord reserves the right to require that Tenant use Landlord’s preferred vendor(s) for any Alterations that involve roof penetrations, alarm tie-ins, sprinklers, fire alarm and other life safety equipment. Tenant shall not make any amendments or additions to plans and specifications approved by Landlord without Landlord’s prior written consent. Landlord’s approval of non-structural Alterations shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord may withhold its consent in its sole discretion (a) to any Alteration to or affecting the fixed lab benches, fume hoods, roof and/or building systems, (b) with respect to matters of aesthetics relating to Alterations to or affecting the exterior of the Building, and (c) to any Alteration affecting the Building structure. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record, (including connections to the Building’s structural system, modifications to the Building’s envelope, non- structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the alterations as Landlord may reasonably request. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials (whether building standard or non-building standard), appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant. Except as otherwise expressly set forth herein, all Alterations shall be done at Tenant’s sole cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate. If Tenant shall make any Alterations, then (unless otherwise stated by Landlord in its consent to the performance of such Alteration) Landlord may elect to require Tenant at the expiration or sooner termination of the Term to restore the Premises to substantially the same condition as existed immediately prior to the Alterations, ordinary wear and tear excepted. Tenant shall provide Landlord with reproducible record drawings (in CAD format) of all Alterations within sixty (60) days after completion thereof. Within thirty (30) days after substantial completion of any Alteration, Tenant shall provide Landlord with an air balance report, in form and substance reasonably acceptable to Landlord, from an engineer reasonably acceptable to Landlord.

11.2 After-Hours. Landlord and Tenant recognize that to the extent Tenant elects to perform some or all of the Alterations during times other than normal construction hours (i.e., Monday-Friday, 7:00 a.m. to 3:00 p.m., excluding holidays), Landlord may need to make arrangements to have supervisory personnel on site. Accordingly, Landlord and Tenant agree as follows: Tenant shall give Landlord at least two (2) business days’ prior written notice of any time outside of normal construction hours when Tenant intends to perform any Alterations (the “After-Hours Work”). Tenant shall reimburse Landlord, within ten (10) days after demand therefor, for the cost of Landlord’s supervisory personnel overseeing the After-Hours Work. In addition, if construction during normal construction hours unreasonably disturbs other tenants of the Building, in Landlord’s sole discretion, Landlord may require Tenant to stop the performance of Alterations during normal construction hours and to perform the same after hours, subject to the foregoing requirement to pay for the cost of Landlord’s supervisory personnel.

11.3 Harmonious Relations. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building, the Property or any part thereof. In the event of any such difficulty, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such difficulty to leave the Property immediately.

11.4 Liens. No Alterations shall be undertaken by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors for such Alteration and taken other appropriate protective measures approved and/or required by Landlord, in the exercise of its reasonable discretion; and (ii) Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) business days thereafter, at Tenant’s expense by filing the bond required by law or otherwise.

11.5 General Requirements. Unless Landlord and Tenant otherwise agree in writing, Tenant shall (a) procure or cause others to procure on its behalf all necessary permits before undertaking any Alterations in the Premises (and provide copies thereof to Landlord); (b) perform all of such Alterations in a good and workmanlike manner, employing materials of good quality’ and in compliance with Landlord’s reasonable construction rules and regulations promulgated pursuant to Section 18, all insurance requirements of this Lease, and Legal Requirements; and (c) defend, indemnify and hold the Landlord Parties harmless from and against any and all Claims occasioned by or growing out of such Alterations, except to the extent such Claims are caused by negligence or willful misconduct of any of the Landlord Parties.

12. SIGNAGE

12.1 Restrictions. Tenant shall have the right to install Building standard signage identifying Tenant’s business at the entrance to the Premises, which signage shall be subject to Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Subject to the foregoing, and subject to Section 12.2 below, Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises, or any part of the interior visible from the exterior thereof, any sign, banner, advertising matter or any other thing of any kind (including, without limitation, any hand-lettered advertising), and shall not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval. Landlord hereby confirms that Landlord has consented to Tenant’s continued usage of signs, blinds and/or other window coverings in place as of the Execution Date.

12.2 Monument Signage. Provided that: (i) no Default of Tenant has occurred hereunder and (ii) Tenant is occupying not less than 22,581 rentable square feet in the Building (collectively, the “Monument Sign Conditions”), Tenant shall have the right, at Tenant’s sole cost and expense, to continue to maintain the existing installation of one (1) identification sign (the “Monument Sign”), consisting of the name and/or logo of Tenant, on the existing monument which serves the Building, for the initial Term of the Lease, and any extensions thereof, subject to maintenance and removal of such Monument Sign (including, without limitation, the repair and cleaning of the existing monument facade upon removal of such Monument Sign) shall be performed at Tenant’s sole cost and expense in accordance with the terms and conditions governing alterations pursuant to Section 11 hereof. Notwithstanding the foregoing provisions of this Section 12.2 to the contrary, (i) within thirty (30) days after the date on which there occurs, and remains uncured, a failure of any of the Monument Sign Conditions, or (ii) immediately upon the expiration or earlier termination of the Term of the Lease, Tenant shall, at Tenant’s cost and expense, remove the Monument Sign and restore all damage to the monument caused by the installation and/or removal of such Monument Sign, normal wear and tear excepted, which removal and restoration shall be performed in accordance with the terms and conditions governing alterations pursuant to Section 11 hereof. The right to the Monument Sign granted pursuant to this Section 12,2 is personal to Tenant, and may not be exercised by any occupant, subtenant, or other assignee of Tenant, other than an Affiliated Entity.

12.3 Building Directory. Landlord shall list Tenant within the directory in the Building lobby at Landlord’s sole cost and expense. Subject to reasonable limits on the number of lines on the directory Landlord can provide and all such additional signage in the lobby directory, Landlord shall add the names of any approved subtenants or licensees occupying any portion of the Premises at Tenant’s sole cost and expense. Tenant, at Tenant’s sole cost and expense, may install building standard signage at the entrance to Tenant’s Premises on the first floor in accordance with plans and specifications therefor that have been approved in advance, in writing by Landlord. Landlord confirms that Tenant’s shall continue to maintain Tenant’s existing listings in the tenant directory of the Building.

13. ASSIGNMENT, MORTGAGING AND SUBLETTING

13.1 Landlord’s Consent Required. Tenant shall not mortgage or encumber this Lease or in whole or in part whether at one time or at intervals, operation of law or otherwise, Except as expressly otherwise set forth herein, Tenant shall not, without Landlord’s prior written consent, assign, sublet, license or transfer this Lease or the Premises (which may include, in connection therewith, the Storage Premises and/or the PH Systems Premises) in whole or in part by operation of law or otherwise, or permit the occupancy of all or any portion of the Premises by any person or entity other than Tenant’s employees (each of the foregoing, a “Transfer”). Notwithstanding anything in this Section 13 that may be to the contrary, a public offering of Tenant’s and any Tenant Affiliate’s stock or the private placement of stock of Tenant or any Tenant Affiliate shall not be deemed to be a Transfer and shall not require Landlord’s consent. Any purported Transfer made without Landlord’s consent, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease. In the event of any Transfer in violation of this Section 13, Landlord shall have the right to terminate this Lease upon thirty (30) days’ written notice to Tenant given within sixty (60) days after receipt of written notice from Tenant to Landlord of any Transfer, or within one (1) year after Landlord first learns of the Transfer if no notice is given. No Transfer shall relieve Tenant of its primary obligation as party Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.

13.2 Landlord’s Recapture Right.

(a) Subject to Section 13.7 below, Tenant shall, prior to offering or advertising the Premises or any portion thereof for a Transfer, give a written notice (the “Recapture Notice”) to Landlord which: (i) states that Tenant desires to make a Transfer, (ii) identifies the affected portion of the Premises (the “Recapture Premises”), (iii) identifies the period of time (the “Recapture Period”) during which Tenant proposes to sublet the Recapture Premises, or indicates that Tenant proposes to assign its interest in this Lease, and (iv) offers to Landlord to terminate this Lease with respect to the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in this Lease or a subletting for the remainder of the term of this Lease) or to suspend the Term for the Recapture Period (i.e., the Term with respect to the Recapture Premises shall be terminated during the Recapture Period and Tenant’s rental obligations shall be proportionately reduced). Landlord shall have fifteen (15) days within which to respond to the Recapture Notice.

(b) If Tenant does not enter into a Transfer on the terms and conditions contained in the Recapture Notice on or before the date which is one hundred eighty (180) days after the earlier of: (x) the expiration of the 15 day period specified in Section 13.2(a) above, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant’s offer contained in the Recapture Notice, time being of the essence, then prior to entering into any Transfer after such 180-day period, Tenant must deliver to Landlord a new Recapture Notice in accordance with Section 13.2(a) above

(c) Notwithstanding anything to the contrary contained herein, if Landlord notifies Tenant that it accepts the offer contained in the Recapture Notice or any subsequent Recapture Notice, Tenant shall have the right, for a period of fifteen (15) days following receipt of such notice from Landlord, time being of the essence, to notify Landlord in writing that it wishes to withdraw such offer and this Lease shall continue in full force and effect.

(d) Landlord shall have no recapture right, and this Section 13.2 shall not apply, with respect to any Transfer to an Affiliated Entity or Successor.

13.3 Standard of Consent to Transfer. Subject to the provisions of this Section 13, Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer to a person or entity which will use the Premises for the Permitted Uses and, in Landlord’s reasonable opinion: (a) has a tangible net worth and other financial indicators sufficient to meet the transferee’s obligations under the Transfer instrument in question; (b) has a business reputation compatible with the operation of a first-class combination laboratory, research, development and office building; and (c) the intended use of such entity does not violate any restrictive use provisions then in effect with respect to the Building. When the consent of Landlord is required, consent shall be given within twenty-five (25) days from the date of Landlord’s receipt from Tenant of: (i) Tenant’s written request for consent and (ii) all information reasonably required by Landlord to make a decision regarding such Transfer Request (collectively, the “Transfer Request”). Tenant shall reimburse Landlord for all reasonable out-of-pocket expenses, as set forth in Section 25.7, incurred by Landlord in reviewing the Transfer Request. If Landlord fails to grant its consent or if consent is not affirmatively withheld for a good reason within such twenty-five (25) day period, then Tenant shall have the right to give Landlord a reminder notice specifically identifying the provisions of Section 13.3 and advising Landlord, IN PROMINENT BOLD TYPE, of the effect of Landlord’s failure timely to respond to such reminder notice. If Landlord does not respond in writing to such reminder notice within five (5) business days after Landlord’s receipt of such reminder notice, then Landlord shall be conclusively deemed to have consented to such Transfer Request.

13.4 INTENTIONALLY OMITTED.

13.5 Profits In Connection with Transfers. Tenant shall, within thirty (30) days of receipt thereof, pay to Landlord fifty percent (50%) of any profits received by Tenant in connection with any Transfer. Such profits shall be defined as rent or other consideration to be paid or given to any Tenant Parties in connection with any Transfer, either initially or over time, after deducting: (a) the reasonable amount of the following costs incurred by Tenant in connection with such Transfer: construction costs and construction allowances, out-of-pocket legal, architectural and engineering, and brokerage fees and expenses, and (b) the amount of Rent payable to Landlord by Tenant with respect to the portion of the Premises subject to such Transfer.

13.6 Conditions to Transfers. Notwithstanding any contrary provision of this Lease, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and (ii) the date on which such Transfer is to take effect, Tenant is not in monetary or material non-monetary default of Tenant’s obligations under this Lease. Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer to (a) any government agency; or (b) any tenant, subtenant or occupant of other space in the Building, unless the Landlord cannot satisfy the needs of such tenant, subtenant, or occupant as to the term, or size of premises required by such tenant, subtenant or occupant; or (c) any entity with whom Landlord shall have negotiated for space in the Property in the six (6) months immediately preceding such proposed Transfer, as evidenced by showing space to a representative of such entity.

13.7 Exceptions to Requirement for Consent. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent and without giving Landlord a Recapture Notice, to make a Transfer to (a) an Affiliated Entity (hereinafter defined) so long as such entity remains in such relationship to Tenant, and/or (b) a Successor, provided that prior to or simultaneously with any such Transfer, such Affiliated Entity or Successor, as the case may be, and Tenant execute and deliver to Landlord an assignment and assumption agreement in form and substance reasonably acceptable to Landlord whereby such Affiliated Entity or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be performed, and whereby such Affiliated Entity or Successor, as the case may be, shall expressly agree that the provisions of this Section 13 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers. For the purposes hereof, an “Affiliated Entity” shall be defined as any person or entity (a) that has a net worth and other financial indicators demonstrating such person or entity’s ability to perform all of Tenant’s obligations hereunder, as evidenced by its financial statements in a form reasonably acceptable to Landlord and certified as accurate by such person or the chief financial officer of such tenant entity, as the case may be, or, alternatively, by a certified public accountant reasonably acceptable to Landlord; and (b) which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, a “Successor” shall be defined as any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock or assets, provided that the surviving entity shall have a net worth and other financial indicators sufficient to meet Tenant’s obligations hereunder.

14. INSURANCE; INDEMNIFICATION; EXCULPATION

14.1 Tenant’s Insurance.

(a) Tenant shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises) commercial general liability insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time any of the Tenant Parties shall first enter the Premises, of not less than Two Million Dollars ($2,000,000), and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord, Tenant shall also carry umbrella liability coverage in an amount of no less than Three Million Dollars ($3,000,000), Such policy shall also include contractual liability coverage covering Tenant’s liability assumed under this Lease, including without limitation, Tenant’s indemnification obligations. Such insurance policy(ies) shall name Landlord, Landlord’s managing agent and persons claiming by, through or under them, if any, as additional insureds. Notwithstanding the foregoing, so long as the holder of Tenant’s interest under this Lease is Horizon Discovery Inc., Tenant shall have the right, in lieu of maintaining a base commercial general liability policy with a limit of not less than Two Million Dollars ($2,000,000) and an umbrella liability coverage policy in an amount not less than Three Million Dollars ($3,000,000), to maintain (i) a base commercial general liability policy of not less than One Million Dollars ($1,000,000) that names Landlord and any Landlord Parties as additional insureds and (ii) an umbrella policy of not less than Four Million Dollars ($4,000,000) that does not name Landlord or any Landlord Parties as additional insureds but indemnifies Landlord and the Landlord Parties for any claims covered under such umbrella policy.

(b) Tenant shall take out and maintain throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called “all risk” coverage insurance in an amount equal to one hundred percent (100%) of the replacement cost insuring (i) all items or components of Alterations (collectively, the “Tenant-Insured Improvements”), and (ii) all of Tenant’s furniture, equipment, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building, including, without limitation, Tenant’s Rooftop Equipment (collectively, “Tenant’s Property”). Such insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time.

(c) Tenant shall take out and maintain a policy of business interruption insurance throughout the Term sufficient to cover at least twelve (12) months of Rent due hereunder and Tenant’s business losses during such 12-month period.

(d) During periods when Tenant’s Work and/or any Alterations are being performed, Tenant shall maintain, or cause to be maintained, so-called all risk or special cause of loss property insurance or its equivalent and/or builders risk insurance on 100% replacement cost coverage basis, including hard and soft costs coverages. Such insurance shall protect and insure Landlord, Landlord’s agents, Tenant and Tenant’s contractors, as their interests may appear, against loss or damage by fire, water damage, vandalism and malicious mischief, and such other risks as are customarily covered by so-called all risk or special cause of loss property / builders risk coverage or its equivalent.

(e) Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any Legal Requirements.

(f) Tenant shall cause all contractors and subcontractors to maintain during the performance of any Alterations the insurance described in Exhibit 9 attached hereto.

(g) The insurance required pursuant to Sections 14.1(a), (b), (c), (d) and (e) (collectively, “Tenant’s Insurance Policies”) shall be effected with insurers approved by Landlord, with a rating of not less than “A-XI” in the current Best’s Insurance Reports, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies. Tenant’s Insurance Policies shall each provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to each insured named therein. Tenant’s Insurance Policies may include deductibles in an amount no more than the greater of $25,000 or commercially reasonable amounts. On or before the date on which the Tenant shall first enter the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord binders of Tenant’s Insurance Policies issued by the respective insurers setting forth in full the provisions thereof of Tenant’s Insurance Policies together with evidence satisfactory to Landlord, in the exercise of its reasonable discretion, of the payment of all premiums for such policies. In the event of any claim, and upon Landlord’s request, Tenant shall deliver to Landlord complete copies of Tenant’s Insurance Policies. Upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.

14.2 Indemnification.

(a) Except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties or breach of this Lease by Landlord, Tenant shall defend, indemnify and save the Landlord Parties harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority arising from:

(i) Tenant’s breach of any covenant or obligation under this Lease;

(ii) Any injury to or death of any person, or loss of or damage to property, sustained or occurring in, upon, at or about the Premises;

(iii) Any injury to or death of any person, or loss of or damage to property arising out of the use or occupancy of the Premises by or the negligence or willful misconduct of the Tenant; and

(iv) On account of or based upon any work or thing whatsoever done (other than by Landlord or any of the other Landlord Parties) at the Premises during the Term and during the period of time, if any, prior to the Term Commencement Date that any of the Tenant Parties may have been given access to the Premises.

(b) Landlord, subject to the limitations on Landlord’s liability contained elsewhere in this Lease, agrees to hold Tenant harmless and to defend, exonerate and indemnify Tenant and Tenant’s agents and employees from and against any and all claims, damages, losses, costs, expenses, fees (including without limitation reasonable legal fees), liabilities, or penalties (including without limitation reasonable legal fees) asserted by or on behalf of any third party for damage to the property or injuries to persons sustained or occurring in the Building to the extent arising from the negligence or willful misconduct of Landlord or the other Landlord Parties.

14.3 Property of Tenant. Tenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Tenant’s Property at the Premises shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Section 14.5 hereof, to the extent such damage or loss is due to the negligence or willful misconduct of any of the Landlord Parties.

14.4 Limitation of Landlord’s Liability for Damage or Injury. Landlord shall not be liable for any injury or damage to persons, or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the negligence or willful misconduct of any of the Landlord Parties, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence or willful misconduct, and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property, Landlord hereby agreeing to reimburse Tenant for the reasonable costs incurred by Tenant in taking such temporary measures and safeguards. Notwithstanding the foregoing, in no event shall any of the Landlord Parties be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Lease; nor shall any of the Landlord Parties be liable for any such damage caused by other- tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall any of the Landlord Parties be liable for any latent defect in the Premises or in the Building.

14.5 Waiver of Subrogation; Mutual Release. Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage that may occur to or within the Premises or the Building or any improvements thereto, or any personal property of such party therein which is insured against under any property insurance policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any insurance policy required to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance, such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties. Landlord and Tenant each agrees to use commercially reasonable efforts to cause appropriate clauses to be included in its property insurance policies necessary to implement the foregoing provisions; provided however that the provisions of this Section 14.5 shall not apply in those instances in which a waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible.

14.6 Tenant’s Acts—Effect on Insurance. Tenant shall not knowingly do or permit any Tenant Party to do any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any of Tenant’s insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance of Landlord shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord upon demand for that part of any insurance premiums which shall have been charged because of such failure by Tenant, within ten (10) business days after receipt of an invoice therefor. In addition, Tenant shall reimburse Landlord for any increase in insurance premium arising as a result of Tenant’s use and/or storage of any Hazardous Materials in the Premises.

14.7 Landlord’s Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Building. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Property.

15. CASUALTY; TAKING

15.1 Damage. If the Premises are damaged in whole or part because of fire or other casualty or otherwise become not habitable (“Casualty”), or if the Premises are subject to a taking in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof (any of the foregoing, a “Taking”), then unless this Lease is terminated in accordance with Section 15.2 below, Landlord shall restore the Building and/or the Premises to substantially the same condition as existed immediately following completion of Tenant’s Work, or in the event of a partial Taking which affects the Building and the Premises, restore the remainder of the Building and the Premises not so Taken to substantially the same condition as is reasonably feasible. If, in Landlord’s reasonable judgment, any element of the Tenant-Insured Improvements can more effectively be restored as an integral part of Landlord’s restoration of the Building or the Premises, such restoration shall also be made by Landlord, but at Tenant’s sole cost and expense. Subject to rights of Mortgagees, Tenant Delays, Legal Requirements then in existence and to delays for adjustment of insurance proceeds or Taking awards, as the case may be, and instances of Landlord’s Force Majeure, Landlord shall substantially complete such restoration within one (1) year after Landlord’s receipt of all required permits therefor with respect to substantial reconstruction of at least 50% of the Building, or, within one hundred eighty (180) days after Landlord’s receipt of all required permits therefor in the case of restoration of less than 50% of the Building. Upon substantial completion of such restoration by Landlord, Tenant shall use diligent efforts to complete restoration of the Premises to substantially the same condition as existed immediately prior to such Casualty or Taking, as the case may be, as soon as reasonably possible. Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Building. In no event shall Landlord be required to expend more than the Net (hereinafter defined) insurance proceeds Landlord receives for damage to the Premises and/or the Building or the Net Taking award attributable to the Premises and/or the Building. “Net” means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee) less all costs and expenses, including reasonable adjusters and attorney’s fees, of obtaining the same. Except as Landlord may elect pursuant to this Section 15.1, under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, any Tenant-Insured Improvements. If part of the Premises shall be subject to a Taking, and this Lease is not terminated as provided in this Section 15, the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances and to reflect Tenant’s diminished ability to use the Premises.

15.2 Termination Rights.

(a) Landlord’s Termination Rights. Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant if:

(i) any material portion of the Building or any material means of access thereto is subject to a Taking;

(ii) more than thirty-five percent (35%) of the Building is damaged by Casualty; or

(iii) if the estimated time to complete restoration exceeds one (1) year from the date on which Landlord receives all required permits for such restoration.

(b) Tenant’s Termination Right. If Landlord is so required but fails to complete restoration of the Premises within the time frames and subject to the conditions set forth in Section 15.1 above but in no event more than seventeen (17) months from the date of the Casualty or the Taking affecting at least 50% of the Building or eight (8) months where less than 50% of the Building is affected, then Tenant may terminate this Lease, without penalty or prejudice, upon thirty (30) days’ written notice to Landlord. Notwithstanding the foregoing, if a Taking would materially interfere with or impair Tenant’s use of the Premises and such interference cannot be remedied by restoration as set forth above, then Tenant may terminate this Lease, without penalty or prejudice, upon sixty (60) days’ written notice to Landlord, The remedies set forth in this Section 15.2(b) and in Section 15.2(c) below are Tenant’s sole and exclusive rights and remedies based upon Landlord’s failure to complete the restoration of the Premises as set forth herein. Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to terminate this Lease pursuant to this Section 15.2 if the Casualty was caused by the gross negligence or intentional misconduct of any Tenant Party.

(c) Either Party May Terminate. In the case of any Casualty or Taking affecting the Premises and occurring during the last twelve (12) months of the Term, then (i) if such Casualty or Taking results in more than twenty-five percent (25%) of the floor area of the Premises being unsuitable for the Permitted Uses, or (ii) the damage to the Premises costs more than $250,000 to restore, then either Landlord or Tenant shall have the option to terminate this Lease upon sixty (60) days’ written notice to the other. In addition, if Landlord’s Mortgagee does not release sufficient insurance proceeds to cover the cost of Landlord’s restoration obligations, then Landlord shall (i) notify Tenant thereof, and (ii) have the right to terminate this Lease. If Landlord does not terminate this Lease pursuant to the previous sentence and such notice by Landlord does not include an agreement by Landlord to pay for the difference between the cost of such restoration and such released insurance proceeds, then Tenant may terminate this Lease by written notice to Landlord on or before the date that is thirty (30) days after such notice. Notwithstanding anything to the contrary contained in this Section 15, in no event may Tenant elect to terminate this Lease hereunder if the Casualty that would otherwise give rise to such right results from the gross negligence or willful misconduct of any Tenant Party.

(d) Automatic Termination. In the case of a Taking of the entire Premises, then this Lease shall automatically terminate as of the date of possession by the Taking authority.

(e) Rent Abatement. In the event of a Casualty affecting the Premises, there shall be an equitable adjustment of Base Rent, Property Management Fee Rent and Tenant’s Share of Taxes based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired by reason of such Casualty from and after the date of a Casualty, and continuing until the following portions of the repair and restoration work to be performed by Landlord, as set forth above, are substantially completed: (i) any repair and restoration work to be performed by Landlord within the Premises, and (ii) repair and restoration work with respect to the Common Areas to the extent that damage to the Common Areas caused by such Casualty materially adversely affects Tenant’s use of, or access to, the Premises.

15.3 Taking for Temporary Use. If the Premises are Taken for temporary use, this Lease and Tenant’s obligations, including without limitation the payment of Rent, shall continue. For purposes hereof, a “Taking for temporary use” shall mean a Taking of ninety (90) days or less.

15.4 Disposition of Awards. Except for any separate award for Tenant’s movable trade fixtures, relocation expenses, and unamortized leasehold improvements paid for by Tenant (provided that the same may not reduce Landlord’s award), all Taking awards to Landlord or Tenant shall be Landlord’s property without Tenant’s participation, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant may pursue its own claim against the Taking authority.

16. ESTOPPEL CERTIFICATE.

Tenant shall at any time and from time to time upon not less than ten (10) business days’ prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of any interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence with respect to any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sales and the like.

17. HAZARDOUS MATERIALS

17.1 Prohibition. Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building or the Property (i) any inflammable, combustible or explosive fluid, material, chemical or substance (except for standard office supplies stored in proper containers); and (ii) any Hazardous Material (hereinafter defined), other than the types and quantities of Hazardous Materials which are listed on Exhibit 7 attached hereto (“Tenant’s Hazardous Materials”), provided that the same shall at all times be brought upon, kept or used in so-called ‘control areas’ (the number and size of which shall be reasonably determined by Landlord) and in accordance with all applicable Environmental Laws (hereinafter defined) and prudent environmental practice and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice. Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented. On or before each anniversary of the Rent Commencement Date, and on any earlier date during the 12-month period on which Tenant intends to add a new Hazardous Material or materially increase the quantity of any Hazardous Material to the list of Tenant’s Hazardous Materials, Tenant shall submit to Landlord an updated list of Tenant’s Hazardous Materials for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 17.1. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws (hereinafter defined), prudent environmental practice and (with respect to medical waste and so-called “biohazard materials) good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Property until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

17.2 Environmental Laws. For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including but not limited to any discharge by any of the Tenant Parties into the air, surface water, sewers, soil or groundwater of any Hazardous Material (hereinafter defined) whether within or outside the Premises, including, without limitation (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq,, (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., and (e) Chapter 21E of the General Laws of Massachusetts. Tenant, at its sole cost and expense, shall comply with (i) Environmental Laws, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the City of Cambridge and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.

17.3 Hazardous Material Defined. As used herein, the term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, including without limitation live organisms, viruses and fungi, medical waste and any so-called “biohazard” materials. The term “Hazardous Material” includes, without limitation, oil and/or any material or substance which is (i) designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law.

17.4 Testing. If any Mortgagee or governmental authority requires testing to determine whether there has been any release of Hazardous Materials and such testing is required as a result of the acts or omissions of any of the Tenant Parties, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the reasonable costs thereof, together with interest at the Default Rate until paid in full, Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant’s best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises, the Building or the Property.

17.5 Indemnity; Remediation.

(a) Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord Parties harmless from and against any and all Claims against any of the Landlord Parties arising out of contamination of any part of the Property or other adjacent property, which contamination arises as a result of: (i) the presence of Hazardous Material in the Premises, the presence of which is caused by any act or omission of any of the Tenant Parties, or (ii) from a breach by Tenant of its obligations under this Section 17. This indemnification of the Landlord Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building based upon the circumstances identified in the first sentence of this Section 17.5, Without limiting the foregoing, if the presence of any Hazardous Material in the Building or otherwise in the Property is caused or permitted by any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to return the Property and/or the Building or any adjacent property to their condition as of the date of this Lease, provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions, in Landlord’s reasonable discretion, would not potentially have any adverse effect on the Property, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws.

(b) Without limiting the obligations set forth in Section 17.5(a) above, if any Hazardous Material is in, on, under, at or about the Building or the Property as a result of the acts or omissions of any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property that is in violation of any applicable Environmental Law or that requires the performance of any response action pursuant to any Environmental Law, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to reduce such Hazardous Material to amounts below any applicable “Reportable Quantity”, any applicable “Reportable Concentration” and any other applicable standard set forth in any Environmental Law; provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions would not be reasonably expected to have an adverse effect on the market value or utility of the Property for the Permitted Uses, and in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws (such approved actions, “Tenant’s Remediation”).

(c) In the event that Tenant fails to complete Tenant’s Remediation prior to the end of the Term, then:

(i) until the completion of Tenant’s Remediation (as evidenced by the certification of Tenant’s “Licensed Site Professional” (as such term is defined by applicable Environmental Laws), who shall be reasonably acceptable to Landlord) (the “Remediation Completion Date”), Tenant shall pay to Landlord, with respect to the portion of the Premises which reasonably cannot be occupied by a new tenant until completion of Tenant’s Remediation, (A) Additional Rent and (B) Base Rent in an amount equal to the greater of (1) the fair market rental value of such portion of the Premises (determined in substantial accordance with the process described in Section 1.2 above), and (2) Base Rent attributable to such portion of the Premises in effect immediately prior to the end of the Term; and

(ii) Tenant shall maintain responsibility for Tenant’s Remediation and Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws. If Tenant does not diligently pursue completion of Tenant’s Remediation, Landlord shall have the right to either (A) assume control for overseeing Tenant’s Remediation, in which event Tenant shall pay all reasonable costs and expenses of Tenant’s Remediation (it being understood and agreed that all costs and expenses of Tenant’s Remediation incurred pursuant to contracts entered into by Tenant shall be deemed reasonable) within thirty (30) days of demand therefor (which demand shall be made no more often than monthly), and Landlord shall be substituted as the party identified on any governmental filings as the party responsible for the performance of such Tenant’s Remediation or (B) require Tenant to maintain responsibility for Tenant’s Remediation, in which event Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws, it being understood that Tenant’s Remediation shall not contain any requirement that Tenant remediate any contamination to levels or standards more stringent than those associated with the Property’s current office, research and development, laboratory, and vivarium uses.

(d) The provisions of this Section 17.5 shall survive the expiration or earlier termination of this Lease.

17.6 Disclosures. Prior to bringing any Hazardous Material into any part of the Property, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including without limitation Tenant’s “Spill Response Plan” (as such term is defined by applicable Environmental Laws), and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; (c) copies of all Required Permits relating thereto; and (d) other information reasonably requested by Landlord.

17.7 Removal. Tenant shall be responsible, at its sole cost and expense, for Hazardous Material and other biohazard disposal services for the Premises, Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Materials and biohazards except in appropriate, specially marked containers reasonably approved by Landlord.

18. RULES AND REGULATIONS.

18.1 Rules and Regulations. Tenant will faithfully observe and comply with all rules and regulations promulgated from time to time with respect to the Building, the Property and construction within the Property that are applicable to similarly situated tenants in the Property generally (collectively, the “Rules and Regulations”). The current version of the Rules and Regulations is attached hereto as Exhibit 8. In the case of any conflict between the provisions of this Lease and any future rules and regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees,

18.2 Energy Conservation. Landlord may institute upon written notice to Tenant such policies, programs and measures for the conservation and/or preservation of energy or energy services (collectively, the “Conservation Program”) as may be; (i) required by Legal Requirements, or (ii) as, in Landlord’s reasonable judgment, may be necessary or required because of market conditions, provided however, that any Conservation Program promulgated by Landlord pursuant to this clause (ii) does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the Premises below the level of energy or energy services then being provided in comparable combination laboratory, research and development and office buildings in the vicinity of the Premises. Upon receipt of such notice, Tenant shall comply with the Conservation Program.

18.3 Recycling. Upon written notice, Landlord may establish reasonable policies, programs and measures for the recycling of paper, products, plastic, tin and other materials (a “Recycling Program”), Upon receipt of such notice, Tenant will comply with the Recycling Program at Tenant’s sole cost and expense.

19. LAWS AND PERMITS.

19.1 Legal Requirements. Tenant shall not cause or permit the Premises, or cause the Property or the Building to be used in any way that violates any Legal Requirement, order, permit, approval, variance, covenant or restrictions of record or any provisions of this Lease, interferes with the rights of tenants of the Building, or constitutes a nuisance or waste. Tenant shall obtain, maintain and pay for all permits and approvals needed for the operation of Tenant’s business and/or Tenant’s Rooftop Equipment, as soon as reasonably possible, and in any event shall not undertake any operations or use of Tenant’s Rooftop Equipment unless all applicable permits and approvals are in place and shall, promptly take all actions necessary to comply with all Legal Requirements, including, without limitation, the Occupational Safety and Health Act, applicable to Tenant’s use of the Premises, the Property or the Building. Tenant shall maintain in full force and effect all certifications or permissions required by any authority having jurisdiction to authorize, franchise or regulate Tenant’s use of the Premises. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits and approvals directly or indirectly relating or incident to: the conduct of its activities on the Premises; its scientific experimentation, transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste or animals or laboratory specimens. Within ten (10) days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any Mortgagee of Landlord or unless Landlord reasonably suspects that Tenant has violated the provisions of this Section 19.1, Tenant shall furnish Landlord with copies of all such permits and approvals that Tenant possesses or has obtained together with a certificate certifying that such permits are all of the permits that Tenant possesses or has obtained with respect to the Premises. Tenant shall promptly give written notice to Landlord of any warnings or violations relative to the above received from any federal, state or municipal agency or by any court of law and shall promptly cure the conditions causing any such violations. Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly cure any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation by appellate or other proceedings permitted under Legal Requirements, provided that: (i) any such contest is made reasonably and in good faith, (ii) Tenant makes provisions, including, without limitation, posting bond(s) or giving other security, reasonably acceptable to Landlord to protect Landlord, the Building and the Property from any liability, costs, damages or expenses arising in connection with such alleged violation and failure to cure, (iii) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses arising in connection with such condition and/or violation, (iv) Tenant shall promptly cure any violation in the event that its appeal of such violation is overruled or rejected, and (v) Tenant’s decision to delay such cure shall not, in Landlord’s good faith determination, be likely to result in any actual or threatened bodily injury, property damage, or any civil or criminal liability to Landlord, any tenant or occupant of the Building or the Property, or any other person or entity. Nothing contained in this Section 19.1 shall be construed to expand the uses permitted hereunder beyond the Permitted Uses. Landlord shall comply with any Legal Requirements and with any direction of any public office or officer-relating to the maintenance or operation of the structural elements of the Property, including the Buildings and the Common Areas.

20. DEFAULT

20.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder by Tenant:

(a) If Tenant fails to make any payment of Rent or any other payment required hereunder, as and when due, and such failure shall continue for a period of five (5) days after notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to make any payment within five (5) days after the due date therefor, and (ii) Landlord has given Tenant written notice under this Section 20.1(a) on more than two (2) occasions during the twelve (12) month interval preceding such failure by Tenant;

(b) If Tenant shall abandon the Premises (whether or not the keys shall have been surrendered or the Rent shall have been paid);

(c) If Tenant shall fail to execute and deliver to Landlord an estoppel certificate pursuant to Section 16 above or a subordination, non-disturbance and attornment agreement pursuant to Section 22 below, within the timeframes set forth therein;

(d) If Tenant shall fail to maintain any insurance required hereunder and such failure is not cured within ten (10) days of Landlord’s written notice to Tenant thereof;

(e) If Tenant shall fail to restore the Security Deposit to its original amount or deliver a replacement Letter of Credit as required under Section 7 above, within the timeframes set forth therein;

(f) If Tenant causes or suffers any release of Hazardous Materials in or near the Property;

(g) If Tenant shall make a Transfer in violation of the provisions of Section 13 above; or if any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Section 13 hereof;

(h) Intentionally omitted;

(i) The failure by Tenant to observe or perform any of the material covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty (30) days after notice thereof from Landlord; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord;

(j) Tenant becomes insolvent as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due;

(k) Tenant shall make a general assignment or trust mortgage, or other general conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors,

(l) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property generally and a sale of its assets shall be held thereunder;

(m) any judgment, attachment or the like in excess of $1,000,000 shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc, within thirty (30) days of such entry, recording or filing, as the case may be;

(n) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter;

(o) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or substantially all of Tenant’s property and such appointment shall not be vacated within thirty (30) days; or

(p) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within ninety (90) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding.

20.2 Remedies. Upon an Event of Default, Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of Rent or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date. Upon such termination, Landlord shall have the right to utilize the Security Deposit or draw down the entire Letter of Credit, as applicable, and apply the proceeds thereof to its damages hereunder. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, by lawful process in compliance with all Legal Requirements, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

20.3 Damages - Termination.

(a) Upon the termination of this Lease under the provisions of this Section 20, Tenant shall pay to Landlord Rent up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

(i) the amount (discounted to present value at the discount rate applicable to United States Treasury obligations having a maturity date that is the same as the date this Lease would have expired but for Tenant’s Event of Default) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Section 20.3(a)(ii) below), (x) the aggregate of Rent projected over the period commencing with such termination and ending on the Expiration Date, exceeds (y) the aggregate projected rental value of the Premises for such period, taking into account a reasonable time period during which the Premises shall be unoccupied, plus all Reletting Costs (hereinafter defined); or

(ii) amounts equal to Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord, in good faith, in terminating this Lease, as well as the expenses incurred by Landlord, in good faith, of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom (collectively, “Reletting Costs”), it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term; and provided, further, that (x) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (y) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 20.3(a)(ii) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

(b) In calculating the amount due under Section 20.3(a)(i), above, there shall be included, in addition to the Base Rent, all other considerations agreed to be paid or performed by Tenant, including without limitation Tenant’s payment of the Property Management Fee Rent, on the assumption that all such amounts and considerations (but not including the Property Management Fee Rent) would have increased at the rate of three percent (3%) per annum for the balance of the remaining Term (i.e., had the Term expired but for Tenant’s Event of Default).

(c) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated hereunder.

(d) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder.

(e) Intentionally Omitted.

(f) Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the Premises in the event that the Lease is terminated based upon a default by Tenant hereunder. Nothing herein shall obligate Landlord to market Tenant’s Premises in a manner different from the manner in which Landlord markets other premises similar to the Premises that are within Landlord’s control in the Buildings. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant (Landlord hereby agreeing that Tenant shall be deemed to have satisfied the conditions of this clause (i) if Tenant, and anyone claiming by, through, or under Tenant, have vacated and delivered the Premises to Landlord and Tenant has delivered to Landlord a letter irrevocably waiving any right which Tenant might have to recover possession of the Premises), (ii) relet the Premises before leasing other vacant space in the Building, (iii) lease the Premises for a rental less than the current fair market rental then prevailing for similar space in the Buildings, or (iv) enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

If Landlord terminates this Lease during the Initial Term, no damages or other amounts shall be payable hereunder to Landlord related in any way to the Extension Term if Tenant at the time of termination had not yet provided the Extension Notice to Landlord.

20.4 Landlord’s Self-Help; Fees and Expenses. If Tenant shall default in the performance of any covenant on Tenant’s part to be performed in this Lease contained, including without limitation the obligation to maintain the Premises in the required condition pursuant to Section 10.1 above, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, immediately, or at any time thereafter, perform the same for the account of Tenant. Tenant shall, subject to the last sentence of this Section 20.4, pay to Landlord upon demand therefor, any costs incurred by Landlord in connection therewith, together with interest at the Default Rate until paid in full. In addition, Tenant shall pay all of Landlord’s costs and expenses, including without limitation reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord or any of the Landlord Parties, without its fault, being made party to any litigation pending by or against any of the Tenant Parties. In the event of any litigation between Landlord and Tenant, the losing party shall reimburse the prevailing party for its reasonable attorneys fees and court costs.

20.5 Waiver of Redemption, Statutory Notice and Grace Periods. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future Legal Requirements to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Except to the extent prohibited by Legal Requirements, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

20.6 Remedies Not Exclusive. Except where explicitly set forth otherwise herein, the specified remedies to which Landlord or Tenant may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord or Tenant may at any time be lawfully entitled, and Landlord or Tenant may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

20.7 No Waiver. Landlord’s or Tenant’s failure to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy ill this Lease provided.

20.8 Restrictions on Tenant’s Rights. During the continuation of any Event of Default, (a) Landlord shall not be obligated to provide Tenant with any notice pursuant to Sections 2,3 and 2.4 above; and (b) Tenant shall not have the right to make, nor to request Landlord’s consent or approval with respect to, any Alterations or Transfers.

20.9 Landlord Default. Notwithstanding anything to the contrary contained in the Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, provided that, and so long as, Landlord commences to cure within 30 days) after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation and Landlord thereafter diligently prosecutes such cure to completion. Except as expressly set forth in this Lease, Tenant shall not have the right to terminate or cancel this Lease or to withhold rent or to set-off or deduct any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord, unless same continues after notice to Landlord thereof and an opportunity for Landlord to cure the same as set forth above, hr addition, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from rent thereafter due and payable under this Lease. The foregoing shall not delay or affect Tenant’s rights under Sections 9.7 or 15.2.

21. SURRENDER; ABANDONED PROPERTY; HOLD-OVER

21.1 Surrender.

(a) Upon the expiration or earlier termination of the Term, Tenant shall (i) peaceably quit and surrender to Landlord the Premises (including without limitation all fixed lab benches, fume hoods, electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment therein) broom clean, in good order, repair and condition excepting only ordinary wear and tear and damage by fire or other insured Casualty; (ii) remove all of Tenant’s Property, including all autoclaves and cage washers and, to the extent specified by Landlord, Alterations made by Tenant; and (iii) repair any damages to the Premises or the Building caused by the installation or removal of Tenant’s Property and/or such Alterations, ordinary wear and tear excepted. Tenant’s obligations under this Section 21,1 (a) shall survive the expiration or earlier termination of this Lease.

(b) Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, acid neutralization systems and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been contacted by any Hazardous Materials or other chemical or biological materials used in the operation of the Premises, and shall otherwise clean the Premises so as to permit the Surrender Plan (defined below) to be issued, At least thirty (30) days prior to the expiration of the Term (or, if applicable, within five (5) business days after any earlier termination of this Lease based upon Tenant’s default or ten (10) business days after any earlier termination of this Lease for any reason other than Tenant’s default), Tenant shall deliver to Landlord a reasonably detailed narrative description of the actions proposed (or required by any Legal Requirements) to be taken by Tenant in order to render the Premises (including any Alterations permitted or required by Landlord to remain therein) free of Hazardous Materials and otherwise released for unrestricted use and occupancy including without limitation, causing the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public health (the “MDPH”) for the control of radiation, and cause the Premises to be released for unrestricted use by the Radiation Control Program of the MDPH (the “Surrender Plan”). The Surrender Plan (i) shall be accompanied by a current list of (A) all Required Permits held by or on behalf of any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) Tenant’s Hazardous Materials, and (ii) shall be subject to the review and approval of Landlord’s environmental consultant. In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall request. On or before the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease, during which period Tenant’s use and occupancy of the Premises shall be governed by Section 21.3 below), Tenant shall deliver to Landlord a certification from a third party certified industrial hygienist reasonably acceptable to Landlord certifying that the Premises do not contain any Hazardous Materials and evidence that the approved Surrender Plan shall have been satisfactorily completed by a contractor acceptable to Landlord, and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials and otherwise available for unrestricted use and occupancy as aforesaid. Landlord shall have the unrestricted right to deliver the Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties. Such third parties and the Landlord Parties shall be entitled to rely on the Surrender Report. If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Property are surrendered in the condition required hereunder, the cost of which actions shall be reimbursed by Tenant as Additional Rent upon demand. Tenant’s obligations under this Section 21.1(b) shall survive the expiration or earlier termination of the Term.

(c) No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. Unless otherwise agreed by the patties in writing, no employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the expiration or earlier termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

(d) Notwithstanding anything to the contrary contained herein, Tenant shall, at its so le cost and expense, remove from the Premises, prior to the end of the Term, any item installed by or for Tenant and which, pursuant to Legal Requirements, must be removed therefrom before the Premises may be used by a subsequent tenant.

21.2 Abandoned Property. After the expiration or earlier termination of this Lease, if Tenant fails to remove any property from the Building or the Premises, which Tenant is obligated by the terms of this Lease to remove within five (5) business days after written notice from Landlord in the event of any earlier termination of this Lease based upon Tenant’s default (or ten (10) business days after any earlier termination of this Lease for any reason other than Tenant’s default), such property (the “Abandoned Property”) shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled under Section 20 hereof or pursuant to law, and to any arrears of Rent.

21.3 Holdover. If any of the Tenant Parties holds over (which term shall include, without limitation, the failure of Tenant or any Tenant Party to perform all of its obligations under Section 21.1 above) after the end of the Term, Tenant shall be deemed a tenant-at- sufferance subject to the provisions of this Lease; provided that whether or not Landlord has previously accepted payments of Rent from Tenant, (i) Tenant shall pay at the Hold Over Percentage, as hereinafter defined, of the Base Rent, at the highest rate of Base Rent payable during the Term, (ii) Tenant shall continue to pay to Landlord all Additional Rent, and (iii) Tenant shall be liable for all damages, including without limitation lost business and consequential damages, incurred by Landlord as a result of such holding over, Tenant hereby acknowledging that Landlord may need the Premises after the end of the Term for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding over cannot be determined as of the Execution Date. The “Hold Over Percentage” shall be 150% for the first (1st) sixty (60) days of hold over and 200% for any period of hold over thereafter. Nothing contained herein shall grant Tenant the right to holdover after the expiration or earlier termination of the Term.

21.4 Warranties. Tenant hereby assigns to Landlord any warranties in effect on the last day of the Term with respect to any fixtures and Alterations installed in the Premises and retained by the Landlord following expiration or earlier termination of the Lease. Tenant shall provide Landlord with copies of any such warranties prior to the expiration of the Term (or, if the Lease is earlier terminated, within ten (10) business days thereafter).

22. MORTGAGEE RIGHTS

22.1 Subordination. Tenant’s rights and interests under this Lease shall be (i) subject and subordinate to any ground lease, overleases, mortgage, deed of trust, or similar instrument covering the Premises, the Building and/or the Land and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a “Mortgage”), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage. Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named landlord. The provisions of this Section 22.1 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and attornment in such form as shall be requested by any such holder within fifteen (15) days of request therefor. Landlord, at Tenant’s cost, shall use Landlord’s best efforts to obtain a commercially reasonable non-disturbance agreement (“NDA”), in the form attached hereto as Exhibit 11, acceptable to Tenant in favor of Tenant (and if so requested, any sublease or transferee following a Transfer) from any current and future Mortgagee(s), lease holders and other parties encumbering, and/or with superior interests to Tenant in, the Property, or any portion thereof, where such NDA shall provide, at minimum, that such third parties will not disturb Tenant’s peaceful occupancy and holding of the Premises under this Lease. The NDA may be included in the document that sets forth the subordination and attornment referenced above in this Section 22.1.

22.2 Notices. Tenant shall give each Mortgagee the same notices given to Landlord concurrently with the notice to Landlord, and each Mortgagee shall have a reasonable opportunity thereafter to cure a Landlord default, and Mortgagee’s curing of any of Landlord’s default shall be treated as performance by Landlord.

22.3 Mortgagee Consent. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of a Mortgagee; and the failure or refusal of such Mortgagee to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord’s withholding its consent or approval.

22.4 Mortgagee Liability. Tenant acknowledges and agrees that if any Mortgage shall be foreclosed, (a) the liability of the Mortgagee and its successors and assigns shall exist only so long as such Mortgagee or purchaser is the owner of the Premises, and such liability shall not continue or survive after further transfer of ownership; and (b) such Mortgagee and its successors or assigns shall not be (i) liable for any act or omission of any prior lessor under this Lease; (ii) liable for the performance of Landlord’s covenants pursuant to the provisions of this Lease which arise and accrue prior to such entity succeeding to the interest of Landlord under this Lease or acquiring such right to possession; (iii) subject to any offsets or defense which Tenant may have at any time against Landlord; (iv) bound by any base rent or other sum which Tenant may have paid previously for more than one (1) month; or (v) liable for the performance of any covenant of Landlord under this Lease which is capable of performance only by the original Landlord.

23. QUIET ENJOYMENT.

Landlord covenants that so long as Tenant keeps and performs each and every monetary and material non-monetary covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises, the Storage Premises and the PH System Premises during the Term from and against the claims of all persons lawfully claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease, any matters of record or of which Tenant has knowledge and to any Mortgage to which this Lease is subject and subordinate, as hereinabove set forth.

24. NOTICES.

Any notice, consent, request, bill, demand or statement hereunder (each, a “Notice”) by either party to the other party shall be in writing and shall be deemed to have been duly given when either delivered by hand, first class U.S. mail, certified or return receipt requested, or by nationally recognized overnight courier (in either case with evidence of delivery or refusal thereof) addressed as follows:

If to Land lord:	c/o Jamestown 675 Ponce de Leon Avenue, 7th Floor Atlanta, GA 30308 Attn: Managing Director of Asset Management

- and -

c/o Jamestown
Chelsea Market
75 Ninth Avenue, 5th Floor
New York, NY 10011

Attn: 245 First Street

  Asset Manager

With a copy to:	Goulston & Storrs PC 400 Atlantic Avenue Boston, MA 02110-3333 Attn: Amy Moody McGrath, Esq.

if to Tenant;	245 First Street Cambridge, MA 02142 Attention: Jeb Ledell, COO

With a copy to:	Outside GC LLC 176 Federal Street, 5th Floor Boston, MA 02110 Attn: Jordan P. Karp, Esq.

Notwithstanding the foregoing, any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, maintenance activities, invoices, etc.) may also be given by written notice delivered by facsimile to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies as specified above. Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States. Notices shall be effective upon the date of receipt or refusal thereof.

25. MISCELLANEOUS

25.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

25.2 Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

25.3 Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than Cushman & Wakefield and Transwestern (collectively, “Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any and all brokerage commissions to Broker.

25.4 Entire Agreement. This Lease, Lease Summary Sheet and Exhibits 1-8 attached hereto and incorporated herein contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein and superseded hereby. Landlord and Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that it in no way relied upon any other statements or representations, written or oral. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

25.5 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like, without application of any conflicts of law provisions that would otherwise apply the substantive law of any other jurisdiction.

25.6 Representation of Authority. By his or her execution hereof, each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party. Upon a party’s request, the other party shall provide evidence that any requisite resolution, corporate authority and any other necessary consents have been duly adopted and obtained.

25.7 Expenses Incurred by Landlord upon Tenant Requests. Tenant shall, upon demand, reimburse Landlord for all reasonable out-of-pocket expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed Alterations to be made by Tenant to the Premises or in connection with requests by Tenant for Landlord’s consent to make a Transfer. Such costs shall be deemed to be Additional Rent under this Lease.

25.8 Survival. Without limiting any other obligation of Tenant or Landlord which may survive the expiration or prior termination of the Term, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease shall survive the expiration or prior termination of the Term.

25.9 Limitation of Liability. Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the other Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Lease or otherwise, other than against Landlord’s interest in the Property and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. This Section 25.9 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any other Landlord Parties. Landlord and Tenant specifically agree that in no event shall any individual that is an officer, director, trustee, employee or representative of Landlord or Tenant or any of the other Landlord Parties or Tenant Parties, ever be personally liable for any obligation under this Lease. Notwithstanding anything to the contrary herein contained, neither Landlord nor any of the other Landlord Parties shall be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease. Notwithstanding anything to the contrary herein contained, neither Tenant nor any of the other Tenant Parties shall be liable for consequential or incidental damages or for lost profits in connection with this Lease, except that the provisions of this sentence will not affect or limit Tenant’s liability in the event of any breach by Tenant of its obligations under Sections 17, 21.1, or 21.3 of this Lease.

25.10 Binding Effect. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Section 13 hereof shall operate to vest any rights in any successor or assignee of Tenant.

25.11 Landlord Obligations upon Transfer. Upon any sale, transfer or other- disposition of the Building, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord, except as otherwise agreed in writing.

25.12 No Grant of Interest. Tenant shall not grant any interest whatsoever in any fixtures within the Premises or any item paid in whole by the Allowance (as defined in Exhibit 3) or otherwise by Landlord.

25.13 Financial Information. Tenant shall deliver to Landlord, within thirty (30) days after Landlord’s reasonable request, Tenant’s most recently completed balance sheet and related statements of income, shareholder’s equity and cash flows statements (audited if available) reviewed by an independent certified public accountant and certified by an officer of Tenant as being true and correct in all material respects. Any such financial information may be relied upon by any actual or potential lessor, purchaser, or mortgagee of the Property or any portion thereof.

25.14 OFAC Certificate and Indemnity. Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756, the “Patriot Act”) prohibit certain property transfers. Tenant hereby represents and warrants to Landlord (which representations and warranties shall be deemed to be continuing and re-made at all times during the Term) that neither Tenant nor to Tenant’s knowledge any stockholder, manager, beneficiary, partner, or principal of Tenant is subject to the Executive Order, that none of them is listed on the United States Department of the Treasury Office of Foreign Assets Control (“OFAC”) list of “Specially Designated Nationals and Blocked Persons” as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act. The most current list of “Specially Designated Nationals and Blocked Persons” can be found at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html. Tenant shall from time to time, within ten (10) days after request by Landlord, deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s compliance with these provisions. No assignment or subletting, other than a Related Party Transfer, shall be effective unless and until the assignee or subtenant thereunder delivers to Landlord written confirmation of such party’s compliance with the provisions of this subsection, in form and content satisfactory to Landlord, in the exercise of its reasonable discretion. If for any reason the representations and warranties set forth in this subsection, or any certificate or other evidence of compliance delivered to Landlord hereunder, is untrue in any material respect when made or delivered, or thereafter becomes untrue in any material respect, then an Event of Default hereunder shall be deemed to occur immediately, and there shall be no opportunity to cure. Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any and all Claims arising from or related to the breach of any of the foregoing representations, warranties, and duties of Tenant. The provisions of this subsection shall survive the expiration or earlier termination of this Lease for the longest period permitted by law.

25.15 Confidentiality.

(a) Tenant’s Obligations. Tenant acknowledges and agrees that the terms of this Lease are confidential. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Building and may impair Landlord’s relationship with other tenants of the Building. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion, except as required for financial disclosures or securities law filings, as required by the order of any court or public body with authority over Tenant or otherwise required by law, in connection with any litigation between Landlord and Tenant with respect this Lease, or if such information becomes publicly available through no breach of this Lease by Tenant. In addition, Tenant shall have the right to disclose the terms of this Lease to any of Tenant’s lenders, provided that Tenant advises such lenders that Tenant is subject to the confidentiality terms set forth in this Section 25.15(a).

(b) Landlord’s Obligations.

(i) Landlord acknowledges and agrees to hold any and all information of any kind provided by, or on behalf of, Tenant relating to Tenant’s business in the Premises and identified by Tenant to Landlord (i) in writing as confidential or (ii) verbally at the time that Landlord or its representative observes the same (all the foregoing, “Tenant Information”), confidential and not to disclose such to any third parties except for the specific Tenant Information that is permitted under this Lease elsewhere to be disclosed by Landlord to a third party. Landlord shall not use Tenant Information for any purpose other than performing its obligations and exercising its rights under this Lease or otherwise during the ordinary course of Landlord’s business. Tenant Information shall not include information which:

(1) is generally known to the public at the time of disclosure or observation by Landlord;

(2) becomes generally known to the public after disclosure hereunder other than by breach of this Lease by Landlord (or any third party to which Landlord disclosed Tenant Information pursuant to the terms of the Lease);

(3) is provided to Landlord by a third party who is lawfully entitled to possession of such Tenant Information and who does not violate any obligation to Tenant by providing such Tenant Information to the Landlord free of restriction, or

(4) is independently developed by employees or agents of the Landlord without the use of Tenant Information.

(ii) Notwithstanding anything to the contrary herein contained:

(1) Nothing herein shall preclude Landlord from disclosing information required by applicable Legal Requirements, court order, or in connection with litigations between the parties. In the event that Landlord is required by court order or governmental authority or other legal compulsion to disclose Tenant Information, Landlord shall use reasonable efforts to promptly inform Tenant in writing so that Tenant may seek a protective order or other appropriate remedy. Landlord shall, if so requested, cooperate, at no cost to Landlord, with Tenant in such manner as Tenant may reasonably request in connection with Tenant’s efforts to obtain any such order or other remedy. In the event that no such protective order or other remedy is obtained, then Tenant may furnish only that portion of the Tenant Information which Landlord is advised by counsel that it is legally required to disclose and shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the Tenant Information.

(2) Landlord shall have the right to disclose Tenant Information to Landlord’s mortgagees, investors, purchasers (as well as prospective mortgagees, investors and purchasers), directors, officers, accounts, attorneys, consultants, contractors and others who have the need to know such Tenant Information in the ordinary course of Landlord’s business.

(3) Where Landlord is permitted under this Lease to disclose specific Tenant Information to a third party, it shall only do so after Landlord advises such third party that Landlord is subject to the confidentiality obligations set forth in this Section 25.15(b).

(c) It is understood and agreed that damages alone might not be an adequate remedy for the breach of this Section 25.15 by Tenant or Landlord, and Landlord or Tenant, as the case may be, shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

IN WITNESS WHEREOF the parties hereto have executed this Lease as a sealed instrument as of the Execution Date.

LANDLORD:

JAMESTOWN PREMIER 245 FIRST, LLC,
a Delaware limited liability company

By:	/s/ Shegun Holder
	Name:	Shegun Holder
	Title:	Authorized Signatory

TENANT:

HORIZON DISCOVERY INC.,
a Delaware corporation

By:	/s/ Jeb Ledell
	Name:	Jeb Ledell
	Title:	COO

EXHIBIT 1

LEASE PLAN

EXHIBT 1 - HORIZON LEASE 2015 - PRINCIPAL & STORAGE PREMISES

MONSANTO
EPIRUS
EPIRUS
Principal Premises
22,581 RSF
Suite 300

DBA-W ARCHITECTS

CAMBRIDGE SCIENCE CENTER- THIRD FLOOR - CAMBRIDGE, MA

10/30/2015

DBA-W Architects

EXHIBIT 1, PAGE 1

EXHIBIT 1-1

PH SYSTEM PREMISES PLAN

EXHIBIT 1-1 - HORIZON LEASE 2015 - pH SYSTEM PREMISES

pH System Premises
160 RSF
ELEC
ELEC

CAMBRIDGE SCIENCE CENTER- FIRST FLOOR - CAMBRIDGE, MA

10/30/2015

EXHIBIT 1-1, PAGE 1

EXHIBIT 1-2

MATTERS OF RECORD

1.	Agreement by and between Austin Ford and Son Company and The Carter’s Ink Company dated June 27, 1908, recorded in Book 3378, Page 383.

2.	Decision by the Cambridge Board of Appeals granting a Variance, Notice of which is dated November 15,1961 and recorded in Book 9935, Page 484.

3.	Notice of Decision by the City of Cambridge Planning Board dated July 13,1983, recorded in Book 15468, Page 10, as affected by Notice of Decision by the City of Cambridge Planning Board dated May 9,2003, recorded in Book 39612, Page 323.

4.	Decision by the City of Cambridge Board of Zoning Appeal dated April 11,2005, recorded In Book 45154, Page 349.

5.	Easement from M.L. Properties, Inc., and Riverview Building Limited Partnership to Cambridge Electric Light Company dated July 25,1983, recorded in Book 15145, Page 535.

EXHIBIT 1-2, PAGE 1

EXHIBIT 2

LEGAL DESCRIPTION

The land in Cambridge, Middlesex County, Massachusetts, situated on First Street, and being shown as Lot B on a plan entitled, “Plan of Land in Cambridgeport Belonging to Henry M. Whitney” dated March 21,1903, prepared by W.A. Mason & Son, Surveyors, and recorded with the Middlesex South District Registry of Deeds in Plan Book 142, Plan 37, to which plan reference is hereby made for a more particular description.

Lot B contains 70,489+ square feet, according to said plan.

EXHIBIT 2, PAGE 1

EXHIBIT 3

TENANT’S WORK

This Exhibit is attached to and made a part of the Indenture of Lease (the “Lease”) by and between JAMESTOWN PREMIER 245 FIRST, LLC, a Delaware limited liability company (“Landlord”), and HORIZON DISCOVERY INC., a Delaware corporation (“Tenant”), for space in the Building located at 245 First Street, Cambridge, Massachusetts 02142. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1. Performance of Initial Alterations. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit is attached and all prepaid rental, if any, and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9.03 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of Tenant’s plans for the Initial Alterations shall not be unreasonably withheld, conditioned or delayed. Unless otherwise expressly agreed to by Landlord in writing, Tenant’s plans shall be consistent with the Building’s standards for leasehold improvements. Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld, conditioned or delayed. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, or (iv) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Tenant shall ensure that all contractors performing the Initial Alterations include Landlord and such other parties as Landlord shall require as additional insureds on the insurance policies maintained by such contractors.

2. Budget and Landlord’s Share. Promptly after Landlord approves Tenant’s plans for the Initial Alterations, Tenant shall deliver to Landlord an itemized statement (the “Budget”) of the estimated hard and soft costs of the Initial Alterations (the “Estimated Cost”). Tenant shall, on a monthly basis, deliver to Landlord an updated Budget of the Estimated Cost, based upon the information then available to Tenant. “Landlord’s Share” shall be defined as follows; (i) if the Estimated Cost, as set forth in the then current Budget is less than, or equal to, the Maximum Amount of the Allowance, as hereinafter defined, then Landlord’s Share shall be 100%, and (ii) if the Estimated Cost, as set forth in the then current Budget, is greater than the Maximum Amount, then Landlord’s Share shall be equal to a fraction, the numerator of which is the Maximum Amount, and the denominator of which is the Estimated Cost, as set forth in the then current Budget.

EXHIBIT 3, PAGE 1

3. Definition of Allowance. Subject to the terms and conditions of this Exhibit, Landlord agrees to contribute an amount (the “Allowance”) not to exceed of $338,715.00 (the “Maximum Amount”) toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises. The Allowance may only be used for the costs (the “Permitted Costs”) incurred by Tenant: (i) in preparing design and construction documents and mechanical and electrical plans for the Initial Alterations, installing data/telecom cabling, and the purchasing of furniture (collectively, the “Soft Costs”), and (ii) the hard costs in connection with the Initial Alterations (collectively, the “Hard Costs”). No more than fifteen percent (15%) of the Maximum Amount may be used to pay for Soft Costs. In no event shall Permitted Costs include the cost of equipment, furniture or other items of personal property of Tenant.

4. Payment Procedures. Landlord shall, subject to the provisions of this Exhibit, pay Landlord’s Share of the amount requested by Tenant pursuant to each Requisition, as hereinafter defined, to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Initial Alterations, within 30 days after Landlord’s receipt of such Requisition, In no event shall Landlord be required to: (i) pay more than the Maximum Amount of the Allowance towards Permitted Costs, (ii) disburse the Allowance more than one time per month, or (iii) pay more than the Maximum Amount of the Allowance. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured, Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof.

5. Requisition. A “Requisition” shall be defined as the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (vi) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. In addition, the final Requisition (i.e,, after the completion of the Initial Alterations, and prior to final disbursement of the Allowance) shall include the following documentation: (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien from all contractors, subcontractors and material suppliers, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with Legal Requirements, codes and ordinances.

EXHIBIT 3, PAGE 2

6. Outside Draw Date. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit by January 31, 2018, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

7. No Administration and Supervision Fee. Tenant shall not be required to pay an administration and supervision fee to Landlord or to Landlord’s Building manager as compensation for the review of Tenant’s plans and other services rendered by the Building manager in connection with the Initial Alterations.

8. “As Is” Condition of Premises. Except as otherwise provided for in the Lease, Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

9. Miscellaneous. Tenant shall have right to use the freight elevator and loading dock on a twenty-four-(24)-hour basis at no additional charge.

EXHIBIT 3, PAGE 3

EXHIBIT 4

INTENTIONALLY OMITTED

EXHIBIT 4, PAGE 1

EXHIBIT 5

FORM OF LETTER OF CREDIT

[See Attached]

EXHIBIT 5, PAGE 1

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF010522

DATE: OCTOBER 28, 2015

ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
JAMESTOWN PREMIER 245 FIRST, LLC
675 PONCE DE LEON AVENUE, 7TH FLOOR
ATLANTA, GA 30308

APPLICANT:
HORIZON DISCOVERY INC.
245 FIRST ST., THIRD FLOOR
CAMBRIDGE MA 02142

AMOUNT: USD 560,234.61 (FIVE HUNDRED SIXTY THOUSAND TWO HUNDRED THIRTY FOUR AND 61/100 U.S. DOLLARS)

EXPIRATION DATE: OCTOBER 28, 2016

LOCATION: SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF010522 IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS:

“WE HEREBY CERTIFY THAT THE DRAFT ACCOMPANYING THIS STATEMENT REPRESENTS THE AMOUNT DUE TO US UNDER THE TERMS AND CONDITIONS UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN HORIZON DISCOVERY INC., AS TENANT, AND JAMESTOWN PREMIER 24 FIRST, LLC, AS LANDLORD.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

PAGE – 1

3003 Tasman Drive Santa Clara, CA 95054 T 408 654 7400        svb.com

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF010522

DATE: OCTOBER 28, 2015

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND MARCH 31, 2024. IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY, ALONG WITH YOUR SIGNED STATEMENT AS SET FORTH ABOVE.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED, THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF W OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT, PROVIDED HOWEVER, THAT PAYMENT OF OUR TRANSFER FEE SHALL NOT BE A CONDITION TO THE TRANSFER OF THE LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT,

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION OR BY FACSIMILE TRANSMISSION AT: (408) 496-2418 OR (408) 969-6510 ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

PAGE – 2

3003 Tasman Drive Santa Clara, CA 95054 T 408 654 7400        svb.com

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF010522

DATE: OCTOBER 28, 2015

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

/s/ Mane Badalyan	/s/ Evelio Barairo
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE
Mane Badalyan	Evelio Barairo

PAGE – 3

3003 Tasman Drive Santa Clara, CA 95054 T 408 654 7400        svb.com

EXHIBIT “A”

DATE:		REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK., SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. _________________________DATED___________

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
	SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.
2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.
3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED TN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4.	USS: AMOUNT OF DRAWING IN FIGURES.
5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT _______________.

EXHIBIT
TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN: INTERNATIONAL DIVISION. STANDBY LETTERS OF CREDIT	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________ ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT: _________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

EXHIBIT 6

INTENTIONALLY OMITTED

EXHIBIT 6, PAGE 1

EXHIBIT 7

TENANT’S HAZARDOUS MATERIALS

Sulfuric acid-IL

Ethanol, absolute- 3G

Ethanol,denatured- 24G

Acetonitrile- 1G

Acetone- 500ml

Xylene, 0

Oxalic acid, 0

Acetic acid, <500ml

Formaldehyde, 0

Propanol, 2L

Tiiethylamine, 0

6N HCL acid, 0

2N Sodium Hydroxide, 0

Methyl Alcohol, 6G

Chloroform, 4G

Dimethyl sulfoxide, 14L

2 Mercaptoethanol, 500ml

30% Hydrogen Peroxide,0

70% denatured alcohol, 40L

20% denatured alcohol, 0

EXHIBIT 7, PAGE 1

EXHIBIT 8

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Buildings, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Buildings or Property,

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances,

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Buildings, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Buildings. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Buildings except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4. Landlord may provide and maintain in the first floor (main lobby) of the Buildings an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Buildings without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any’ duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6. All contractors, contractor’s representatives and installation technicians performing work in the Buildings shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time. Landlord has no obligation to allow any particular telecommunication service provider to have access to the Buildings or to the Premises, If Landlord permits access, Landlord may condition the access upon the payment to Landlord by the service provider of fees assessed by Landlord in Landlord’s sole discretion.

EXHIBIT 8, PAGE 1

7. Movement in or out of the Buildings of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in a manner and restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld. Tenant shall assume all risk for damage, injury or loss in connection with the activity.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles.

9. Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (a) make or permit any improper, objectionable or unpleasant noises or odors in the Buildings, or otherwise interfere in any way with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Buildings, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Buildings or Property that might, in Landlord’s sole opinion, constitute a nuisance.

11. Except as permitted pursuant to the provisions of the Lease, no animals, except those assisting handicapped persons, shall be brought into the Buildings or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Buildings or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all Legal Requirements. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c, 21C, M.G.L. c. 21E or any other applicable environmental law which may now or later be in effect. Tenant shall comply with all laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Buildings. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Buildings (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Parties nor shall the Commencement Date be extended as a result of the above actions.

EXHIBIT 8, PAGE 2

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Buildings, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Buildings.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17. Bicycles and other vehicles are not permitted inside the Buildings or on the walkways outside the Buildings, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Buildings and Property, their occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and ‘ procedures.

19. Landlord shall have the right to prohibit the use of the name of the Buildings or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Buildings or their desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Buildings. Landlord shall have the right to designate the Buildings (including the Premises) as a non-smoking building.

21. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Buildings present a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22. Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

EXHIBIT 8, PAGE 3

23. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

24. Areas used in common by tenants, including the PH System Room shall be subject to such reasonable regulations as are posted therein.

25. Tenant’s PH Neutralization System shall be located in the PH System Room on the first (1st) floor of the Building in an area designated for Tenant’s use by the Landlord. In no event shall Tenant obstruct passage to or interfere with access to systems operated by other tenants in the Building. Tenant’s use of area shall be strictly related to the Tenant’s use and operation of its PH Neutralization System. Tenant shall provide secondary containment for storage of chemicals and materials to the extent required by Legal Requirements.

EXHIBIT 8, PAGE 4

EXHIBIT 9

TENANT WORK INSURANCE SCHEDULE

Tenant shall, at its own expense, maintain and keep in force, or cause to be maintained and kept in force by any general contractors, sub-contractors or other third party entities where required by contract, throughout any period of alterations to the Premises or the Building by Tenant, the following insurance coverages;

(1) Property Insurance. “All-Risk” or “Special” Form property insurance, and/or Builders Risk coverage for major renovation projects, including, without limitation, coverage for fire, earthquake and flood; boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief coverage on all equipment, furniture, fixtures, fittings, tenants work, improvements and betterments, business income, extra expense, merchandise, inventory/stock, contents, and personal property located on or in the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO “All-Risk” or “Special” form, when such coverage is supplemented with the coverages required above. Property policy shall also include coverage for Plate Glass, where required by written contract.

Builders Risk insurance coverage may be provided by the general contractor on a blanket builders risk policy with limits adequate for the project, and evidencing the additional insureds as required in the Lease.

(2) Liability Insurance. General Liability, Umbrella/Excess Liability, Workers Compensation and Auto Liability coverage as follows:

(a)	General Liability	$1,000,000 per occurrence

$1,000,000 personal & advertising injury

$2,000,000 products/completed operations aggregate

$2,000,000 general aggregate

The General Contractor is required to maintain, during the construction period and up to 3 years after project completion, a General Liability insurance policy, covering bodily injury, personal injury, property damage, completed operations, with limits to include a $1,000,000 limit for blanket contractual liability coverage and adding Landlord as additional insured as respects the project during construction and for completed operations up to 3 years after the end of the project. Landlord requires a copy of the ISO 20 10 11 85 Additional Insured endorsement, showing Landlord as an additional insured to the GC’s policy.

(b)	Auto Liability	$1,000,000 combined single limit (Any Auto) for bodily injury and property damage, hired and non-owned cover.

EXHIBIT 9, PAGE 1

(c)	Workers Compensation	Statutory Limits

	Employers Liability	$1,000,000 each accident

$1,000,000 each employee

$1,000,000 policy limit

General Contractor shall ensure that any and all sub-contractors shall maintain equal limits of coverage for Workers Compensation/EL and collect insurance certificates verifying same.

(d)	Umbrella/Excess Liability	$3,000,000 per occurrence

$3,000,000 aggregate

(e) Environmental Insurance - To the extent required by Landlord Contractors’ commercial general liability/umbrella insurance policy(ies) shall include Landlord and Landlord’s designees as additional insureds’, and shall include a primary non-contributory provision. Liability policy shall contain a clause that the insurer may not cancel or materially change coverage without first giving Landlord thirty (30) days prior written notice, except cancellation for non-payment of premium, in which ten (10) days prior written notice shall be required.

(3) Deductibles. If any of the above insurances have deductibles or self insured retentions, the Tenant and/or contractor (policy Named Insured) shall be responsible for the deductible amount.

All of the insurance policies required in this Exhibit 9 shall be written by insurance companies which are licensed to do business in the State where the property is located, or obtained through a duly authorized surplus lines insurance agent or otherwise in conformity with the laws of such state, with an A.M. Best rating of at least A- and a financial size category of not less than VII. Tenant shall provide Landlord with certificates of insurance upon request, prior to commencement of the Tenant/contractor work, or within thirty (30) days of coverage inception and subsequent renewals or rewrites/replacements of any cancelled/non-renewed policies.

EXHIBIT 9, PAGE 2

EXHIBIT 10

GENERATOR AREA

See attached.

EXHIBIT 10, PAGE 1

A
B
C
D
E
F
G
H
I
J
S
L
S
L
3RD FLOOR TENANT GENERATOR

245 FIRST STREET
EAST CAMBRIDGE, M

ROOF SECTION: OV
ROOF TYPE:
SECTION AREA:

OVERALL AREA: 55
INSPECTION DATE:
DRAWING DATE: 11/
REVISION DATE: XX
REVISION NO: OO-E

LEGEND:

DEFICIENCY	EXHAUST FAN
REPAIRED DEFICIENCY	VENTILATOR
PREVIOUS YEAR(S) DEFICIENCY	DUCT PENETR
LEAK LOCATION	GOOSENECK
PITCH POCKET	CHIMNEY
FLUE PIPE/ HEAT STACK	FIRE/BLOWO
PIPE PENETRATION	ROOF HATCH
ROOF DRAIN	WALKPAD
OVERFLOW ROOF DRAIN	PAVER W/
TURBINE	UNIT ON SLEEPERS/STA
SATELLITE DISH	ELECTRICAL CI
CORE CUT	NORTH INDIC
LIGHT	ABANDONED

This facility is
TectaAmerica. Fo
modification, maint
roofing servic

EXHIBIT 10, PAGE 2

EXHIBIT 11

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) made as of this __ day of ___, ______, by and among JAMESTOWN PREMIER 245 FIRST, LLC, a Delaware limited liability company (“Landlord”), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the lenders (as hereinafter defined) (in such capacity, “Administrative Agent”), and HORIZON DISCOVERY INC. (“Tenant”).

RECITALS:

A. Tenant has executed that certain lease dated as of [___________________] (the foregoing, as amended and/or assigned, and as the same may be further amended and/or assigned, the “Lease”), with Landlord, as lessor, covering the premises described in the Lease consisting of (i) approximately 22,581 rentable square feet of space on the third (3rd) floor of the Science Building (the “Principal Premises”); (ii) approximately 4,339 rentable square feet of storage space on the third (3rd) floor of the Science Building (the “Storage Premises”); and (iii) approximately 160 rentable square feet of space on the first floor of the Science Building (the “PH System Premises”, collectively with the Principal Premises and the Storage Premises, the “Premises”) in that certain building 245 First Street and One Athenaeum Way, Cambridge, Massachusetts 02142 (the “Property”) and more particularly described in Exhibit A attached hereto and made a part hereof by this reference; and

B. Certain lenders (the “Lenders”) have made (or agreed to make) a loan to Landlord secured by a mortgage or deed of trust encumbering the Property and an assignment of Landlord’s interest in the Lease (said mortgage or deed of trust and assignment of leases, together with any amendments, renewals, increases, modifications, substitutions or consolidations of either of them, collectively, the “Security Instrument”) in favor of Administrative Agent on behalf of the Lenders; and

C. Tenant and Administrative Agent desire to confirm their understanding with respect to the Lease and the Security Instrument, and to have Landlord confirm its agreement therewith.

NOW, THEREFORE, in consideration of the covenants, terms, conditions, and agreements contained herein, the parties hereto agree as follows:

1. The Lease and any extensions, modifications or renewals thereof, including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property or any portion thereof, if any, is and shall continue to be subject and subordinate in all respects to the lien of the Security Instrument.

EXHIBIT 11 PAGE 1

2. Tenant agrees to deliver to Administrative Agent, in the manner set forth in Paragraph 13 of this Agreement, a copy of any notice of default sent to Landlord by Tenant. If Landlord fails to cure such default within the time provided in the Lease, Administrative Agent shall have the right, but not the obligation, to cure such default on behalf of Landlord within thirty (30) calendar days after the time provided for Landlord to cure such default in the Lease has expired or, if such default cannot be cured within that time, within a reasonable period provided Administrative Agent is proceeding with due diligence to cure such default. In such event, then (i) Tenant shall not terminate the Lease while such remedies are being diligently pursued by Administrative Agent and (ii) Tenant shall not terminate the Lease on the basis of any default by Landlord which is incurable by Administrative Agent (such as, for example, the bankruptcy of Landlord or breach of any representation by Landlord), provided Administrative Agent is proceeding with due diligence to commence an action to appoint a receiver or to obtain title to the Property by foreclosure, deed in lieu of foreclosure, or otherwise (collectively, “Foreclosure”). Tenant hereby agrees that no action taken by Administrative Agent to enforce any rights of Administrative Agent under the Security Instrument or related security documents, by reason of any default thereunder (including, without limitation, the appointment of a receiver, any Foreclosure or any demand for rent under any assignment of rents or leases) shall give rise to any right of Tenant to terminate the Lease nor shall such action invalidate or constitute a breach of any of the terms of the Lease.

3. Subject to the provisions of this Agreement, so long as Tenant is not in default after its receipt of written notice and the expiration of all applicable grace and cure period under the Lease, Administrative Agent shall not disturb Tenant’s possession, quiet enjoyment and occupancy of the Premises during the term, and on the other the terms and conditions, of the Lease.

4. If Administrative Agent or its nominee or designee, or another purchaser of the Property upon a Foreclosure (any such person or entity, a “Successor Owner”) succeeds to the interest of Landlord under the Lease, subject to Tenant’s performance of its obligations under the Lease, the Lease will continue in full force and effect. Thereupon, Successor Owner shall recognize the Lease and Tenant’s rights thereunder and Tenant shall make full and complete attornment to Successor Owner as substitute landlord upon the same terms, covenants and conditions as provided in the Lease, including, but not limited to, any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property as may be provided in the Lease. Notwithstanding the foregoing, Tenant agrees that any such option, right of first refusal or right of first offer to purchase the Property or any portion thereof, as may be provided in the. Lease shall not apply to any Foreclosure and shall not apply to the initial transfer of the Property by Successor Owner following such Foreclosure. In consideration of the foregoing, Administrative Agent agrees that any such option, right of first refusal or right of first offer shall not be terminated by any Foreclosure or conveyance of the Property by Successor Owner following such Foreclosure; rather, any such option, right of first refusal or right of first offer shall remain as an obligation of any party acquiring the Property following the initial conveyance of the Property by Successor Owner following such Foreclosure. Furthermore, Tenant expressly confirms to Administrative Agent that any acquisition of title to all or any portion of the Property pursuant to Tenant’s exercise of any option, right of first refusal or right of first offer contained in the Lease shall result in Tenant taking title subject to the lien of the Security Instrument.

EXHIBIT 11 PAGE 2

5. Tenant agrees that, if Successor Owner shall succeed to the interest of Landlord under the Lease, Successor Owner shall not be:

(a) liable for any prior act or omission of Landlord or any prior landlord or consequential damages arising therefrom except to the extent that liability or damages accrue during a period in which Successor Owner has succeeded to Landlord; or

(b) subject to any offsets or defenses which Tenant might have as to Landlord or any prior landlord; or

(c) required or obligated to credit Tenant with any rent or additional rent for any rental period beyond the then current month which tenant has paid Landlord; or

(d) bound by any amendments or modifications of the Lease made without Administrative Agent’s prior written consent unless Administrative Agent’s consent to such amendment or modification was not required pursuant to the Loan Agreement (as defined in the Security Instrument);

(e) liable for refund of all or any part of any security deposit unless such security deposit shall have been actually received by Administrative Agent or Successor Owner;

(f) required to make any repairs to the Property or the Premises required as a result of fire, or other casualty or by reason of condemnation unless the Successor Owner shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs;

(g) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, except for repairs, restoration and maintenance to the Property required by the Lease to be performed by Landlord, the need for which continues after the date the Successor Owner succeeds to Landlord’s interest in the Property; or

(h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Successor Owner succeeded to Landlord’s interest.

6. Tenant agrees that, without the prior written consent of Administrative Agent in each case (unless Administrative Agent’s consent thereto was not required pursuant to the Loan Agreement), Tenant shall not (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, or tender a surrender of the Lease (except in each case that, upon a default by Landlord under the Lease, Tenant may exercise its rights under the Lease after giving to Administrative Agent the notice and cure period required by this Agreement), (b) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof (other than first month’s rent paid in advance), or (c) subordinate or permit the subordination of Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument.

EXHIBIT 11 PAGE 3

7. To the extent that the Lease shall entitle Tenant to notice of the existence of any Security Instrument and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Administrative Agent.

8. Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, Administrative Agent shall be entitled, but not obligated, to require that Tenant pay all rent under the Lease as directed, by Administrative Agent, which payment shall, to the extent made, satisfy the obligations of Tenant under the Lease. Landlord agrees to hold Tenant harmless with respect to any such payments made by Tenant to Administrative Agent.

9. Without limiting any of the forgoing provisions of this Agreement, nothing in this Agreement shall impose upon Administrative Agent or any Lender any liability for flie obligations of Landlord under the Lease unless and until Administrative Agent takes title to the Property. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor Owner shall acquire title to the Property or the portion thereof containing the Premises, Successor Owner shall have no obligation, nor incur any liability, beyond Successor Owner’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor Owner in the Property for the payment and discharge of any obligations imposed upon Successor Owner hereunder or under the Lease, and Successor Owner is hereby released or relieved of any other liability hereunder and under the Lease, Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor Owner, Tenant shall look solely to the estate or interest owned by Successor Owner in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor Owner,

10. Except as specifically provided in this Agreement, Administrative Agent shall not, by virtue of this Agreement, become subject to any liability or obligation to Tenant under the Lease,

11. EACH OF TENANT, ADMINISTRATIVE AGENT AND LANDLORD HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12. The provisions of the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words, “Administrative Agent”, “Landlord” and “Tenant” shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns.

EXHIBIT 11 PAGE 4

13. Any notice, communication, request, reply or advise in this Agreement provided or permitted to be given, made or accepted by either party to the other must be in writing, and unless it is otherwise in this Agreement expressly provided, may be given or be served by depositing the same in the United States mail, postpaid and registered or certified and addressed to the party to be notified, with return receipt requested, or in person to the party to be notified. Notice shall be effective only if and when received by the party to be notified for purposes of notice, the addresses of the parties shall be as follows (unless otherwise indicated in writing):

If to Administrative Agent:	Capital One, National Association 90 Park Avenue, 4th Floor New York, New York 10016 Attn: Commercial Real Estate Banking

With a copy of Administrative Agent’s notices to:	Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104 Attn: Jeffrey Temple, Esq.

If to Tenant:	245 First Street Cambridge, MA 02142 Attn: Jeb Ledell, COO

With a copy of Tenant’s notices to:	Outside GC LLC 176 Federal Street, 5th Floor Boston, MA 02110 Attn: Jordan P. Karp, Esq.

If to Landlord:	c/o Jamestown Properties One Overton Park, Suite 1200 3625 Cumberland Boulevard Atlanta, Georgia 30339 Attn: Matt Bronfman

With a copy of Landlord’s notices to:	Goulston & Storrs PC 400 Atlantic Avenue Boston, Massachusetts 02110 Attn: Barry D. Green, Esq.

14. This Agreement contains the entire agreement among the parties hereto and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

15. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument.

16. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

EXHIBIT 11 PAGE 5

[No further text this page.]

EXHIBIT 11 PAGE 6

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HORIZON DISCOVERY INC,
a Delaware corporation

By:
Name:
Title:

[Signatures continue on following page.]

EXHIBIT 11 PAGE 7

ADMINISTRATIVE AGENT:

CAPITAL ONE, NATIONAL
ASSOCIATION, as administrative agent

By:
Name:
Title:

[Signatures continue on following page.]

EXHIBIT 11 PAGE 8

Acknowledged and accepted by:

JAMESTOWN PREMIER 245 FIRST, LLC, a
Delaware limited liability company

By:
Name:
Title:

EXHIBIT 11 PAGE 9

EXHIBIT A

Legal Description of Property

Real property in the City of Cambridge, County of Middlesex, State of
Massachusetts, described as follows:

245 FIRST STREET
CAMBRIDGE, MASSACHUSETTS

The land in Cambridge, Middlesex County, Massachusetts, situated on First Street, and being shown as Lot B on a plan entitled, “Plan of Land in Cambridgeport Belonging to Henry M, Whitney” dated March 21,1903, prepared by W.A. Mason & Son, Surveyors, and recorded with the Middlesex South District Registry of Deeds in Plan Book 142, Plan 37, to which plan reference is hereby made for a more particular description.

Lot B contains 70,489+ square feet, according to said plan.

Together with the benefit of the following easements: Agreement by and between Austin Ford and Son Company and The Carter’s Ink Company dated June 27,1908, recorded in Book 3378, Page 383.

EXHIBIT 11 PAGE 10

EXHIBIT 12

FORM OF GUARANTY

GUARANTY

GUARANTY (THE “GUARANTY”) OF LEASE DATED_____________,
BETWEEN JAMESTOWN PREMIER 245 FIRST, LLC, A
DELAWARE LIMITED LIABILITY COMPANY, (“LANDLORD”),
AND
HORIZON DISCOVERY INC.,
A DELAWARE CORPORATION (“TENANT”)

FOR VALUE RECEIVED and in consideration for and as an inducement to Landlord to lease certain real property to Tenant pursuant to a lease of even date (the “Lease”). Horizon Discovery Group, PLC, a United Kingdom corporation, (“Guarantor”) does hereby unconditionally and irrevocably guarantee to Landlord the punctual payment of all rent, including without limitation, all Base Rent and Additional Rent (as such terms are defined in the Lease) and all other sums payable by the Tenant under the Lease and the due performance of all the other terms, covenants and conditions contained in the Lease to be paid or performed by Tenant thereunder throughout the Term (as defined in the Lease) and any and all renewals and extensions thereof in accordance with and subject to the provisions of the Lease, and if any event of default on the part of Tenant shall occur under the Lease, Guarantor does hereby covenant and agree to pay to Landlord in each and every instance such sum or sums of money as Tenant is and shall become liable for or obligated to pay under the Lease and fully to satisfy and perform all other terms, covenants and conditions of the Lease to be performed by Tenant thereunder, together with the costs reasonably incurred in connection with collection under this Guaranty, including, without limitation, reasonable attorneys’ fees, such payments of rent and other suras to be made monthly or at such other intervals as the same shall or may become payable under the Lease, including any accelerations thereof, and such performance of said other terms, covenants and conditions to be made when due under the Lease, all without requiring any notice from Landlord (other than any notice required by the Lease) of such non-payment, non-performance or non-observance or proof of notice or demand, all of which Guarantor hereby expressly waives.

The maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease or to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under the Lease. Guarantor does hereby consent that without affecting the liability of the undersigned under this Guaranty and without notice to the undersigned, time may be given by Landlord to Tenant for payment of rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgency granted, from time to time, or Tenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Tenant provided by law or in equity or by the Lease, and may proceed either against Tenant alone or jointly against Tenant or any other guarantors of the Lease or of any obligations thereunder (“Additional Guarantor(s)”) and Guarantor or against the undersigned alone without first prosecuting or exhausting any remedy or claim against Tenant or any Additional Guarantor(s).

EXHIBIT 12, PAGE 1

Except as expressly set forth below, Guarantor does hereby further consent to any subsequent change, modification or amendment of the Lease in any of its terms, covenants or conditions, or in the rent payable thereunder, or in the premises demised thereby, or in the term thereof, and to any assignment or assignments of the Lease, and to any renewals or extensions of the term of the Lease, and to any subletting or sublettings of the premises demised by the Lease, and to the release of Tenant or any Additional Guarantors) or any substitutions of any such parties, all of which may be made without notice to or consent of Guarantor and without in any manner releasing or relieving the undersigned from liability under this Guaranty. Notwithstanding anything to the contrary contained herein, if Guarantor’s written consent is not obtained to an amendment to the Lease which materially increases the obligations guaranteed hereby, this Guaranty shall not apply to the increase in such obligations, provided that this Guaranty shall continue to apply to such obligations as the same existed (including any prior increases in such obligations consented to by Guarantor in writing) prior to such increase. For avoidance of doubt, however, no consent of Guarantor shall be required with respect to an amendment to the Lease which ratifies the exercise by Tenant of any right which Tenant has under the Lease (e.g., without limitation, any right of Tenant to extend or renew the Term of the Lease and any right of Tenant to lease additional premises pursuant to an expansion right, right of first offer, or right of first refusal), and Guarantor shall be fully liable for Tenant’s obligations under the Lease, as so amended, whether or not Guarantor consents to the exercise by Tenant of such right under the Lease or to the amendment ratifying the exercise of such right. In addition, Guarantor confirms and agrees that it shall be deemed to have consented to any alterations or improvements made by Tenant, its assignees or sublessees in the Premises (“Tenant Alterations”) and that Guarantor shall not be relieved of any of its obligations under the Lease by reason of any Tenant Alterations, whether or not the same have been approved by either Landlord or Guarantor.

Guarantor hereby waives and agrees not to assert or take advantage of (a) any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of adverse change in the financial status of Tenant or other facts which increase the risk to Guarantor, notices of non-performance and notices of acceptance of this Guaranty) and protests of each and every kind, or (b) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant, Guarantor, any Additional Guarantor(s) or any other person or party.

Guarantor does hereby agree that the bankruptcy of Tenant shall have no effect on the obligations of the undersigned hereunder. Guarantor does hereby further agree that in respect of any payments made by Guarantor hereunder, Guarantor shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant. Guarantor hereby waives, releases and forever discharges any and all rights of subrogation (whether contractual, statutory or arising under common law), to claims of Landlord against Tenant, as well as any and all rights of contribution, reimbursement, indemnification, and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) against Tenant which arise under or in connection with the Guaranty.

EXHIBIT 12, PAGE 2

Neither this Guaranty nor any of the provisions hereof can be modified, waived or terminated, except by a written instrument signed by Landlord. The provisions of this Guaranty shall apply to, bind and inure to the benefit of Guarantor and Landlord and their respective heirs, legal representatives, successors and assigns. Guarantor, if there be more than one, shall be jointly and severally liable hereunder, and for purposes of such several liability the word “Guarantor” wherever used herein shall be construed to refer to the undersigned parties separately, all in the same manner and with the same effect as if each of them had signed separate instruments, and this Guaranty shall not be revoked or impaired as to any of such parties by the death of any other party or by revocation or release of any obligations hereunder of any other party. If at any time (or from time to time) there shall be Additional Guarantors^), Guarantor and such Additional Guarantors) shall be jointly and severally liable for Tenant’s obligations under the Lease. This Guaranty shall be governed by and construed in accordance with the internal laws of the state or commonwealth where the premises demised by the Lease (the “Premises”) are located. For the purpose solely of litigating any dispute under this Guaranty, the undersigned submits to the jurisdiction of the courts of said state or commonwealth.

Each of the persons executing this Guaranty on behalf of the corporation represents and warrants that the corporation is a duly authorized and validly existing corporation, which is qualified to transact business in the state or commonwealth where the Premises are located, that the corporation has full right, authority and power to enter into this Guaranty and to perform its obligations hereunder, that each person signing this Guaranty on behalf of the corporation is authorized to do so and that this Guaranty is binding upon the corporation in accordance with its terms. In no event shall any individual that is an officer, director, trustee, employee or representative of Guarantor ever be personally liable for any obligation of Guarantor under this Guaranty.

Any notice or other communication to be given to Landlord or the undersigned hereunder shall be in writing and sent in accordance with the notice provisions of the Lease. Notices to Landlord shall be delivered to Landlord’s address set forth in the Lease. Notices to the undersigned shall be addressed as follows: ___________________________________. If Guarantor’s notice address as set forth above changes, Guarantor agrees to provide written notice to Landlord of such change in address. If Guarantor’s notice address is not filled in at the above blank, or if the Guarantor’s notice address is a post office box address, then, for all purposes under this Guaranty, Landlord may send all notices under this Guaranty to Guarantor, c/o Tenant, at the same notice address Landlord uses for the Tenant under the Lease, and any notice delivered in accordance with the foregoing shall be deemed to have been properly delivered to Guarantor,

The undersigned Guarantor hereby agrees that in any action seeking to enforce this Guaranty or otherwise arising hereunder, service of process may be made upon the undersigned Guarantor in the Commonwealth of Massachusetts by delivery of process to the Guarantor’s address listed above, and the undersigned Guarantor hereby consents to such manner of service of process and to the jurisdiction of any State or Federal court located in the Commonwealth of Massachusetts.

EXHIBIT 12, PAGE 3

[Form of UK Notary Block to be Provided]

EXHIBIT 12, PAGE 4

EXHIBIT C

SUBTENANT’S HAZARDOUS MATERIALS

Chemical	Manufacturer	Quantities
2-Mercaptoethanol	Fisher	100g
2-Mercaptoethanol	Sigma	25mL
2-Propanol	Sigma	500mL
2-Propanol	Fisher	4Lx4
5-bromo-2’-deoxyuridine	RPI	5g

Acetic acid	Sigma	500mL x 2
Acetone	Fisher	1L
Acetonitrile	Alfa Aesar	1Lx4
Acetonitrile	Fisher	4L
Acetonitrile	Fisher	4L
ACK lysing buffer	Life Technologies	100mL x2
AccuGENE 1M Tris-HCI, pH 8.0	Lonza	1Lx3
Agarose	Fisher	100g x 2
Ammonium chloride	Sigma	I K
Ammonium sulfate	Sigma	500 g

Bacto Peptone	BD	500g
Bacto Tryptose phosphate broth	BD	500g
Bleach	Chlorox	3.57Lx3
Bleach	Chlorox	3.57L x2
Bleach	Chlorox	3.57L
BOLT	Life Technologies	500mL
Bond Breaker TCEP solution	Thermo Fisher	5mL
Bovine Serum Albumin (BSA) Low Endotoxin Powder	Fisher	100g
Butyric acid	Sigma	5m L

Calcium chloride	Sigma	500 g x2
CAPS	Sigma	250g
Cell Disocciation Buffer	Life Tech	100mL x 4
Citric acid monohydrate	Sigma	500g
CloneMatrix	Molecular Devices	40mLx 10
Coomassie Protein Assay Reagent	Thermo Fisher	500mL

D-(+)-glucose	Sigma	1kg
Difco Select Phytone, UF	BD	500g
Difco TC Yeastolate, UF	BD	500g
Dimethyl sulfoxide	Corning	250mL
Dimethyl sulfoxide	Acros Organics	500mL

Dimethyl sulfoxide	Sigma	5x5mL x2
Dimethyl sulfoxide	Sigma	1Lx12
Dimethyl sulfoxide	Sigma	250mL
Dimethyl sulfoxide	Sigma	100mL x2
Dimethyl sulfoxide, Chromasolv Plus	Sigma	2L
Dimethyl sulfoxide, Hybri-max	Sigma	5x10mLx2
DL-Dithiothreitol	Sigma	10g

EDTA, 0.5M UltraPure	Life Technologies	100mLx6
Ethanol 70%, Reagent	Fisher	1 gal x 4
Ethanol, absolute proof	Fisher	500mL x 6
Ethanol	Sigma	1Lx5
Ethylenediamine tetraacetic acid	Fisher	100mL
Ethylenediamine tetraacetic acid	Invitrogen	100mL
Ethylenediaminetetraacetic acid	Sigma	1Kg
Ethylenediaminetetraacetic acid	Sigma	500g x2

0.1% FA in Acetonitrile	Fisher	2.5Lx4
0.1% FA in Water	Fisher	2.5Lx4
Formic acid	Thermo Fisher	1mLx 10

Glucose CRS	European Pharmacopoeia Reference Standard	100mg
Glycerol 99.5%	Acros Organics	500mL
Glycerol	Sigma	100mL
Glycine	Sigma	1 kg
Glycine hydrochloride	Sigma	500g
Guanidine hydrochloride	Sigma	1kg x 2

HBSS	Life Technologies	500mL
HEPES	Sigma	500g
Hydrochloric acid	Mallinckrodt	500 mL
Hydrochloric acid	Sigma	500ml
Hydrochloric acid standard solution	Aldrich	500mL
Hydrogen peroxide solution	CVS	32 oz
Hydrogen peroxide solution	Sigma	1L

Imidazole	Sigma	500g
Imperial Protein Stain	Thermo Scientific	1L

Kanamycin sulfate	Corning	5g x 2

L-Arginine	Sigma	500 g
LB Broth (Miller)	Sigma	250g
L-Glutamic acid	Sigma	1kg
L-Histidine	Sigma	1kg + 100g
Lithium acetate dihydrate	Sigma	100g

MabSelect SURE LX	GE Healthcare	200mL
Magnesium chloride	Sigma	1kg
MES	Sigma	250g
Methanol	Fisher	4Lx2
Methanol	Sigma	1L
Mineral oil, pure	Acros Organics	1 L
MOPS	Sigma	250g

Nickel(ll) chloride hexahydrate	Sigma	1kg
Non-fat dry milk	LabScientific	500g

PBS 1x	Life Technologies	500mLx 10
Pierce Trypsin Protease	Thermo Scientific	5x1Oug x2
Poly(ethylamine glycol)	Sigma	250g
Polyethylenimine, Linear	Polysciences	2g
Polyethylenimine “Max”	Polysciences	2g
Potassium chloride	Sigma	500g
Potassium hydroxide	Sigma	250g
Potassium phosphate dibasic anhydrous	Fisher	500g
Potassium phosphate monobasic	Sigma	500g
Protein A-Agarose	BioVision	25mL

SDS micropellets	Fisher	500g
SOC medium	Invitrogen	10mLx4
SOC outgrowth medium	New England BioLabs	25mL
Simply Blue SafeStain	Invitrogen	1L
Sodium acetate	Sigma	250g
Sodium azide, 0.5%	Ricca	500mL
Sodium bicarbonate	Sigma	500 g
Sodium butyrate	Sigma	1g
Sodium chloride	Sigma	2.5kg
Sodium chloride	Sigma	1 kg
Sodium citrate tribasic dihydrate	Sigma	500g
Sodium dodecyl sulfate	Sigma	250 g
Sodium hydroxide	Sigma	1kg
Sodium phosphate dibasic heptahydrate	Sigma	500 g

Sodium phosphate monobasic monohydrate	Sigma	250g
Sodium propionate	Sigma	100g x4
Sucrose	Sigma	1kg
Sulfuric Acid	Aldrich	500mL
Sulfuric Acid	Ricca	1L
Sulfuric Acid	Sigma	500g

TAE buffer, 50x	Life Technologies	1L
TMB Stop Solution	KPL	1L
Triethylammonium bicarbonate buffer	Sigma	500mL
Tris 2-Amino-2-(hydroxymethyl)-1,3-propanediol	Roche	1kg
Tris Acetate SDS Running Buffer	Life Technologies	500mL
Triton X-100	Sigma	100mL
Trizma hydrochloride	Sigma	500g
Trypan Blue Solution	Corning	100mL
Tryptose phosphate broth	Sigma	100mL x2
TBS Tween-20 buffer, 20x	Thermo Fisher	500mL x 2
Tween-20	Fisher	500mL
Tween-20	Sigma	100mLx2

UREA	Sigma	1kg

Valproic acid sodium salt	Sigma	25g
Valproic acid sodium salt	Sigma	100g